--------------------------------------------------------------------------------


                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.,
                                  AS DEPOSITOR,

                                       AND

                           FIRST UNION NATIONAL BANK,
                               AS MASTER SERVICER,

                                       AND

                             LENNAR PARTNERS, INC.,
                              AS SPECIAL SERVICER,

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   AS TRUSTEE,

                                       AND

                               ABN AMRO BANK N.V.,

                                 AS FISCAL AGENT

                         POOLING AND SERVICING AGREEMENT

                             DATED AS OF MAY 1, 1999


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999 PH-1


--------------------------------------------------------------------------------

                                                        TABLE OF CONTENTS

                                                                                                                PAGE

ARTICLE I.        DEFINITIONS.....................................................................................4
     Section 1.1.    Definitions..................................................................................4
     Section 1.2.    Certain Calculations in Respect of the Mortgage Pool........................................45
     Section 1.3.    Interpretation..............................................................................46

ARTICLE II.       DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES.................................................46
     Section 2.1.    Conveyance of Mortgage Loans................................................................46
     Section 2.2.    Acceptance by Trustee.......................................................................49
     Section 2.3.    Sellers'Repurchase of Mortgage Loans for Document Defects and Breaches of Representations
                        and Warranties...........................................................................50
     Section 2.4.    Representations and Warranties..............................................................51
     Section 2.5.    Conveyance of Interests.....................................................................52

ARTICLE III.      THE CERTIFICATES...............................................................................52
     Section 3.1.    The Certificates............................................................................52
     Section 3.2.    Registration................................................................................53
     Section 3.3.    Transfer and Exchange of Certificates.......................................................53
     Section 3.4.    Mutilated, Destroyed, Lost or Stolen Certificates...........................................60
     Section 3.5.    Persons Deemed Owners.......................................................................60
     Section 3.6.    Book-Entry Certificates.....................................................................60
     Section 3.7.    Notices to Clearing Agency..................................................................61
     Section 3.8.    Definitive Certificates.....................................................................61

ARTICLE IV.       ADVANCES.......................................................................................62
     Section 4.1.    P&I Advances by Master Servicer.............................................................62
     Section 4.2.    Servicing Advances..........................................................................63
     Section 4.3.    Advances by Trustee and Fiscal Agent........................................................64
     Section 4.4.    Evidence of Nonrecoverability...............................................................64
     Section 4.5.    Advance Interest............................................................................65
     Section 4.6.    Merger or Consolidation of Fiscal Agent....................................................102
     Section 4.7.    Limitation on Liability of the Fiscal Agent and Others.....................................102
     Section 4.8.    Indemnification of Fiscal Agent............................................................103

ARTICLE V.        COLLECTION ACCOUNT; DISTRIBUTION ACCOUNT; CERTAIN TRUSTEE REPORTS..............................65
     Section 5.1.    Collection Account..........................................................................65
     Section 5.2.    Application of Funds in the Collection Account..............................................68
     Section 5.3.    Distribution Account; Excess Interest Distribution Account; Interest Reserve Account........70
     Section 5.4.    Trustee Reports; Access to Information......................................................72
     Section 5.5.    Trustee Tax Reports.........................................................................76

ARTICLE VI.       DISTRIBUTIONS..................................................................................76
     Section 6.1.    Distributions Generally.....................................................................76
     Section 6.2.    REMIC I.....................................................................................77
     Section 6.3.    REMIC II....................................................................................78


     Section 6.4.    REMIC III...................................................................................82
     Section 6.5.    Allocation of Realized Losses and Expense Losses............................................87
     Section 6.6.    Appraisal Reductions........................................................................87
     Section 6.7.    Compliance with Withholding Requirements....................................................88

ARTICLE VII.      CONCERNING THE TRUSTEE AND THE FISCAL AGENT....................................................88
     Section 7.1.    Duties of Trustee and the Fiscal Agent......................................................88
     Section 7.2.    Certain Matters Affecting the Trustee and the Fiscal Agent..................................90
     Section 7.3.    Trustee and the Fiscal Agent Not Liable for Certificates or Interests or Mortgage Loans.....91
     Section 7.4.    Trustee and Fiscal Agent May Own Certificates...............................................92
     Section 7.5.    Eligibility Requirements for Trustee and Fiscal Agent.......................................92
     Section 7.6.    Resignation and Removal of Trustee and Fiscal Agent.........................................92
     Section 7.7.    Successor Trustee or Fiscal Agent...........................................................94
     Section 7.8.    Merger or Consolidation of Trustee .........................................................94
     Section 7.9.    Appointment of Co-Trustee, Separate Trustee or  Custodian...................................95
     Section 7.10.   Authenticating Agents.......................................................................96
     Section 7.11.   Indemnification.............................................................................97
     Section 7.12.   Fees and Expenses of Trustee and Fiscal Agent...............................................98
     Section 7.13.   Collection of Moneys........................................................................98
     Section 7.14.   Notification to Holders.................................................................... 99
     Section 7.15.   Representations and Warranties of Trustee and Fiscal Agent................................. 99
     Section 7.16.   Fiscal Agent Termination Event.............................................................101
     Section 7.17.   Procedure Upon Termination Event..................................ERROR! BOOKMARK NOT DEFINED.
     Section 7.18.   Impact of Year 2000 Compliance.............................................................103

ARTICLE VIII.     ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................................104
     Section 8.1.    Servicing Standard; General Powers and Duties..............................................104
     Section 8.2.    Collection of Mortgage Loan Payments.......................................................107
     Section 8.3.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts and Reserve
                        Accounts................................................................................107
     Section 8.4.    Sub-Servicing Agreements...................................................................109
     Section 8.5.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage..............111
     Section 8.6.    Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing...........113
     Section 8.7.    Realization Upon Defaulted Mortgage Loans..................................................115
     Section 8.8.    Trustee to Cooperate; Release of Mortgage Files............................................118
     Section 8.9.    Documents, Records and Funds in Possession of Master Servicer or Special Servicer to be Held
                        for Trustee for the Benefit of Certificateholders.......................................119
     Section 8.10.   Servicing Compensation.....................................................................119
     Section 8.11.   Master Servicer Reports; Account Statements................................................122
     Section 8.12.   Annual Statement as to Compliance..........................................................122
     Section 8.13.   Annual Independent Public Accountants'Servicing Report.....................................122
     Section 8.14.   Certain Reports Regarding the Mortgage Loans and the Mortgaged Properties..................123
     Section 8.15.   Certain Available Information and Related Rights of the Master Servicer and the Special
                        Servicer................................................................................126



     Section 8.16.   Rule 144A Information......................................................................128
     Section 8.17.   Inspections; Collection of Financial Statements............................................128
     Section 8.18.   Modifications, Waivers, Amendments, Extensions and Consents................................129
     Section 8.19.   Title to REO Property......................................................................133
     Section 8.20.   Management of REO Property.................................................................135
     Section 8.21.   Additional Obligations of the Master Servicer..............................................137
     Section 8.22.   Representations, Warranties and Covenants of the Master Servicer and the Special Servicer..138
     Section 8.23.   Merger or Consolidation....................................................................141
     Section 8.24.   Resignation of Master Servicer or Special Servicer.........................................142
     Section 8.25.   Assignment or Delegation of Duties by Master Servicer or the Special Servicer..............142
     Section 8.26.   Limitation on Liability of Master Servicer, Special Servicer and Others....................143
     Section 8.27.   Indemnification; Third-Party Claims........................................................143
     Section 8.28.   Tax Reporting..............................................................................145
     Section 8.29.   Certain Special Servicer Reports...........................................................145
     Section 8.30.   Qualification to Service...................................................................147
     Section 8.31.   Sale of Defaulted Mortgage Loans and REO Properties........................................147
     Section 8.32.   Operating Adviser; Elections...............................................................149
     Section 8.33.   Duties of Operating Adviser................................................................150
     Section 8.34.   Exchange Act Reporting.....................................................................151

ARTICLE IX.       DEFAULT.......................................................................................151
     Section 9.1.    Events of Default..........................................................................151
     Section 9.2.    Trustee to Act; Appointment of Successor...................................................154
     Section 9.3.    Notification to Certificateholders.........................................................155
     Section 9.4.    Waiver of Events of Default................................................................155

ARTICLE X.        PURCHASE AND TERMINATION OF THE TRUST.........................................................156
     Section 10.1.   Termination of Trust.......................................................................156
     Section 10.2.   Procedure Upon Termination of Trust........................................................158
     Section 10.3.   Additional Trust Termination Requirements..................................................158

ARTICLE XI.       RIGHTS OF CERTIFICATEHOLDERS..................................................................159
     Section 11.1.   Limitation on Rights of Holders............................................................159
     Section 11.2.   Access to List of Holders..................................................................160
     Section 11.3.   Acts of Holders of Certificates............................................................161

ARTICLE XII.      REMIC ADMINISTRATION..........................................................................161
     Section 12.1.   REMIC Administration.......................................................................161
     Section 12.2.   Prohibited Transactions and Activities.....................................................166
     Section 12.3.   Liability with Respect to Certain Taxes and Loss of REMIC Status...........................167
     Section 12.4.   Modifications of Mortgage Loans............................................................167

ARTICLE XIII.     MISCELLANEOUS PROVISIONS......................................................................167
     Section 13.1.   Binding Nature of Agreement................................................................167
     Section 13.2.   Entire Agreement...........................................................................167
     Section 13.3.   Amendment..................................................................................168

     Section 13.4.   GOVERNING LAW..............................................................................169
     Section 13.5.   Notices....................................................................................169
     Section 13.6.   Severability of Provisions.................................................................169
     Section 13.7.   Indulgences; No Waivers....................................................................169
     Section 13.8.   Headings Not to Affect Interpretation......................................................169
     Section 13.9.   Benefits of Agreement......................................................................169
     Section 13.10.  Special Notices to the Rating Agencies.....................................................170
     Section 13.11.  Counterparts...............................................................................171
     Section 13.12.  Intention of Parties.......................................................................172
     Section 13.13.  Recordation of Agreement...................................................................173



                                                              EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate.................................................................A-1
Exhibit A-2       Form of Class A-2 Certificate.................................................................A-2
Exhibit A-3       Form of Class B Certificate...................................................................A-3
Exhibit A-4       Form of Class C Certificate...................................................................A-4
Exhibit A-5       Form of Class D Certificate...................................................................A-5
Exhibit A-6       Form of Class E Certificate...................................................................A-6
Exhibit A-7       Form of Class F Certificate...................................................................A-7
Exhibit A-8       Form of Class G Certificate...................................................................A-8
Exhibit A-9       Form of Class H Certificate...................................................................A-9
Exhibit A-10      Form of Class J Certificate..................................................................A-10
Exhibit A-11      Form of Class K Certificate..................................................................A-11
Exhibit A-12      Form of Class L Certificate..................................................................A-12
Exhibit A-13      Form of Class M Certificate..................................................................A-13
Exhibit A-14      Form of Class N Certificate..................................................................A-14
Exhibit A-15      [reserved]...................................................................................A-15
Exhibit A-16      Form of Class R-I Certificate................................................................A-13
Exhibit A-17      Form of Class R-II Certificate...............................................................A-14
Exhibit A-18      Form of Class R-III Certificate..............................................................A-15
Exhibit A-19      Form of Class X Certificate..................................................................A-16
Exhibit B-1       Form of Initial Certification of Trustee......................................................B-1
Exhibit B-2       Form of Final Certification of Trustee........................................................B-2
Exhibit C         Form of Request for Release...................................................................C-1
Exhibit D-1       Form of Transferor Certificate for Transfers of Definitive Privately
                  Offered Certificates........................................................................D-1-1
Exhibit D-2A      Form I of Transferee Certificate for Transfers of Definitive Privately Offered
                  Certificates...............................................................................D-2A-1
Exhibit D-2B      Form II of Transferee Certificate for Transfers of Definitive Privately Offered
                  Certificates...............................................................................D-2B-1
Exhibit D-3A      Form I of Transferee Certificate for Transfers of Interests in Book-Entry
                  Privately Offered Certificates.............................................................D-3A-1
Exhibit D-3B      Form II of Transferee Certificate for Transfers of Interests in Book-Entry
                  Privately Offered Certificates.............................................................D-3B-1
Exhibit E         Form of Transferor Certificate for Transfers of REMIC Residual Certificate....................E-1
Exhibit F         Form of Transfer Affidavit and Agreement for Transfers of REMIC Residual
                  Certificates..................................................................................F-1
Exhibit G         Form of Monthly Certificateholder Report......................................................G-1
Exhibit H-1       Comparative Financial Status Report...........................................................H-1
Exhibit H-2       Delinquent Loan Status Report.................................................................H-2
Exhibit H-3       Historical Loan Modification Report...........................................................H-3
Exhibit H-4       Historical Loss Estimate Report...............................................................H-4
Exhibit H-5       REO Status Report.............................................................................H-5
Exhibit H-6       Watch List ...................................................................................H-6
Exhibit H-7       Operating Statement Analysis..................................................................H-7
Exhibit H-8       NOI Adjustment Worksheet .....................................................................H-8
Exhibit H-9       CSSA Reports .................................................................................H-9
Exhibit H-10      CSSA Reports ................................................................................H-10
Exhibit H-11      CSSA Reports ................................................................................H-11

Exhibit I         Mortgage Loan Report..........................................................................I-1
                                                             SCHEDULES

Schedule I        HFCF Loan Schedule..............................................................................I
Schedule II       PMCF Loan Schedule.............................................................................II
Schedule III      Interest Reserve Loans........................................................................III
Schedule IV       Letter of Credit Loans.........................................................................IV

                  THIS POOLING AND SERVICING AGREEMENT is dated and effective as of May 1, 1999 (this "AGREEMENT") among HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP., as depositor (the "DEPOSITOR"), FIRST UNION NATIONAL BANK, as master servicer (the "MASTER SERVICER"), LENNAR PARTNERS, INC., as special servicer (the "SPECIAL SERVICER"), LASALLE BANK NATIONAL ASSOCIATION, as trustee (the "TRUSTEE") of the trust created hereby (the "TRUST") and ABN AMRO BANK N.V., as fiscal agent (only in its capacity as a party required to make Advances pursuant to Article IV hereof) (the "FISCAL AGENT").

                              PRELIMINARY STATEMENT

                  On the Closing Date, the Depositor will acquire certain Mortgage Loans from Heller Financial Capital Funding, Inc., as seller ("HFCF" and, in such capacity, the "SELLER"), and the remaining Mortgage Loans from Prudential Mortgage Capital Funding, LLC ("PMCF" and, in such capacity, also a "SELLER"), and, as of such date, the Depositor will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust. On the Closing Date, the Depositor hereby creates the Trust and appoints the Trustee to serve as trustee of the Trust. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust of the Mortgage Loans (excluding the right to Excess Interest in respect of the Anticipated Repayment Date Loans) and the other property constituting the Trust described in the definition of "REMIC I"; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; and (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests and the assets comprising the grantor trust to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (a) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (b) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (c) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III, with the Class N Certificates representing both an interest in REMIC III and the entire beneficial ownership of the assets of the grantor trust. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                     REMIC I

                  As provided herein, the Trustee will make the election described in Section 12.1 hereof for the segregated pool of assets consisting of the Mortgage Loans (excluding the right to Excess Interest in respect of the Anticipated Repayment Date Loans) and certain related assets to be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC" and, such particular segregated pool of assets, "REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

                  A separate uncertificated REMIC I Regular Interest will be issued with respect to each Mortgage Loan. Each REMIC I Regular Interest will represent the right to receive principal corresponding to the initial Stated Principal Balance of a related Mortgage Loan and interest thereon at a remittance rate (the "REMIC I REMITTANCE RATE") equal to the Net Mortgage Rate of the related Mortgage Loan in effect. For purposes of Treasury regulation
Section 1.860G-1 (a)(4)(iii), the "latest possible maturity date" for each REMIC I Regular Interest shall be the Rated Final Distribution Date. The Class R-I Certificates will represent the sole class of residual interests in REMIC I for purposes of the REMIC Provisions and will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the Available Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC I Regular Interests.

                                    REMIC II

                  As provided herein, the Trustee will make the election described in Section 12.1 hereof for the segregated pool of assets consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC II"). The REMIC II Regular Interests will be designated as representing the "regular interests" in REMIC II and the Class R-II Certificates will be designated as representing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  Fourteen separate uncertificated REMIC II Regular Interests will be issued and are designated as the "regular interests" in REMIC II. The following table irrevocably sets forth the designation, initial remittance rate (the "REMIC II REMITTANCE RATE") and initial Uncertificated Principal Balance for each REMIC II Regular Interest. For purposes of Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each REMIC II Regular Interest shall be the Rated Final Distribution Date. The Class R-II Certificates will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the REMIC II Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC II Regular Interests.

                                                     REMIC II REGULAR INTERESTS

---------------------------------------------------------------------------------------------------------------
                                              INITIAL REMIC II                    INITIAL UNCERTIFICATED
          DESIGNATION                          REMITTANCE RATE                       PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------------------
              A-1                                7.272%                                 $204,000,000
---------------------------------------------------------------------------------------------------------------
              A-2                                7.272%                                 $535,631,000
---------------------------------------------------------------------------------------------------------------
               B                                 7.272%                                  $22,719,000
---------------------------------------------------------------------------------------------------------------
               C                                 7.272%                                  $20,195,000
---------------------------------------------------------------------------------------------------------------
               D                                 7.272%                                  $53,011,000
---------------------------------------------------------------------------------------------------------------
               E                                 7.272%                                  $12,622,000
---------------------------------------------------------------------------------------------------------------
               F                                 7.272%                                  $37,865,000
---------------------------------------------------------------------------------------------------------------
               G                                 7.272%                                  $17,670,000
---------------------------------------------------------------------------------------------------------------
               H                                 7.272%                                  $35,341,000
---------------------------------------------------------------------------------------------------------------
               J                                 7.272%                                  $20,195,000
---------------------------------------------------------------------------------------------------------------
               K                                 7.272%                                   $7,573,000
---------------------------------------------------------------------------------------------------------------
               L                                 7.272%                                  $15,146,000
---------------------------------------------------------------------------------------------------------------
               M                                 7.272%                                   $7,573,000
---------------------------------------------------------------------------------------------------------------
               N                                 7.272%                                  $20,195,304
---------------------------------------------------------------------------------------------------------------


                                    REMIC III

                  As provided herein, the Trustee will make the election described in Section 12.1 for the segregated pool of assets hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC III"). The REMIC III Regular Certificates (and, in the case of the Class N Certificates, the Class N REMIC Interest represented by the Class N Certificates) will be designated as representing the "regular interests" in REMIC III and the Class R-III Certificates will be designated as representing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                  Sixteen separate Classes of REMIC III Regular Certificates will be issued, which will represent in the aggregate thirty separate "regular interests" in REMIC III. The following table irrevocably sets forth the designation, the pass-through rate (the "PASS-THROUGH RATE") and the initial aggregate principal balance (the "CLASS PRINCIPAL BALANCE") for each Class of REMIC III Regular Certificates. For purposes of Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each Class of REMIC III Regular Certificates shall be the Rated Final Distribution Date. The Class R-III Certificates will have no principal balances and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the REMIC III Distribution Amount for such Distribution Date not otherwise deemed distributed on the REMIC III Regular Certificates.

                                                   REMIC III REGULAR CERTIFICATES

---------------------------------------------------------------------------------------------------------------
                                                       INITIAL                            INITIAL CLASS
              DESIGNATION                        PASS-THROUGH RATE(1)                   PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------------------
            Class A-1                              6.50% per annum                          $204,000,000
---------------------------------------------------------------------------------------------------------------
            Class A-2                              6.847% per annum                         $535,631,000
---------------------------------------------------------------------------------------------------------------
            Class X(2)                             0.474% per annum                       $1,009,736,304
---------------------------------------------------------------------------------------------------------------
            Class B                                6.982% per annum                          $22,719,000
---------------------------------------------------------------------------------------------------------------
            Class C                                7.082% per annum                          $20,195,000
---------------------------------------------------------------------------------------------------------------
            Class D                                7.246% per annum                          $53,011,000
---------------------------------------------------------------------------------------------------------------
            Class E                                7.272% per annum                          $12,622,000
---------------------------------------------------------------------------------------------------------------
            Class F                                7.272% per annum                          $37,865,000
---------------------------------------------------------------------------------------------------------------
            Class G                                7.272% per annum                          $17,670,000
---------------------------------------------------------------------------------------------------------------
            Class H                                6.500% per annum                          $35,341,000
---------------------------------------------------------------------------------------------------------------
            Class J                                6.500% per annum                          $20,195,000
---------------------------------------------------------------------------------------------------------------
            Class K                                6.500% per annum                           $7,573,000
---------------------------------------------------------------------------------------------------------------
            Class L                                6.500% per annum                          $15,146,000
---------------------------------------------------------------------------------------------------------------
            Class M                                6.500% per annum                           $7,573,000
---------------------------------------------------------------------------------------------------------------
            Class N                                6.500% per annum                      $20,195,304,000
---------------------------------------------------------------------------------------------------------------

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.1. DEFINITIONS. Whenever used in this Agreement, including without limitation in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent and is a member of the American Institute of Certified Public Accountants.

                  "ACCRUED CERTIFICATE INTEREST" means with respect to any Class of REMIC III Regular Certificates (other than the Class X Certificates) for any Distribution Date, the product of the Certificate Principal Balance of such Class as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) and one-twelfth of the applicable Pass-Through Rate; and with respect to the Class X Certificates, the Class X Accrued Certificate Interest. The Accrued


------------------------

1 The Pass-Through Rates for the Class A-1, Class A-2, Class H, Class J, Class K, Class L, Class M and Class N Certificates for each Distribution Date shall be equal to the Fixed Rates per annum set forth in the table; provided, in each case, that the Pass-Through Rate will not exceed the weighted average of the REMIC II Remittance Rates for such Distribution Date. The Pass-Through Rates for the Class B, Class C and Class D Certificates for each Distribution Date shall be equal to the Class B Certificate Rate, the Class C Certificate Rate and the Class D Certificate Rate, respectively. The Pass-Through Rates for the Class E, Class F and Class G Certificates for each Distribution Date shall be equal to the REMIC II Remittance Rate.

2 The Class X Certificates will not have a Principal Amount. Interest will accrue on the notional amount thereof, at a rate equal to the weighted average of the REMIC II Remittance Rates minus the weighted average of the Pass-Through Rates of the classes of certificates that have Principal Amounts.

Certificate Interest in respect of each Class of REMIC III Regular Certificates for each Distribution Date shall accrue on the basis of a 360-day year consisting of twelve 30-day months.


                  "ACT" shall have the meaning set forth in Section 11.3.

                  "ADDITIONAL MASTER SERVICING COMPENSATION" has the meaning set forth in Section 8.10(a).

                  "ADDITIONAL SPECIAL SERVICING COMPENSATION" has the meaning set forth in Section 8.10(b).

                  "ADDITIONAL TRUST EXPENSE" means any of the following items:
(a) Special Servicing Fees, Liquidation Fees and Workout Fees; (b) Advance Interest not paid out of Penalty Charges (such amount to be determined only upon the final resolution or liquidation of the related Mortgage Loan), (c) amounts paid by the Trust to indemnify the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any other Person pursuant to the terms of this Agreement; (d) the items described in clause (xiii) of Section 5.2(b); (e) to the extent not covered by indemnification by one of the parties hereto or paid by a source other than the Trust, any federal, state or local taxes imposed on the Trust or any of its assets or transactions; and (f) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense of the Trust which the Trust has not recovered, and in the judgment of the Master Servicer (or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer) will not recover, from the related Mortgagor or Mortgaged Property or otherwise.

                  "ADVANCE" means either a P&I Advance or a Servicing Advance.

                  "ADVANCE INTEREST" means interest payable pursuant to Section
4.5 to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent on outstanding Advances made by any such Person out of its own funds.

                  "ADVANCE RATE" means a per annum rate equal to LIBOR plus
1.25%.

                  "ADVERSE REMIC EVENT" shall have the meaning set forth in
Section 12.1(j).

                  "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGREEMENT" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

                  "ANTICIPATED REPAYMENT DATE" means as to any Mortgage Loan the date prior to the stated maturity thereof that the Mortgage Rate and the rate of principal amortization increases.

                  "ANTICIPATED REPAYMENT DATE LOAN" means any Mortgage Loan that provides for a Balloon Payment on a stated date prior to its Stated Maturity Date, and provides for an increased

Mortgage Rate and/or rate of principal amortization following such date if the Mortgage Loan remains outstanding.

                  "APPRAISAL" means an appraisal by a Qualified Appraiser that is prepared in accordance with 12 C.F.R. 225.64.

                  "APPRAISAL EVENT" means, with respect to any Mortgage Loan (including without limitation an REO Mortgage Loan), not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan if such delinquency remains uncured, (ii) the date 60 days after receipt of notice that a bankruptcy petition has been filed in respect of the Mortgagor or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect,
(iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months from the initial maturity date, and (iv) the date 30 days following the date the related Mortgaged Property becomes an REO Property.

                  "APPRAISAL REDUCTION" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.6, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the report in respect of the most recent such Appraisal or internal valuation, as the case may be, is completed, equal to the excess, if any, of (a) the sum of
(i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such Mortgage Loan, and
(iv) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such items), over (b) 90% of the Appraised Value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the undrawn balance of any letter of credit held as security for such Mortgage Loan. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (A) the amount calculated above and (B) 25% of the Stated Principal Balance of the Mortgage Loan. Furthermore, if an appraisal is not obtained from an MAI appraiser or an internal valuation is not performed following the earliest of the dates described in clauses (i)-(iv) in the definition of "Appraisal Event", then until such an appraisal is obtained the Appraisal Reduction will equal 25% of the Stated Principal Balance of the Mortgage Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of. An appraisal or internal valuation for any Required Appraisal Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually, with corresponding adjustments to the amount of the Appraisal Reduction.

                  "APPRAISED VALUE" means, with respect to any Mortgaged Property or REO Property, the appraised value thereof determined by an Appraisal of such property or, in the case of an internal valuation performed pursuant to
Section 6.6, the value of such property determined by such internal valuation.

                  "ASSET STATUS REPORT" has the meaning set forth in Section 8.29(c).

                  "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

                  "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

                  "ASSUMED MONTHLY PAYMENT" means, (a) with respect to any Balloon Mortgage Loan (other than a Balloon Mortgage Loan that has become an REO Mortgage Loan) for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related delinquent Balloon Payment) is otherwise due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for such Due Date equal to the Monthly Payment (other than any related delinquent Balloon Payment) that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due in respect of the subject Mortgage Loan for the last Due Date prior to its becoming an REO Mortgage Loan.

                  "AUTHENTICATING AGENT" means any authenticating agent appointed by the Trustee pursuant to Section 7.10.

                  "AUTHORIZED OFFICER" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

                  "AVAILABLE DISTRIBUTION AMOUNT" means (x) with respect to REMIC I and any Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date (including any deposits or withdrawals pursuant to Section 5.3.2 ) that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period (exclusive of any such amounts that were deposited in the Distribution Account in error, that are payable to the Trustee in respect of unpaid Trustee Fees, that are Excess Interest or that constitute Yield Maintenance Charges or Prepayment Premiums) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3 and (ii) the aggregate of any Compensating Interest Payments made by the Master Servicer for such Distribution Date pursuant to

Section 8.21(b); (y) with respect to REMIC II and any Distribution Date, all amounts distributed on the REMIC I Regular Interests; and (z) with respect to REMIC III and any Distribution Date, all amounts distributed on the REMIC II Regular Interests.

                  "BALLOON MORTGAGE LOAN" means any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

                  "BALLOON PAYMENT" means, with respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

                  "BANKRUPTCY CODE" means the federal bankruptcy code, as amended from time to time (Title II of the United States Code).

                  "BASE INTEREST FRACTION" means, with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Certificates, a fraction (a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on such Class of Certificates exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (1) the Mortgage Rate on such Mortgage Loan exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction shall equal zero.

                  "BID ALLOCATION": means, with respect to the Master Servicer and each sub-servicer and the proceeds of any bid pursuant to Section 9.5, the amount of such proceeds (net of any expenses incurred in connection with the termination of the servicing rights, obtaining such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for such sub-servicer or the Master Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for all of the sub-servicers and the Master Servicer as of such date of determination.

                  "BOOK-ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.6; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

                  "BREACH" has the meaning set forth in Section 2.3(a).

                  "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or in any of the principal cities in which the Trustee, the Master Servicer or the Special Servicer conducts trust or servicing operations with respect to this Agreement, or (iii) a day on which banking institutions or savings associations in New York, New York or in any of the principal cities in which the Trustee, the Master Servicer or the Special Servicer conducts trust or servicing operations with respect to this Agreement, are authorized or obligated by law or executive order to be closed. As used in the meaning of "LIBOR," Business Day means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  "CASH LIQUIDATION" means, as to any defaulted Mortgage Loan other than an REO Mortgage Loan, the receipt of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries in connection with a Final Recovery Determination.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.).

                  "CERTIFICATES" means the Depositor's Series 1999 PH-1 Commercial Mortgage Pass-Through Certificates issued hereunder.

                  "CERTIFICATE FACTOR" means, with respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-related Class Principal Balance or Class X Notional Amount, as the case may be, and the denominator of which is the related initial Class Principal Balance or initial Class X Notional Amount, as the case may be, as of the Closing Date.

                  "CERTIFICATE NOTIONAL AMOUNT" means, with respect to any Class X Certificate as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount. For purposes of the REMIC Provisions, the Class X Notional Amount may be described as the sum of the Component Notional Amounts of the Component Interests at such time.

                  "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency directly or as an indirect participant, in accordance with the rules of the Clearing Agency.

                  "CERTIFICATE PRINCIPAL BALANCE" means, with respect to any Principal Balance Certificate, as of any date of determination, the then-outstanding principal amount of such Certificate equal to the product of
(a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

                  "CERTIFICATE REGISTER" has the meaning provided in Section
3.2.

                  "CERTIFICATE REGISTRAR" means the registrar appointed pursuant to Section 3.2.

                  "CERTIFICATEHOLDER" has the same meaning as "Holder."

                  "CLASS" means, collectively, all of the Certificates bearing the same alphabetical or alphanumerical class designation.

                  "CLASS A-1 CERTIFICATES," "CLASS A-2 CERTIFICATES," "CLASS X CERTIFICATES," "CLASS B CERTIFICATES," "CLASS C CERTIFICATES," "CLASS D CERTIFICATES," "CLASS E CERTIFICATES," "CLASS F CERTIFICATES," "CLASS G CERTIFICATES," "CLASS H CERTIFICATES," "CLASS J CERTIFICATES," "CLASS K CERTIFICATES," "CLASS L CERTIFICATES," "CLASS M CERTIFICATES," "CLASS N CERTIFICATES," "CLASS R-I CERTIFICATES," "CLASS R-II CERTIFICATES," and "CLASS R-III CERTIFICATES" mean the Certificates designated as "Class A-1," "Class A-2," "Class X," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class R-I," "Class R-

II," and "Class R-III," respectively, on the faces thereof, in substantially the forms attached hereto as Exhibits A-1 through A-19 hereof.

                  "CLASS A CERTIFICATES" means the Class A-1 Certificates and Class A-2 Certificates, collectively.

                  "CLASS B CERTIFICATE RATE" means, with respect to any Distribution Date, one-twelfth of (x) the REMIC II Remittance Rate minus (y) 0.29%.

                  "CLASS C CERTIFICATE RATE" means, with respect to any Distribution Date, one-twelfth of (x) the REMIC II Remittance Rate minus (y) 0.19%.

                  "CLASS D CERTIFICATE RATE" means, with respect to any Distribution Date, one-twelfth of (x) the REMIC II Remittance Rate minus (y) 0.026%.

                  "CLASS INTEREST SHORTFALL" means, with respect to any Class of Principal Balance Certificates and any Distribution Date (except the initial Distribution Date, with respect to which the Class Interest Shortfall for each such Class will equal zero), the sum of (a) the excess, if any, of (i) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (ii) all distributions of Distributable Certificate Interest made with respect to such Class of Certificates on the immediately preceding Distribution Date pursuant to Section 6.4, and (b), to the extent permitted by applicable law, interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate on the amount of any such excess described in the immediately preceding clause (a). With respect to any Class of Principal Balance Certificates, the interest referred to in clause (b) of the preceding sentence shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

                  "CLASS N GRANTOR TRUST INTEREST" means that portion of the rights represented by the Class N Certificate that evidences beneficial ownership of the grantor trust assets, as described in Section 12.1(b) hereof.

                  "CLASS N REMIC INTEREST" means that portion of the rights represented by the Class N Certificate that evidences a regular interest in REMIC III, which rights consist of the rights to the distributions described in
Section 6.4 hereof and all other rights of the Holders of the Class N Certificates other than those comprising the Class N Grantor Trust Interest.

                  "CLASS PRINCIPAL BALANCE" means the aggregate principal amount of any Class of Principal Balance Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 6.4 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 6.5.

                  "CLASS X ACCRUED CERTIFICATE INTEREST" means, with respect to any Distribution Date, the product of the Class X Notional Amount as of the close of business on the preceding Distribution Date and one-twelfth of the Class X Certificate Rate. For purposes of the REMIC Provisions, Class X Accrued Certificate Interest, with respect to such Class and any Distribution Date, may be expressed as the sum of the products of the Component Notional Amount of each Component Interest on such Distribution Date and one-twelfth of the Component Interest Rate for such Component Interest. Class X

Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "CLASS X CERTIFICATE RATE" means, with respect to any Distribution Date, the excess of (x) REMIC II Remittance Rate over (y) the weighted average of the Pass-Through Rates of the Principal Balance Certificates (weighted on the basis of their respective Certificate Balances on such Distribution Date).

                  "CLASS X CERTIFICATES" means the Class of Certificates, representing fourteen Classes of "regular interests" in REMIC III within the meaning of the REMIC Provisions, that is entitled on each Distribution Date to receive Accrued Certificate Interest for such Class, and Yield Maintenance Charges and Prepayment Premiums collected during the related period to the extent set forth in Section 6.4(c), and is designated as Class X on the face thereof.

                  "CLASS X NOTIONAL AMOUNT" means the notional principal amount by reference to which the amount of interest payable to the Holders of the Class X Certificates is computed and described, which, as of any date of determination, is equal to the aggregate Class Principal Balances of the Principal Balance Certificates on such date. For purposes of the REMIC Provisions, the Class X Notional Amount may be expressed as the sum of the Component Notional Amounts of all Component Interests of the Class X Certificates as of the date of determination. The Class X Notional Amount does not represent a right to receive distributions in respect of amount of principal from the Trust.

                  "CLEARING AGENCY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

                  "CLOSING DATE" means May 27, 1999.

                  "CODE" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent applicable to the Trust or any REMIC Pool by reason of their proposed effective dates.

                  "COLLECTION ACCOUNT" has the meaning set forth in Section 5.1(a).

                  "COLLECTION PERIOD" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on the day after the Cut-off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

                  "COMPARATIVE FINANCIAL STATUS REPORT": A report substantially containing the content described in Exhibit H-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income or net cash flow, as applicable, and Debt Service Coverage Ratio for each Mortgage Loan on the related Mortgaged Property as of the last day of the calendar month immediately preceding the preparation of such report for each of the following four periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the most recent twelve months, (iii) the previous two full fiscal years, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date); provided, however, that Debt Service Coverage Ratio shall not be calculated for any Mortgaged Property for which twelve months of operating information is not available (including for purposes of clause (i)) prepared in accordance with Section 8.14(j). For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the

Cut-off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Seller, the related Mortgagor or the Special Servicer.

                  "COMPENSATING INTEREST PAYMENTS" means, with respect to any Distribution Date, any payments required to be made by the Master Servicer pursuant to Section 8.21(b) to cover Prepayment Interest Shortfalls.

                  "COMPONENT INTEREST" means any of the fourteen component "regular interests" (within the meaning of the REMIC Provisions) comprising the Class X Certificates, each of which relates to a separate Class of REMIC II Regular Interests and bears interest at the Component Interest Rate for such Class on a notional amount equal to the Uncertificated Principal Balance of the Class of REMIC II Regular Interests related to such Class (its "COMPONENT NOTIONAL AMOUNT"). The Component Interests are designated as Class A-1X, Class A-2X, Class BX, Class CX, Class DX, Class EX, Class FX, Class GX, Class HX, Class JX, Class KX, Class LX , Class MX and Class NX, which interests relate to REMIC II Regular Interests A-1, A-2, B, C, D, E, F, G, H, J, K, L, M and N respectively.

                  "COMPONENT INTEREST RATE" means, with respect to any Component Interest, the per annum rate equal to the excess of the REMIC II Remittance Rate for its related Class of REMIC II Regular Interests over the Pass-Through Rate for the Class of Certificates bearing the same alphabetical designation as such Component Interest's related Class of REMIC II Regular Interests.

                  "COMPONENT NOTIONAL AMOUNT" shall have the meaning set forth in the definition of "Component Interest".

                  "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property or REO Property by or to any governmental or quasi-governmental authority.

                  "CONTROLLING CLASS" means the most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then Class Principal Balance of such Class of Certificates is less than 25% of the initial Class Principal Balance thereof and there is a more senior Class of Principal Balance Certificates then outstanding, the next most subordinate Class of Principal Balance Certificates). For purposes of determining the Controlling Class, the Class A Certificates will be treated as a single Class of Certificates, the Subordinate Certificates will be subordinate to the Class A Certificates, and each Class of Subordinate Certificates will be subordinate to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. As of the Closing Date, the Controlling Class will be the Class N Certificates.

                  "CONTROLLING PERSON" means, with respect to any Person, any other Person that constitutes a "controlling person" within the meaning of
Section 15 of the Securities Act.

                  "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Trustee or the New York Presenting Office (if any). The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60674,
Attention: Asset-Backed Securities Trust Services Group--Heller Financial Commercial Mortgage Asset Corp. Series 1999 PH-1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

                  "CORRECTED MORTGAGE LOAN" means any Mortgage Loan that had been a Specially Serviced Mortgage Loan, has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property) and is not the subject of an existing Servicing Transfer Event.

                  "CPR" means an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

                  "CROSS-COLLATERALIZED MORTGAGE LOANS" means any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

                  "CSSA" means the Commercial Real Estate Secondary Market and Securitization Association.

                  "CSSA REPORTS": With respect to the Mortgage Loans, data files which contain the information substantially in the forms of the CSSA standard reporting package attached as Exhibits H-9, H-10 and H-11, as the same may be modified by the CSSA from time to time.

                  "CURRENT PRINCIPAL DISTRIBUTION AMOUNT" means with respect to the Mortgage Loans for any Distribution Date, an amount equal to the aggregate of:

                  (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans, including without limitation any REO Mortgage Loans, for their respective Due Dates occurring during the related Collection Period; and

                  (b) that portion of all payments (including without limitation Principal Prepayments and Balloon Payments), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Repurchase Proceeds, payments of Substitution Shortfall Amounts, REO Income and other collections that were received on or in respect of the Mortgage Loans (including without limitation any REO Mortgage Loans) or received on or in respect of any related REO Properties, during the related Collection Period and were identified and applied by the Master Servicer in accordance with Section 1.2 as payments or other recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents (i) a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period or (ii) an early payment (other than in the form of a Principal Prepayment) of the principal portion of any Monthly Payment due in respect of any such Mortgage Loan on a Due Date subsequent to the end of the related Collection Period.

                  "CUSTODIAN" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9(h) and who is unaffiliated with the Depositor and each Seller.

                  "CUT-OFF DATE" means May 1, 1999.

                  "CUT-OFF DATE PRINCIPAL BALANCE" means, with respect to any Mortgage Loan included in the Trust Fund as of the Closing Date, the unpaid principal balance of such Mortgage Loan as of the Cut-off Date, reduced by all payments of principal due on or before the Cut-off Date, whether or not paid.

                  "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) for any specified period, the debt service coverage ratio calculated in accordance with Exhibit H-1.

                  "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan that is at least 60 days delinquent in respect of any Monthly Payment (such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note) or as to which the Master Servicer has made a determination that such Mortgage Loan's becoming so delinquent is imminent.

                  "DEFAULT INTEREST" means, with respect to any Mortgage Loan (including without limitation an REO Mortgage Loan), any amounts collected thereon, other than Late Fees, Yield Maintenance Charges and Prepayment Premiums, that represent additional interest in excess of interest on the principal balance of such Mortgage Loan accrued at the related Mortgage Rate.

                  "DEFAULTING PARTY" has the meaning set forth in Section
9.1(b).

                  "DEFINITIVE CERTIFICATES" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

                  "DELETED MORTGAGE LOAN" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans is or are substituted.

                  "DELINQUENT LOAN STATUS REPORT" means a report substantially containing the content described in Exhibit H-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but Specially Serviced Mortgage Loans, or were in foreclosure but were not REO Property prepared in accordance with Section 8.14(j).

                  "DEPOSITOR" means Heller Financial Commercial Mortgage Asset Corp., a Delaware corporation, and its successors in interest.

                  "DEPOSITORY" has the meaning set forth in Section 3.6(a).

                  "DEPOSITORY AGREEMENT" means the Letter of Representations dated May 27, 1999, by and between the Depositor, the Trustee and the Depository.

                  "DETERMINATION DATE" means, with respect to any Distribution Date, the eighth day of the month in which such Distribution Date occurs (or, if such eighth day is not a Business Day, the Business Day immediately preceding such eighth day).

                  "DIRECTLY OPERATE" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property or undertakes any ministerial action incidental thereto.

                  "DISQUALIFIED ORGANIZATION" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

                  "DISTRIBUTABLE CERTIFICATE INTEREST" means, with respect to any Class of REMIC III Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the respective Classes of REMIC III Regular Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

                  "DISTRIBUTION ACCOUNT" has the meaning set forth in Section
5.3.

                  "DISTRIBUTION DATE" means the 15th day of each month or, if any such 15th day is not a Business Day, the next succeeding Business Day, commencing in June, 1999.

                  "DUE DATE" means: (i) with respect to any Mortgage Loan (other than an REO Mortgage Loan) on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) with respect to any Balloon Mortgage Loan (other than an REO Mortgage Loan) after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment (other than, to the extent different, the Balloon Payment) on such Mortgage Loan had been scheduled to be first due; and (iii) with respect to any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan prior to its becoming an REO Mortgage Loan had been scheduled to be first due.

                  "ELIGIBLE ACCOUNT" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated by the Rating Agencies at least "Prime-1" in the case of Moody's and "F-1+" in the case of Fitch (if rated by Fitch, and if not rated by Fitch, then having the indicated rating from Moody's and, in the case of First Union National Bank, at least A-1, and in the case of any other financial institution, at least "A-1+," from Standard & Poor's Ratings Services), if the deposits are to be held in the account for 30 days or less, or
(B) long-term unsecured debt obligations are rated by the Rating Agencies at least Aa2 in the case of Moody's and AA- in the case of Fitch (if rated by Fitch, and if not rated by Fitch, then having the indicated rating from Moody's and, in the case of First Union National Bank, at least "A+," and in the case of any other financial institution, at least "AA+" from Standard & Poor's Ratings Services), if the deposits are to be held in the account more than 30 days or
(ii) a segregated trust account or accounts maintained in the trust department of the Trustee or other financial institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by Rating Agency Confirmation with respect to the use of any such account as the Collection Account or the Distribution Account.

                  "ELIGIBLE INVESTMENTS" means any one or more of the following obligations or securities:

                           (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

                           (ii) demand, time or similar deposits in, certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "F-1+" by Fitch and "Prime-1" by Moody's or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AAA" or its equivalent or, alternatively, so long as the ratings on such obligations are otherwise acceptable to the Rating Agencies;

                           (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause
         (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the Collection Account and which meets the minimum rating requirement for such entity described above;

                           (iv) securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AAA" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the Collection Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Collection Account;

                           (v) commercial paper (including both
         non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "F-1+" by Fitch and "Prime-1" by Moody's;

                           (vi)  Reserved;

                           (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AAA" (or its equivalent rating) by Fitch and "Aaa" by Moody's (if rated by Fitch or, if not rated by Fitch, by Moody's and another nationally recognized statistical rating organization);

                           (viii) any money market funds that maintain a constant asset value and that are rated "Aaa" (or its equivalent rating) by Moody's and "AAAm" or "AAAm-G" by Fitch, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

                           (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee by the Master Servicer at the Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Code
         Section 860G(a)(5);

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Code Section 860G(a)(5); and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Collection Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, (x) units of investment funds (including money market funds) shall be deemed to mature daily, and (y) the "Minimum Maturity-Based Rating" means, in all cases, "AAA" or "Aaa", as applicable.

                  "EMERGENCY ADVANCE" means any Servicing Advance that must be made within five Business Days (or such lesser period as shall be reasonably requested by the Special Servicer) by the Special Servicer or by the Master Servicer on behalf of the Special Servicer in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust.

                  "ENVIRONMENTAL ASSESSMENT" means a "Phase I Assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

                  "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

                  "EQUIVALENT 30/360 RATE" means with respect to a Mortgage Loan on which interest is computed on a basis other than a 360-day year consisting of twelve 30-day months, the per annum rate at which interest would have to accrue on the Stated Principal Balance of such Mortgage Loan outstanding immediately prior to such Distribution Date, assuming such accrual of interest were to occur on the basis of a 360-day year consisting of twelve 30-day months, in order to produce the actual Uncertificated Accrued Interest in respect of the REMIC I Regular Interest corresponding to such Mortgage Loan in respect of such Distribution Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESCROW PAYMENT" means any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "EVENT OF DEFAULT" means one or more of the events described in Section 9.1(a).

                  "EXCESS INTEREST" means, with respect to any Anticipated Repayment Date Loan and any Distribution Date following its Anticipated Repayment Date, the excess of the amount of interest accrued on the outstanding principal balance of such Mortgage Loan during the related Collection Period at the Mortgage Rate in effect for such Mortgage Loan after the Anticipated Repayment Date (the "REVISED INTEREST RATE") over the amount of interest that would have accrued on the outstanding principal balance of such Mortgage Loan during such Collection Period at the Mortgage Rate in effect for such Mortgage

Loan immediately prior to its Anticipated Repayment Date, and interest on such excess amount at the Revised Interest Rate from the date accrued to the date such amount is paid by the related Mortgagor.

                  "EXCESS INTEREST DISTRIBUTION ACCOUNT" has the meaning set forth in Section 5.3.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXPENSE LOSS" means a loss realized upon payment by the Trust of an Additional Trust Expense that was not otherwise subject to a Servicing Advance or was the subject of a determination that such Servicing Advance, if made, would be nonrecoverable.

                  "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "FINAL CERTIFICATION" has the meaning set forth in Section
2.2.

                  "FINAL PURCHASER" has the meaning set forth in Section 10.1.

                  "FINAL RECOVERY DETERMINATION" means a determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and other payments or recoveries that, in the Special Servicer's reasonable and good faith judgment, exercised without regard to any obligation of the Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 8.5, will ultimately be recoverable.

                  "FISCAL AGENT" means ABN AMRO Bank N.V., a banking organization organized under the laws of The Netherlands, its successor in interest, or any successor fiscal agent appointed as herein provided.

                  "FISCAL AGENT TERMINATION EVENT" has the meaning set forth in
Section 7.16.

                  "FITCH" means Fitch IBCA, Inc., or its successors or assigns.

                  "FNMA" means the Federal National Mortgage Association, or any successor thereto.

                  "GLOBAL CERTIFICATE" has the meaning set forth in Section 3.6.

                  "HAZARDOUS MATERIALS" means any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBS"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

                  "HISTORICAL LOAN MODIFICATION REPORT" means a report substantially containing the content described in Exhibit H-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date showing the original and the revised terms thereof prepared in accordance with Section 8.14(j).

                  "HISTORICAL LOSS ESTIMATE REPORT" means a report substantially containing the content described in Exhibit H-4 attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses relating to each Final Recovery Determination, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis prepared in accordance with Section 8.14(j).

                  "HFCF" means Heller Financial Capital Funding, Inc., or any successor in interest.

                  "HFCF LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

                  "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Depositor or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 8.32, 9.4 and 13.3. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Clearing Agency and its Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "INDEPENDENT" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "INDEPENDENT CONTRACTOR" means any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO

Property by such Person, subject to any conditions therein specified, that is herein contemplated to be taken by an Independent Contractor will neither cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for Section 860D(a) of the Code) nor cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "INITIAL CERTIFICATION" has the meaning set forth in Section 2.2.

                  "INDIRECT PARTICIPANTS" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

                  "INITIAL POOL BALANCE" means the aggregate Cut-off Date Principal Balance of the Mortgage Pool.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act.

                  "INSURANCE POLICY" means any hazard insurance policy, flood insurance policy or title insurance policy relating to any Mortgage Loan or Mortgaged Property or REO Property in effect as of the Closing Date or thereafter during the term of this Agreement.

                  "INSURANCE PROCEEDS" means amounts paid by the insurer under any Insurance Policy.

                  "INTEREST ACCRUAL PERIOD" means with respect to any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Certificates for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "INTEREST RESERVE ACCOUNT" has the meaning set forth in
Section 5.3.2. "Interest Reserve Loans" means the Mortgage Loans set forth on
Schedule III attached hereto.

                  "INTEREST ONLY CERTIFICATES" means the Class X Certificates.

                  "INTERESTED PERSON" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, the Operating Adviser, any Certificateholder, any Certificate Owner or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

                  "ISSUE PRICE" means, with respect to each Class of Regular Certificates, REMIC I Regular Interests and REMIC II Regular Interests, the "issue price" as defined in the REMIC Provisions.

                  "LATE COLLECTIONS" means with respect to any Mortgage Loan (including without limitation any REO Mortgage Loan), all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Repurchase Proceeds, payments of Substitution Shortfall Amounts, or otherwise, which represent late payments or collections of the principal and/or interest due or deemed due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered; provided that "Late Collections" shall in no event include Penalty Charges.

                  "LATE FEE" shall mean a fee paid or payable, as the context may require, by a Mortgagor as provided in the related Mortgage Note or Mortgage in connection with a late payment made on the related Mortgage Loan by such Mortgagor.

                  "LEGENDED DEFINITIVE CERTIFICATE" means a Definitive Certificate bearing the Securities Legend.

                  "LIBOR" means, for any month, the rate of interest for deposits in U.S. dollars for a period equal to the number of days in such month which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of the month, or if Telerate Page 3750 is not available, then LIBOR shall be determined by such other method to which the parties hereto agree.

                  "LIQUIDATION EVENT" means with respect to any Mortgage Loan (other than an REO Mortgage Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer, or is otherwise sold, pursuant to Section 8.31 or otherwise liquidated by judicial action; or (v) such Mortgage Loan is purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section
10.1. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is sold pursuant to Section 8.31; or (iii) such REO Property is purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section 10.1.

                  "LIQUIDATION EXPENSES" means all customary, reasonable and necessary "out of pocket" costs and expenses incurred on behalf of the Trust by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 8.7 or 8.31 (including, without limitation, legal fees and expenses, title and escrow expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes) that were not covered by a Servicing Advance.

                  "LIQUIDATION FEE" means, with respect to each Specially Serviced Mortgage Loan or REO Property as to which Liquidation Proceeds have been received (other than any Specially Serviced Mortgage Loan or REO Property purchased by any Person entitled to effect an optional termination of the Trust pursuant to Section 10.1), a fee in an amount equal to the product of (x) 1.0%, and (y) the related Liquidation Proceeds.

                  "LIQUIDATION PROCEEDS" means proceeds (other than payments by a Mortgagor, Insurance Proceeds, Condemnation Proceeds, Repurchase Proceeds, payments of Substitution Shortfall Amounts and REO Income) from the sale or liquidation of a Mortgage Loan or related REO Property, net of related Liquidation Expenses.

                  "LOAN-TO-VALUE RATIO" means, with respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then-unpaid principal balance of such Mortgage Loan (or, if part of a group of Cross-Collateralized Mortgage Loans, of such group), and the denominator of which is the appraised value of the related Mortgaged Property

(or, in the case of a group of Cross-Collateralized Mortgage Loans, of all the Mortgaged Properties securing such group) as determined by an Appraisal thereof.

                  "LOCK-BOX ACCOUNT" means with respect to any Mortgage Loan, any lock-box, cash management or similar account required under the terms of the related Mortgage or Mortgage Note.

                  "LOCK-BOX AGREEMENT" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan executed and delivered by the related Mortgagor pursuant to which a Lock-Box Account is created.

                  "LOSSES" has the meaning set forth in Section 12.3.

                  "LOSS REIMBURSEMENT AMOUNT" means, with respect to any REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates for any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest, REMIC II Regular Interest or Class of Certificates, as the case may be, will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest, REMIC II Regular Interest or Class of Certificates, as the case may be, for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements of previously allocated and unreimbursed Realized Losses and Expense Losses (with interest) made on the immediately preceding Distribution Date pursuant to Section 6.2, 6.3 or 6.4, as applicable, with respect to such REMIC I Regular Interest, REMIC II Regular Interest or Class of Certificates, as the case may be, plus (iii) the aggregate of all Realized Losses and Expense Losses allocated to such REMIC I Regular Interest, REMIC II Regular Interest or Class of Certificates, as the case may be, on the immediately preceding Distribution Date pursuant to Section 6.5, plus
(b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the amount described in clause (a) at the REMIC I Remittance Rate, REMIC II Remittance Rate or Pass-Through Rate, as applicable, in respect of such REMIC I Regular Interest, REMIC II Regular Interest or Class of Certificates, as the case may be, for the current Distribution Date.

                  "MAI" means member of the appraisal institute.

                  "MAJORITY CERTIFICATEHOLDER" means, with respect to any particular Class or Classes of Certificates, any Certificateholder entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

                  "MASTER SERVICER" means First Union National Bank or any successor master servicer appointed as provided herein.

                  "MASTER SERVICING FEE" means, with respect to each Mortgage Loan (including without limitation each REO Mortgage Loan), the fee designated as such and payable to the Master Servicer pursuant to Section 8.10(a).

                  "MASTER SERVICING FEE RATE" means, with respect to each Mortgage Loan (including without limitation each REO Mortgage Loan), the amount per annum set forth on Schedule I and Schedule II.

                  "MASTER SERVICER REMITTANCE DATE" means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

                  "MASTER SERVICER REMITTANCE REPORT" means a report prepared by the Master Servicer in accordance with Section 8.14.

                  "MATERIAL DEFECT" has the meaning set forth in Section 2.3(a).

                  "MATURITY DATE" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received and any modification of the Mortgage Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of a default or (ii) any grace period permitted by the related Mortgage Note.

                  "MEMORANDUM" means the private placement memorandum dated May 21, 1999, relating to the Privately Offered Certificates.

                  "MINIMUM MATURITY-BASED RATING" has the meaning provided under the definition of "Eligible Investments" herein.

                  "MONEY TERM" means with respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof (and shall not include Late Fees or Default Interest provisions).

                  "MONTHLY CERTIFICATEHOLDER REPORT" means a report prepared pursuant to Section 5.4 by the Trustee as to each Distribution Date generally in the form and substance of Exhibit G, which sets forth, to the extent applicable:
(i) the amount, if any, of the distributions on such Distribution Date to the Holders of each Class of Principal Balance Certificates applied to (A) reduce the respective Class Principal Balance thereof and (B) reimburse previously allocated Realized Losses and/or Expense Losses (with interest); (ii) the amount, if any, of the distributions to Holders of each Class of REMIC III Regular Certificates allocable to (A) Distributable Certificate Interest and (B) Yield Maintenance Charges and Prepayment Premiums; (iii) the number and aggregate Stated Principal Balance of Mortgage Loans in the Mortgage Pool at the close of business on the related Determination Date; (iv) the number and aggregate Stated Principal Balance of Mortgage Loans in the Mortgage Pool that are at the close of business on the related Determination Date (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced or (E) are subject to a bankruptcy proceeding; (v) with respect to any REO Property acquired during the related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property; (vi)(A) the latest appraised value of any REO Property included in the Trust Fund as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and
(C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the Class Principal Balance or Class X Notional Amount, as the case may be, and Certificate Factor of each Class of REMIC III Regular Certificates before and after giving effect to the distributions made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of REMIC III Regular Certificates for such Distribution Date; (x) the aggregate amount of servicing fees retained by or paid to the Master Servicer and the Special Servicer; (xi) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date and the amount of Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period; (xii) the aggregate outstanding amount of Servicing Advances and P&I Advances (stated separately) as of the end of the prior calendar month that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

                  "MONTHLY PAYMENT" means, with respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE" means, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

                  "MORTGAGE FILE" means, collectively with respect to any Mortgage Loan, the mortgage documents listed below:

                  (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form:
                           "Pay to the order of LaSalle Bank National
                           Association, as Trustee for the registered holders of Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1, without recourse";

                  (ii) the original or a copy of the related recorded Mortgage and, if applicable, the originals or copies of any intervening assignments of such Mortgage showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                  (iii) an original assignment of the related Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity);

                  (iv) the original or a copy of the related recorded Assignment of Leases (if such item is a document separate from the related Mortgage) and, if applicable, the originals or copies of any intervening assignments of such Assignment of Leases showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the related Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                  (vi) an original or copy of any related security agreement (if such item is a document separate from the related Mortgage) and, if applicable, the originals or copies of any intervening assignments of such security agreement showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any;

                  (vii) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan provided that such an omnibus assignment would be effective under applicable law;

                  (viii) originals or copies of all assumption, modification, consolidation, written assurance and substitution agreements, with evidence of recording thereon (if appropriate), in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

                  (ix) the original or a copy of the lender's title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

                  (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan, together with (A) if applicable, the originals or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator either in blank or in favor of the Trustee in such capacity (which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan provided that such an omnibus assignment would be effective under applicable law);

                  (xi) (A) a filed acknowledgment copy of any UCC Financing Statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the related Seller (or its agent) at the time the subject Mortgage File was delivered to the Trustee, (B) filed acknowledgment copies of any intervening assignments of the UCC Financing Statements referred to in clause
                           (xi)(A) and which were in the possession of the related Seller (or its agent) at the time the subject Mortgage

                           File was delivered to the Trustee, and (C) if any such security interest remains perfected and the earlier UCC Financing Statements and continuation statements were in the possession of the Seller, a UCC Financing Statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

                  (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

                  (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

                  (xiv) the original or a copy of the loan agreement, if applicable;

                  (xv) the original or a copy of the lockbox agreement, if applicable; and

                  (xvi) if applicable, an original letter of credit endorsed without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for the registered holders of Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1, without recourse".

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "MORTGAGE LOAN" means a mortgage loan identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to and deposited with the Trustee pursuant to Section 2.1 or
Section 2.3. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

                  "MORTGAGE LOAN PURCHASE AGREEMENT" means either Mortgage Loan Purchase Agreement I or Mortgage Loan Purchase Agreement II.

                  "MORTGAGE LOAN PURCHASE AGREEMENT I" means that certain Mortgage Loan Purchase Agreement dated May 21, 1999, between HFCF and the Depositor, with respect to the HFCF Loans.

                  "MORTGAGE LOAN PURCHASE AGREEMENT II" means that certain Mortgage Loan Purchase Agreement dated May 21, 1999, between the PMCF, PMCC and the Depositor, with respect to the PMCF Loans.

                  "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means, collectively, the schedules attached hereto as Schedule I, which identifies each HFCF Loan and Schedule II, which identifies each PMCF Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

                  "MORTGAGE NOTE" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

                  "MORTGAGE POOL" means, collectively, the Mortgage Loans (including without limitation REO Mortgage Loans and Replacement Mortgage Loans, but excluding Deleted Mortgage Loans).

                  "MORTGAGE RATE" means, with respect to any Mortgage Loan (including without limitation an REO Mortgage Loan), the fixed annualized rate at which interest is scheduled (in the absence of default) to accrue on such Mortgage Loan from time to time (in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law), and without regard to any passage of the Maturity Date or any acquisition of the related Mortgaged Property as an REO Property, provided that in the case of a Non-30/360 Mortgage Loan, the Mortgage Rate shall be determined in accordance with this sentence assuming that interest is scheduled (in the absence of default) to accrue on such Mortgage Loan at the Equivalent 30/360 Rate, and provided further that with respect to each Interest Reserve Loan, (i) the Mortgage Rate for the one month period preceding the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any Withheld Amounts and (ii) the Mortgage Rate for the one month period preceding the Due Date in March shall be determined taking into account the addition of the Withheld Amounts. The "Mortgage Rate" for purposes of calculating the REMIC II Remittance Rate shall be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification of such Mortgage Loan.

                  "MORTGAGED PROPERTY" means, individually and collectively, as the context may require, the real property interest or interests subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

                  "MORTGAGEE" means, which respect to any Mortgage as of any date of determination, the holder of the related Mortgage Note as of such date.

                  "MORTGAGOR" means the obligor or obligors on a Mortgage Note.

                  "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, the sum of (I) the amount, if any, by which
(a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans (other than Specially Serviced Mortgage Loans) during the related Collection Period, exceeds
(b) the sum of (i) the aggregate of all Prepayment Interest Excesses realized in connection with the receipt of Principal Prepayments on the Mortgage Loans (other than Specially Serviced Mortgage Loans) during the related Collection Period, and (ii) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 8.21(b) in connection with such Prepayment Interest Shortfalls, and (II) the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Specially Serviced Mortgage Loans during the related Collection Period, exceeds (b) the aggregate of all Prepayment Interest Excesses realized in connection with the receipt of Principal Prepayments on the Specially Serviced Mortgage Loans during the related Collection Period,.

                  "NET MORTGAGE RATE" means, with respect to any Mortgage Loan (including without limitation an REO Mortgage Loan), as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the applicable Master Servicing Fee Rate and Trustee Fee Rate.

                  "NEW LEASE" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                  "NEW YORK PRESENTING OFFICE" means any office of an agent of the Trustee or the Certificate Registrar, located in New York, New York, as the Trustee or the Certificate Registrar, as the case may be, may designate from time to time by written notice to the Depositor and the Certificateholders.

                  "NOI ADJUSTMENT WORKSHEET" means a report prepared by the Master Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit H-8 attached hereto, presenting the computations made in accordance with the methodology described in such Exhibit H-8 to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee with each annual operating statement for a Mortgaged Property pursuant to Section 8.14(d).

                  "NON-30/360 MORTGAGE LOAN" means a Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

                  "NONDISQUALIFICATION OPINION" means a written opinion of Independent nationally recognized outside tax counsel addressed to the Trustee, reasonably acceptable in form and substance to the Trustee, that a contemplated action will neither cause (i) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor (ii) a gain on the disposition of a Qualified Mortgage which would be subject to the 100% tax on "prohibited transactions," imposed by Section 860F of the Code, nor (iii) any REMIC Pool to be subject to any tax under the REMIC Provisions, except for any tax on net income from foreclosure property as provided for herein.

                  "NONRECOVERABLE ADVANCE" means any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "NONRECOVERABLE P&I ADVANCE" means any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan (including, without limitation, an REO Mortgage Loan) which, in the reasonable and good faith judgment of the Master Servicer, or, if applicable, the Trustee or Fiscal Agent, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan.

                  "NONRECOVERABLE SERVICING ADVANCE" means any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or, if applicable, the Trustee or the Fiscal Agent, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

                  "OFFICER'S CERTIFICATE" means (x) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice

President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (y) in the case of the Master Servicer and the Special Servicer, a certificate signed by any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, and (z) in the case of the Trustee, a certificate signed by a Responsible Officer.

                  "OPERATING ADVISER" shall have the meaning specified in
Section 8.32.

                  "OPERATING STATEMENT ANALYSIS" means, with respect to each Mortgage Loan and REO Mortgage Property, a report substantially containing the content described in Exhibit H-7 attached hereto, prepared in accordance with
Section 8.14(j).

                  "OPINION OF COUNSEL" means a written opinion of counsel addressed to the Trustee, reasonably acceptable in form and substance to the Trustee, and which may be from in-house or outside counsel to the party required to deliver such opinion but which must be from Independent outside counsel with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

                  "OTS" means the Office of Thrift Supervision or any successor thereto.

                  "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                   "P&I ADVANCE" means, as to any Mortgage Loan (including, without limitation, any REO Mortgage Loan), any advance in respect of delinquent principal and/or interest made by the Master Servicer pursuant to Section 4.1 (or any similar advance made by the Trustee or the Fiscal Agent pursuant to Section 4.3).

                  "P&I ADVANCE DATE" means, with respect to any Distribution Date, the Business Day preceding such Distribution Date.

                  "PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "PASS-THROUGH ENTITY" means any of (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate as such terms are defined in the Code or (c) any Person holding a Residual Certificate as nominee for another Person.

                  "PASS-THROUGH RATE" means with respect to,

                  (1) the Class A-1 Certificates, the Class A-2 Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates for any Distribution Date, the respective fixed rates per annum specified as such in the Preliminary Statement;

                  (2) the Class X Certificates, for any Distribution Date, the Class X Certificate Rate;

                  (3) the Class B Certificates, for any Distribution Date, the Class B Certificate Rate;

                  (4) the Class C Certificates, for any Distribution Date, the Class C Certificate Rate;

                  (5) the Class D Certificates, for any Distribution Date, the Class D Certificate Rate; and

                  (6) the Class E Certificates, the Class F Certificates and the Class G Certificates, for any Distribution Date, the REMIC II Remittance Rate.

                  "PCB" has the meaning set forth in the definition of Hazardous Materials.

                  "PENALTY CHARGES" means, with respect to any Mortgage Loan (including without limitation an REO Mortgage Loan), any amounts collected thereon that represent Late Fees or Default Interest.

                  "PERCENTAGE INTEREST" means, (i) with respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or the Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial Class Principal Balance or the initial Class X Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (ii) with respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "PERMITTED TRANSFEREE" means any Transferee other than a Disqualified Organization.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PLAN" has the meaning set forth in Section 3.3(d).

                  "PMCC" means Prudential Mortgage Capital Company, LLC or any successor in interest.

                  "PMCC SUB-SERVICING AGREEMENT" has the meaning set forth in
Section 8.4.

                  "PMCF" means Prudential Mortgage Capital Funding, LLC, or any successor in interest.

                  "PMCF LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement II and shown on
Schedule I hereto.

                  "PREPAYMENT ASSUMPTION" means a CPR of 0%, applied to each Mortgage Loan during any period that the related Mortgagor is permitted to make voluntary Principal Prepayments without a Yield Maintenance Charge or Prepayment Premium (and with respect to each Anticipated Repayment Date Loan, treating its Anticipated Repayment Date as its Maturity Date), calculated on the basis of a yield maintenance formula used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests or the REMIC III Regular Certificates for federal income tax purposes.

                  "PREPAYMENT INTEREST EXCESS" means, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest at the related Net Mortgage Rate (except to the extent it constitutes Excess Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date to but not including the date such Principal Prepayment was applied to such Mortgage Loan, to the extent actually collected from the related Mortgagor (without regard to any Yield Maintenance Charge or Prepayment Premium that may have been collected).

                  "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate (except to the extent it constitutes Excess Interest) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive, to the extent not collected from the related Mortgagor (without regard to any Yield Maintenance Charge or Prepayment Premium that may have been collected).

                  "PREPAYMENT PREMIUM" means an amount payable upon the prepayment of a Mortgage Loan generally equal to a fixed percentage of the then outstanding principal balance of such Mortgage Loan payable in connection with any principal prepayment made during a specified period of time generally after any lockout period and not during any yield maintenance period.

                  "PRINCIPAL BALANCE CERTIFICATES" means, collectively, the REMIC III Regular Certificates other than the Class X Certificates.

                  "PRINCIPAL DISTRIBUTION AMOUNT" means, for any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution Date, and (ii) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

                  "PRINCIPAL PREPAYMENT" means any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "PRIVATELY OFFERED CERTIFICATES" means, unless and until registered under the Securities Act, the Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Residual Certificates.

                  "PROPOSED PLAN" has the meaning set forth in Section 8.20.

                  "PROSPECTIVE INVESTOR" means any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein.

                  "PROSPECTUS SUPPLEMENT" means the Prospectus Supplement dated May 21, 1999 relating to the Publicly Offered Certificates.

                  "PUBLICLY OFFERED CERTIFICATES" means the Class A-1, Class A-2, Class B, Class C and Class D Certificates.

                  "PURCHASE PRICE" means, with respect to any Mortgage Loan (other than an REO Mortgage Loan), a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related Servicing Advances, together with interest on all Advances hereunder accrued to the date of purchase on Advances and (c) if such Mortgage Loan is being repurchased or substituted for by a Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Material Defect giving rise to the repurchase or substitution obligation. With respect to any REO Property, Purchase Price means the amount calculated in accordance with the preceding sentence in respect of the related REO Mortgage Loan.

                  "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                  "QUALIFIED APPRAISER" means an Independent licensed MAI-designated appraiser with at least five years experience in properties of like kind and in the same area.

                  "QUALIFIED INSURER" means an insurance company or security or bonding company duly qualified as such under the laws of the relevant jurisdiction and duly authorized and licensed in such jurisdiction to transact the applicable insurance business and to write the insurance provided.

                  "QUALIFIED MORTGAGE" means a Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated pursuant thereto.

                  "QUALIFYING SUBSTITUTE MORTGAGE LOAN" means a Mortgage Loan substituted for a Deleted Mortgage Loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a fixed Mortgage Rate; (iv) is accruing interest on the same basis as the Deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (vi) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its current Appraised Value) not higher than the then-current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Mortgage Loan

Purchase Agreement, as of the date of substitution; (viii) has an Environmental Assessment relating to the related Mortgaged Property in its Servicing File; and
(ix) as to which the Trustee has received a written opinion of Independent outside tax counsel, reasonably acceptable in form and substance to the Trustee, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan if it has a Maturity Date after the date two years prior to the Rated Final Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained; and provided, further that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan if it would result in an Adverse REMIC Event in respect of any REMIC Pool; and provided, further that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution based upon an engineering report and the Environmental Assessment obtained with respect to such Mortgage Loan (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld, as determined by the Special Servicer in accordance with the Servicing Standard). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (b) the rates referred to in clauses
(ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

                  "RATED FINAL DISTRIBUTION DATE" means the Distribution Date in May 2031.

                  "RATING AGENCIES" means Fitch and Moody's.

                  "RATING AGENCY CONFIRMATION" means, with respect to any matter, where required under this Agreement, confirmation in writing by each Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification (if applicable) of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

                  "REALIZED LOSS" means (x) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest (other than Excess Interest) on such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, in any event determined without taking into account the amounts described in subclause (iv) of this sentence, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period and all unpaid Advance Interest on all Advances, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom); (y) with respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 8.18, the amount of such principal or interest so forgiven; and (z) with respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 8.18, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "RECORD DATE" means, with respect to any Class of Certificates for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "REGULATION D" has the meaning set forth in Section 3.3(g).

                  "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

                  "REMIC I" means the segregated pool of assets included in the Trust created hereby and to be administered hereunder, consisting of the Mortgage Loans (excluding the right to Excess Interest in respect of the Anticipated Repayment Date Loans), as from time-to-time are subject to this Agreement, the Mortgage Files relating thereto, all proceeds of and payments under such Mortgage Loans received after the Closing Date (other than Excess Interest), such amounts as shall from time to time be held in the Collection Account and the Distribution Account, the Insurance Policies and any REO Properties acquired in respect of any Mortgage Loan, for which a REMIC election is to be made pursuant to Section 12.1(a) hereof.

                  "REMIC I INTERESTS" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

                  "REMIC I REGULAR INTEREST" means, with respect to each Mortgage Loan (including, without limitation, each REO Mortgage Loan), the separate uncertificated interest in REMIC I issued to the Trustee in respect of such Mortgage Loan hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall be held by the Trustee as part of the assets of REMIC II, and shall represent a right to receive interest at the related REMIC I Remittance Rate and distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the Cut-off Date Principal Balance of the related Mortgage Loan). The designation for each REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth in the Mortgage Loan Schedule as of the Closing Date. If a Replacement Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Replacement Mortgage Loan(s).

                  "REMIC I REMITTANCE RATE" means, with respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan (including without limitation an REO Mortgage Loan). If any Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a Replacement Mortgage Loan or Loans, the REMIC I

Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

                  "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and all distributions thereon conveyed to the Trustee for the benefit of REMIC III and for which a separate REMIC election is to be made pursuant to Section 12.1(a) hereof.

                  "REMIC II DISTRIBUTION AMOUNT" has the meaning set forth in
Section 6.2(d).

                  "REMIC II INTERESTS" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

                  "REMIC II REGULAR INTEREST" means any of the fourteen separate uncertificated beneficial interests in REMIC II issued to the Trustee hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall be held by the Trustee as part of the assets of REMIC III, and shall represent a right to receive interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC II REMITTANCE RATE" means, with respect to each of REMIC II Regular Interests A, B, C, D, E, F, G, H, J, K, L, M and N for any Distribution Date, the Weighted Average REMIC I Remittance Rate.

                  "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests and for which a separate REMIC election is to be made pursuant to Section 12.1(a) hereof.

                  "REMIC III CERTIFICATE" means any Certificate, other than a Class R-I or Class R-II Certificate.

                  "REMIC III DISTRIBUTION AMOUNT" has the meaning set forth in
Section 6.3(c).

                  "REMIC III REGULAR CERTIFICATE" means any REMIC III Certificate, other than a Class R-III Certificate, and where appropriate with respect to a Class X Certificate, may refer to each of the Component Interests thereof, as the case requires. References to REMIC III Regular Certificates will, with respect to the Class N Certificate, be considered to refer to the Class N REMIC Interest that is a "regular interest" in REMIC III, where appropriate.

                  "REMIC POOL" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

                  "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation which, as proposed, would have an effective date prior to enactment thereof and any proposed regulations.

                  "RENTS FROM REAL PROPERTY" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

                  "REO ACCOUNT" has the meaning set forth in Section 8.19(b).

                  "REO ACQUISITION" means the acquisition of any REO Property pursuant to Section 8.7.

                  "REO EXTENSION" has the meaning set forth in Section 8.19(a).

                  "REO INCOME" means, with respect to any REO Property for any Collection Period, all income received in connection with such REO Property during such period.

                  "REO MORTGAGE LOAN" means a Mortgage Loan as to which the related Mortgaged Property is an REO Property.

                  "REO PROPERTY" means a Mortgaged Property acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

                  "REO SALE DEADLINE" has the meaning set forth in Section 8.19(a).

                  "REO STATUS REPORT" means a report substantially containing the content described in Exhibit H-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of the Determination Date (including any prepared internally by the Special Servicer) prepared in accordance with Section 8.14(j).

                  "REO TAX" has the meaning set forth in Section 8.20(a).

                  "REPLACEMENT MORTGAGE LOAN" means any Qualifying Substitute Mortgage Loan that is substituted for one or more Deleted Mortgage Loans.

                  "REPORT DATE" means the third Business Day before the related Distribution Date but in no event earlier than two Business Days after the Determination Date.

                  "REPURCHASE PROCEEDS" means amounts paid by any Seller under the related Mortgage Loan Purchase Agreement, in connection with the repurchase of any Mortgage Loan as contemplated by Section 2.3.

                  "REQUEST FOR RELEASE" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

                  "REQUIRED APPRAISAL LOAN" means any Mortgage Loan (including without limitation any REO Mortgage Loan) as to which an Appraisal Event has occurred and is continuing.

                  "RESERVE ACCOUNT" means the account or accounts created and maintained pursuant to Section 8.3(d).

                  "RESERVE FUNDS" means, with respect to any Mortgage Loan, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the Mortgagee representing reserves for repairs, replacements, capital improvements, environmental testing and remediation and/or similar type items with respect to the related Mortgaged Property.

                  "RESIDUAL CERTIFICATES" means, with respect to REMIC I, the Class R-I Certificates, with respect to REMIC II, the Class R-II Certificates and, with respect to REMIC III, the Class R-III Certificates.

                  "RESPONSIBLE OFFICER" means, when used with respect to the initial Trustee, any officer assigned to the Asset-Backed Securities Trust Services Group of its Corporate Trust Department, and when used with respect to any successor trustee, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer.

                  "REVISED INTEREST RATE" has the meaning set forth in the definition of Excess Interest.

                  "RULE 144A" means Rule 144A under the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES LEGEND" means the legend to be printed on the Certificates as set forth in Section 3.3(c).

                  "SELLER" means HFCF or PMCF, as the case may be.

                  "SENIOR CERTIFICATES" means, collectively, the Class A and Class X Certificates.

                  "SERVICER FEE AMOUNT": With respect to each sub-servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such sub-servicer, (a) the principal balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the principal balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

                  "SERVICING ACCOUNT" means the account or accounts created and maintained pursuant to Section 8.3(a).

                  "SERVICING ADVANCES" means all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer or, if applicable, the Trustee in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent or (b) an REO Property, including, but not limited to, the cost of
(i) compliance with the obligations of the Master Servicer and/or the

Special Servicer set forth in Section 8.3(c) and 8.7(c), (ii) the preservation, restoration and protection of a Mortgaged Property or REO Property, (iii) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any Mortgage Loan or REO Property, (iv) any enforcement or proceedings with respect to a Mortgaged Property, including without limitation foreclosures and similar proceedings and any required appraisals, (v) the operation, management, maintenance and liquidation of any REO Property, and (vi) any other cost or expense designated as a Servicing Advance in accordance with this Agreement; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by or on behalf of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

                  "SERVICING FEES" means, with respect to each Mortgage Loan (including without limitation each REO Mortgage Loan), the Master Servicing Fee and, if applicable, the Special Servicing Fee.

                  "SERVICING FILE" means, collectively as to any Mortgage Loan, any documents, other than documents required to be part of the related Mortgage File, in the possession of the Master Servicer or Special Servicer and relating to the origination and servicing of such Mortgage Loan, including without limitation a closing binder for such Mortgage Loan and, in each case if and to the extent available, any appraisal, environmental report, engineering report, operating statements, rent rolls and copies of major leases.

                  "SERVICING OFFICER" means any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended.

                  "SERVICING STANDARD" has the meaning set forth in Section 8.1(a).

                  "SERVICING TRANSFER EVENT" means, with respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

                  "SPECIAL SERVICER" means Lennar Partners, Inc. or any successor special servicer as herein provided.

                  "SPECIAL SERVICING FEE" means, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 8.10(b).

                  "SPECIAL SERVICING FEE RATE" means, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, 0.25% per annum.

                  "SPECIAL SERVICING OFFICER" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

                  "SPECIALLY SERVICED MORTGAGE LOAN" means any Mortgage Loan as to which any of the following events has occurred:

                  (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days, provided that if the related Mortgagor has obtained on the date such payment was due a written commitment for refinancing the Mortgage Loan within 90 days of such date, then the failure to make such Balloon Payment shall not cause the related Mortgage Loan to become a Specially Serviced Mortgage Loan (provided that if such Mortgage Loan is not refinanced within such 90-day period, then such Mortgage Loan shall become a Specially Serviced Mortgage Loan upon the expiration of such period); or

                  (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

                  (c) the Master Servicer has determined, in accordance with the Servicing Standard, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days (subject to the provisions of clause (a) above); or

                  (d) there shall have occurred a default under the related loan documents, other than as described in clause (a) or (b) above, that (in the Master Servicer's judgment in accordance with the Servicing Standard) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); or

                  (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of relating to all or substantially all of its property; or

                  (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                  (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan when a Liquidation Event has occurred in respect of such Mortgage Loan, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

                  (w) with respect to the circumstances described in clauses (a) and (b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 8.18);

                  (x) with respect to the circumstances described in clauses (c), (e), (f) and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                  (y)      with respect to the circumstances described in clause
                           (d) above, such default is cured; and

                  (z)      with respect to the circumstances described in clause
                           (h) above, such proceedings are terminated.

                  "STARTUP DAY" means, with respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 12.1(b).

                  "STATED MATURITY DATE" means, with respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 8.18.

                  "STATED PRINCIPAL BALANCE" means, as of any date of determination, with respect to any Mortgage Loan (including without limitation any REO Mortgage Loan), an amount equal to (a) the unpaid principal balance of such Mortgage Loan as of the Cut-off Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), after application of all payments due on or before such date, whether or not received, reduced on a cumulative basis on each subsequent Distribution Date (to not less than zero) by
(b) the sum of (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.2 to, principal of or with respect to such Mortgage Loan that are (or, if they had not been applied to cover any Additional Trust Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period, provided that, notwithstanding the foregoing, if a Liquidation Event occurs in respect of such Mortgage Loan (or any related REO Property), then the "Stated Principal Balance" of such Mortgage Loan shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "SUBORDINATE CERTIFICATES" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

                  "SUB-SERVICER" means any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "SUB-SERVICING AGREEMENT" means the written contract between the Master Servicer or the Special Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 8.4.

                  "SUBSTITUTION SHORTFALL AMOUNT" means, in connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be (using the outstanding principal balance as of the date of substitution), for such Deleted Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

                  "TAX MATTERS PERSON" means the person designated as the "tax matters person" of any REMIC Pool pursuant to Treasury Regulation Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T (or relevant successor provision), which initially shall be the person having the largest Percentage Interest in the Residual Certificates of the related REMIC Pool.

                  "TAX RETURNS" means the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions pursuant to its election filed in accordance with Section 5.5 hereof, the federal income tax information return on Internal Revenue Service Form 1041 U.S. Income Tax Return for Estate and Trusts, to be filed on behalf of the grantor trust, and any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or state law.

                  "TERMINATION PRICE" shall have the meaning set forth in
Section 10.1(b) herein.

                  "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "TRANSFEREE" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "TRUST" means the trust created pursuant to this Agreement, the assets which consist of all the assets of REMIC I, REMIC II and REMIC III and of the grantor trust.

                  "TRUST FUND" means, collectively, all of the assets of the Trust.

                  "TRUSTEE" means LaSalle Bank National Association, as Trustee, or its successor-in-interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then Trustee shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section 7.9 hereof), as the case may be.

                  "TRUSTEE FEE" means, with respect to each Mortgage Loan (including without limitation each REO Mortgage Loan), the fee designated as such and payable to the Trustee pursuant to Section 7.12, calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "TRUSTEE FEE RATE" means 0.0024% per annum.

                  "UCC FINANCING STATEMENT" means a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of Louisiana law.

                  "UNCERTIFICATED ACCRUED INTEREST" shall mean, with respect to any class of uncertificated REMIC I Regular Interests or REMIC II Regular Interests for any Distribution Date, the product of the Uncertificated Principal Balance of such class as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) and one-twelfth of the applicable REMIC I Remittance Rate or REMIC II Remittance Rate. The Uncertificated Accrued Interest in respect of each class of REMIC I Regular Interests and REMIC II Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

                  "UNCERTIFICATED DISTRIBUTABLE INTEREST" means, with respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for such Distribution Date; reduced (to not less than zero) by (b) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, as set forth below; and increased by (c) any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 6.2 or 6.3, as applicable, together with one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on such unpaid Uncertificated Distributable Interest at the REMIC I Remittance Rate or the REMIC II Remittance Rate, as the case may be, applicable to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the current Distribution Date. The Net Aggregate Prepayment Interest Shortfall for any Distribution Date shall be allocated: (i) among the respective REMIC I Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date; and (ii) among the respective REMIC II Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date.

                  "UNCERTIFICATED PRINCIPAL BALANCE" means the principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 6.2 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 6.5. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 6.3 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 6.5.

                  "UNDERWRITABLE CASH FLOW" means, with respect to any Mortgaged Property or REO Property, for any twelve month period (or such shorter period calculated on an annualized basis), the underwritable cash flow amount calculated in accordance with Exhibit H-1 hereto.

                  "UNDERWRITERS" means Prudential Securities Incorporated or its successor in interest and Morgan Stanley & Co. Incorporated or its successor in interest.

                  "UNINSURED CAUSE" means any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 8.5.

                  "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust subject to the control of a United States person and the primary supervision of a United States court.

                  "UNLEGENDED DEFINITIVE CERTIFICATE" means a Definitive Certificate that does not bear the Securities Legend.

                  "USPAP" means the Uniform Standards of Professional Appraisal Practices.

                  "VOTING RIGHTS" means the voting rights to which the Certificateholders are entitled hereunder. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Interest Only Certificates. No Voting Rights shall be allocated to the Holders of the respective Classes of the Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among Certificateholders of such Class in proportion to the Percentage Interests evidenced by their respective Certificates. The Certificate Principal Balance of each of the Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction allocated to such Class on such Distribution Date.

                  "WATCH LIST": A report substantially containing the content described in Exhibit H-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan prepared in accordance with Section 8.14(j).

                  "WEIGHTED AVERAGE REMIC I REMITTANCE RATE" means, with respect to each Distribution Date, the weighted average of the REMIC I Remittance Rates for the REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balances of the REMIC I Regular Interest related to each Mortgage Loan at the beginning of the related Collection Period (disregarding any REMIC I Regular Interest with respect to which a Principal Prepayment in full was received during the Collection Period on the Mortgage Loan to which such REMIC I Regular Interest relates).

                  "WITHHELD AMOUNT": With respect to (a) each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, an amount equal to one day's interest at the Mortgage Rate (less the Master Servicing Fee Rate and the Trustee Fee Rate) as of the Due Date on the respective Stated Principal Balance of each Interest Reserve Loan, to the extent that a Monthly Payment or a P&I Advance is made in respect thereof.

                  "WORKOUT FEE" means, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to
Section 8.10(b).

                  "WORKOUT FEE RATE" means, with respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0% per annum.

                  "YIELD MAINTENANCE CHARGES" means an amount payable upon the prepayment of a Mortgage Loan generally equal to the greater of (1) a specified prepayment premium or (2) the present value, as of the date of such prepayment, of certain payments under the Mortgage Note, determined by discounting such payments at a specific rate set forth in the Mortgage Note.

                  SECTION 1.2. CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL.

                  (a) All amounts collected in respect of any group of related Cross-Collateralized Mortgage Loans (other than REO Mortgage Loans) in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of any Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) other than an REO Mortgage Loan, in the form of payments from Mortgagors, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds, Repurchase Proceeds or payments of Substitution Shortfall Amounts shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of, or to the extent not covered by, such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date, third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan; and tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. Notwithstanding the foregoing, any interest collected on a Anticipated Repayment Date Loan that constitutes Excess Interest shall be applied to the grantor trust only after the payment of all principal and interest then due and owing on such Mortgage Loan.

                  (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan.

                  (c) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer.

                  SECTION 1.3.      INTERPRETATION.

                  (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 shall have the respective meanings given to them under United States generally accepted accounting principles or regulatory accounting principles, as applicable.

                  (b) The words "hereof", "herein" and "hereunder", and words of similar import when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                  (c) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

                  (d) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.


                                   ARTICLE II.

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

                  SECTION 2.1.      CONVEYANCE OF MORTGAGE LOANS.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 6, 7 and 9 of each Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in REMIC I (as described in Section 12.1(a) hereof and the definition of REMIC I) or in the grantor trust (as described in Section 12.1(b) hereof). Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 13.12, is intended by the parties to constitute a sale. Notwithstanding the foregoing, the parties hereto acknowledge that the Depositor and the Master Servicer are entering into an agreement on the Closing Date under which the Master Servicer is purchasing the right to service the Mortgage Loans in accordance with this Agreement for the consideration set forth therein.

                  (b) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. If a Seller cannot so deliver, or cause to be delivered, as to any of its Mortgage Loans, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi)(A), (xi)(B) and (xii) of the definition of "Mortgage File", with (if appropriate) evidence of recording or filing, as the case may be, thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of this Section 2.1(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that such Seller has delivered to the Trustee on or before the Closing Date a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by such Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be), and the Seller shall deliver to or at the direction of the Trustee, promptly following the receipt thereof, the original of such missing document or instrument (or a copy thereof) with (if appropriate) evidence of recording or filing, as the case may be, thereon. If a Seller cannot so deliver, or cause to be delivered, as to any of its Mortgage Loans, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.1(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that such Seller has delivered to the Trustee on or before the Closing Date a "pro forma" title insurance policy or a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and such Seller shall deliver to or at the direction of the Trustee, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

                  If any Mortgage File contains an original letter of credit, the Trustee or Custodian shall hold such letter of credit in a custodial capacity only, and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such letter of credit. The Depositor shall use its best efforts, in accordance with the terms of such letter of credit, to cause the Trustee to become the beneficiary of any letter of credit that secures a Mortgage Loan.

                  Notwithstanding the foregoing, the failure to deliver the originals or copies of any of the documents or instruments referred to in clauses (ii), (iv), (viii), (ix), (xi)(A), (xi)(B) and (xii) of the definition of "Mortgage File" shall constitute a Material Defect in respect of the related Mortgage Loan under Section 2.3 hereof if not delivered within 120 days following the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee in writing as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy).

                  If any of the endorsements referred to in clause (i) of the definition of "Mortgage File", or any of the assignments referred to in clauses
(iii), (v), (vii), (x)(B) and (xi)(B) of the definition of "Mortgage File", are delivered to the Trustee in blank, the Trustee shall be responsible for completing the related endorsement or assignment in the name of the Trustee (in such capacity).

                  (c) The Trustee shall, as to each Mortgage Loan, at the expense of the related Seller, promptly (and in any event within 75 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated in Section 2.3, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee), cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii), (v), (vii)(to the extent the related security agreement was recorded), (x)(B)(to the extent the related guaranty was recorded) and (xi)(B) of the definition of "Mortgage File", to the extent delivered to the Trustee. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording or filing (and the Trustee shall deliver a copy thereof to the Master Servicer); provided that in those instances where the public recording office retains the original assignment of Mortgage, assignment of Assignment of Leases, or assignment of security agreement the Trustee shall obtain therefrom at the expense of the related Seller a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall promptly prepare and file or record or cause to be prepared and filed or recorded, a substitute therefor or cure such defect, as the case may be, at the expense of the related Seller.

                  (d) All documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of the Depositor or the Sellers with respect to the Mortgage Loans, shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

                  (e) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall deliver to the Trustee and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

                  (f) The Depositor shall, as to each Mortgage Loan that is secured by the interest of the related Mortgagor under a ground lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the

Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the Master Servicer.

                  SECTION 2.2. ACCEPTANCE BY TRUSTEE. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the other REMIC I assets, (iii) the REMIC II assets and (iv) the REMIC III assets, in each case, in trust for the use and benefit of all present and future Certificateholders, and will hold the grantor trust assets for the use and benefit of present and future Class N Certificateholders.

                  Upon execution and delivery of this Agreement in respect of the Initial Certification, and within 75 days after the execution and delivery of this Agreement in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Master Servicer, the Special Servicer and each Seller a certification (the "INITIAL CERTIFICATION" and the "FINAL CERTIFICATION", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto) stating, (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, that
(A) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File"; and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be certified in the schedule of exceptions to Mortgage File delivery attached thereto, that (W) all documents specified in clauses (i), (ii), (iii), (ix), (xi), (xii) (to the extent it relates to the foregoing), (xiii) and (xvi) (to the extent it relates to the foregoing) are in its possession, (X) all documents delivered to it or a Custodian as part of the related Mortgage File have been reviewed by it or such Custodian and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(Y) based on its examination and only as to the foregoing documents, the street address of the Mortgaged Property (but not the zip code) and the name of the Mortgagor set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File and (Z) each Mortgage Note has been endorsed and each Mortgage has been assigned as provided in clauses (i) and (iii), respectively, of the definition of "Mortgage File." The Trustee shall deliver to the Master Servicer, the Special Servicer and each Seller (as to its respective Mortgage Loans only), the Operating Adviser and the Majority Certificateholder of the Controlling Class, a copy of such Final Certification. Within 180 days after the Cut-off Date, the Trustee shall provide a confirmation to the Master Servicer, the Special Servicer and each Seller of receipt or non-receipt of recorded Assignments of Mortgage. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC Financing Statement, guaranty, written assurance, substitution agreement or letter of credit; provided that to the extent the Depositor has notified the Trustee in writing that any particular documents are to be included in a particular Mortgage File, the Trustee shall confirm that such documents are included in such Mortgage File.

                  The Trustee or its authorized agents shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein.

                  SECTION 2.3. SELLERS' REPURCHASE OF MORTGAGE LOANS FOR DOCUMENT DEFECTS AND BREACHES OF REPRESENTATIONS ANDWARRANTIES.

                  (a) If any party hereto discovers that any document constituting a part of a Mortgage File has a Material Defect, or discovers or receives notice of a breach of any representation, warranty or covenant relating to any Mortgage Loan set forth in the related Mortgage Loan Purchase Agreement, as the case may be, that may give rise to a repurchase obligation on the part of the related Seller (a "BREACH"), such party shall give prompt written notice to the other parties hereto. Promptly upon discovering or receiving notice of any such Material Defect or Breach, the Trustee shall request that the related Seller within the time period provided for in the related Mortgage Loan Purchase Agreement cure such Material Defect or Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan for a cash amount equal to the applicable Purchase Price, all in accordance with the related Mortgage Loan Purchase Agreement; provided, however, that, in lieu of effecting any such repurchase, a Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the related Mortgage Loan Purchase Agreement and this Agreement.

                  A document in the Mortgage File shall be deemed to have a "MATERIAL DEFECT" if (a) any document required to be included in the Mortgage File is not in the Trustee's possession within the time required to be delivered, (b) such document has been mutilated, damaged, defaced, torn or otherwise physically altered in any material respect at the time of its delivery to the Trustee, (c) the information referred to in clause (Y) of Section 2.2 that is set forth in the Mortgage Loan Schedule respecting such Mortgage Loan differs from the information contained in the documents in the Mortgage File, or
(d) the related Mortgage Note has not been endorsed or the related Mortgage has not been assigned, or the related assignment of Mortgage has not been delivered as provided in Section 2.1 hereof. Nothing contained herein shall be construed to obligate the Trustee to review any Mortgage File, or any part thereof, except as required by Section 2.2 hereof.

                  As to any Qualifying Substitute Mortgage Loan, the Trustee shall direct the related Seller to deliver to the Trustee for such Qualifying Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Mortgage Note endorsed as required by clause (i) of the definition of "Mortgage File." No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans after the related date of substitution, and Monthly Payments due with respect to Deleted Mortgage Loans after the Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans on or prior to the related date of substitution, and Monthly Payments due with respect to Deleted Mortgage Loans after the related date of substitution, shall not be part of the Trust Fund and will be remitted by the Master Servicer to the related Seller promptly following receipt.

                  In any month in which a Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Special Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct such Seller to deposit cash equal to such amount into the Collection Account concurrently with the delivery of the Mortgage File for the Qualifying Substitute Mortgage Loan, without any reimbursement thereof. The Master Servicer shall give written notice to the Trustee of such deposit promptly following the occurrence thereof.

                  If the affected Mortgage Loan is to be repurchased, the Trustee shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

                  The Trustee shall direct the related Seller to amend the Mortgage Loan Schedule to reflect the removal of each Deleted Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan; and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects.

                  (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each promptly tender to the related Seller (on a servicing released basis), upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned by the Trustee (or the Master Servicer on behalf of the Trustee) to the extent necessary or appropriate to the related Seller, or its designee in the same manner, and pursuant to appropriate forms of assignment (to be provided by the Master Servicer), substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release.

                  (c) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Defect or Breach.

                  SECTION 2.4. REPRESENTATIONS AND WARRANTIES. The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee as of the Closing Date that:

                           (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                           (ii) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (A) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (B) the certificate of incorporation or bylaws of the Depositor; or (C) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (X) the ability of the Depositor to perform its obligations under this Agreement or (Y) the business, operations, financial condition, properties or assets of the Depositor;

                           (iii) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the Closing Date;

                           (iv) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

                           (v) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter that in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

                           (vi) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests.

                  SECTION 2.5. CONVEYANCE OF INTERESTS. Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to
(i) the REMIC I Regular Interests in exchange for the REMIC II Interests, (ii) the REMIC II Regular Interests in exchange for the REMIC III Certificates, and
(iii) the assets of the grantor trust in exchange for the 100% beneficial ownership interest therein represented by the Class N Certificates.


                                  ARTICLE III.

                                THE CERTIFICATES

                  SECTION 3.1.      THE CERTIFICATES.

                  (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-16 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

                  The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

                  (b) The Certificates will be issued in minimum denominations of (i) $25,000 initial Certificate Principal Balance, in the case of the Class A-1 and Class A-2 Certificates, (ii) $50,000 initial Certificate Principal Balance, in the case of the Class B Certificates, and (iii) $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable, in the case of the remaining Classes of Certificates (other than the Residual Certificates), and in each case in integral multiples of $1 in excess thereof. The Residual Certificates will be issued in minimum Percentage Interests of not less than 10%.

                  (c) Each Certificate shall be authenticated by the Trustee or the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certification of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Trustee for authentication, and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, and deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the REMIC III Regular Certificates, on the Closing Date the Trustee or the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.6 against payment of the purchase price thereof in exchange for book-entry credit to the Depositor's account.

                  SECTION 3.2. REGISTRATION. The Trustee initially shall be the registrar (the "CERTIFICATE REGISTRAR") in respect of the Certificates who shall maintain books for the registration and for the transfer of Certificates (the "CERTIFICATE REGISTER"). The Certificate Registrar may resign or be discharged or removed by the Trustee or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

                  SECTION 3.3.      TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office (or the New York Presenting Office, if any) duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, and evidencing, in the aggregate, the same aggregate Certificate Principal Balance, Certificate Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Trustee may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

                  (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same aggregate Certificate Principal Balance, Certificate Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the Corporate Trust Office (or the New York Presenting Office, if any) duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

                  (c) All Definitive Certificates that are Privately Offered Certificates shall initially be Legended Definitive Certificates. By acceptance of a Legended Definitive Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein.

                  The Securities Legend shall appear on the face of the Legended Definitive Certificates as follows:

         THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or
         (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

                  A transferee shall only be able to take delivery of an Unlegended Definitive Certificate that is a Privately Offered Certificate if and after the Depositor submits to the Trustee an Opinion of Counsel of the Depositor stating that the Securities Legend is not required on such Definitive Certificate by applicable law. Upon the Depositor submitting such Opinion of Counsel to the Trustee, the Holder of such Certificate may submit such Certificate to the Trustee to exchange such Certificate for an Unlegended Definitive Certificate, which is to be provided by the Depositor, and the Trustee shall satisfy such request notwithstanding anything else herein to the contrary, and delivery permitted herein of a Legended Definitive Certificate may be made in the form of an Unlegended Definitive Certificate.

                  Except as described below in Sections 3.3(d), 3.3(e) and 3.3(f), no restrictions to transfer shall apply to the transfer or registration of transfer of an Unlegended Definitive Certificate to a transferee that takes delivery in the form of an Unlegended Definitive Certificate.

                  (d) (i) No transfer of a Senior Certificate shall be made unless in accordance with the prohibited transaction rules of ERISA and
         Section 4975 of the Code and the terms of the Exemption as described in the Prospectus Supplement under "ERISA Considerations". No employee benefit plan or other plan that is subject to ERISA or Section 4975 of the Code (each, a "PLAN") as to which the Initial Purchaser, the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent, the Operating Adviser or the Trustee is a party in interest or disqualified person, and no QIB acting on behalf of or with "plan assets" of any such Plan, may acquire such Certificates unless pursuant to a statutory exemption or any of the administrative exemptions issued by the U.S. Department of Labor, such that the acquisition and holding of Senior Certificates by, on behalf of or with "plan assets" of such Plan would not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code by reason of the application of one or more of the statutory or administrative exemptions from the prohibited transaction rules described in the Memorandum.

                           (ii) No transfer of a Subordinate Certificate shall be made unless the acquirer (i) is not a Plan and is not using "plan assets" of any Plan to acquire such Certificates, or (ii) is an insurance company investing solely assets of its general account and such purchase and holding of such Certificates will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

                  (e) No transfer, sale, pledge or other disposition of any Privately Offered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Privately Offered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Privately Offered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special

Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Privately Offered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Privately Offered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Privately Offered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of Privately Offered Certificates or interests therein shall, and does hereby agree to, indemnify the Trust, the Depositor, the Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

                  (f) (i) No Residual Certificate may be held or beneficially owned by a Disqualified Organization. The Residual Certificates shall not be held or beneficially owned by a non-United States Person. Prior to the registration of any transfer, sale, pledge or other disposition of a Residual Certificate, the proposed transferee shall provide to the Trustee a Transfer Affidavit and Agreement in substantially the form set forth in Exhibit F, to the effect that such transferee (1) agrees to be bound by the terms of this Agreement and any restrictions set forth on the face of such Residual Certificate, as the case may be, and (2) is not a Disqualified Organization or a non-United States Person and will not hold such Residual Certificate on behalf of a Disqualified Organization or non-United States Person, and will promptly notify the Trustee of any change or impending change in its status as such. The transferor of the Residual Certificate shall also provide the Trustee with a Transferor Certificate substantially in the form of Exhibit E.

                           (ii) In addition, any transfer, sale, pledge or other disposition of any such Certificate to a Pass-Through Entity shall not be registered (to the extent the Certificate Registrar has actual knowledge that the transferee is a Pass-Through Entity), unless the proposed transferee shall have agreed in writing, in such form as the Trustee may require, to provide to the Trustee such information as the Trustee may reasonably require concerning any record interest holder or principal of such Pass-Through Entity who is or was a Disqualified Organization. Any Holder of a Residual Certificate, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 3.3(f).

                           (iii) The restrictions described in this Section 3.3(f) shall not apply to a transfer of any such Certificate if the Trustee has received an Opinion of Counsel to the effect that the restrictions described in this Section 3.3(f) are not necessary to avoid the imposition of tax on a REMIC or the disqualification of any REMIC as a REMIC under the Code.

                           (iv) (A) If any Disqualified Organization shall become a Holder of a Residual Certificate, then the last-preceding non-Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. If a non-United States Person shall become a holder of a Residual Certificate, then the last-preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last-preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this
         Section 3.3(f) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iv)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported transferee. The terms and conditions of any sale under this clause (iv)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an ownership interest in a Residual Certificate as a result of its exercise of such discretion.

                           (v) Trustee shall make available all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and
         (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an ownership interest in a Residual Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Trustee from such Person.

                  (g) Each investor purchasing Privately Offered Certificates from either Underwriter will be deemed to have represented and agreed as follows (terms used herein that are defined in Rule 144A or in Regulation D under the Securities Act ("REGULATION D") are used herein as defined therein):

                           (i) The investor understands that the Certificates have not been registered under the Securities Act, and that if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates within two years after the later of the original issuance of such Certificates or the last date on which such Certificates are held by an affiliate of the Depositor, it will do so only (i) to the Depositor, (ii) to a person that the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (iv) in certificated form to an Institutional Accredited Investor that delivers to the Trustee a letter in the form of Exhibit D-2B hereto and such certifications, legal opinions and other information as the

         Trustee may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                           (ii) The investor understands that the Certificates, except for the Residual Certificates, will be issued only in the form of Book-Entry Certificates, which will be held by the Custodian. Purchasers of such Certificates will acquire beneficial interests in the Book-Entry Certificates, which interests will be held directly or indirectly through Participants.

                           (iii) The investor understands that Certificates will bear a Securities Legend unless the Depositor determines otherwise consistent with applicable law.

                  The Senior Certificates will also bear the following additional legend:

         NOTWITHSTANDING THE ABOVE, IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

                  The Subordinate Certificates will also bear the following legend:

         NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THE CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

                  The Residual Certificates will also bear the following additional legend:

         THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                           (iv) The investor is either (A) a QIB purchasing for its own account or for the account of another QIB and it and such other Person are aware that the sale to it is being made in reliance on Rule 144A or (B) an Institutional Accredited Investor and is purchasing the



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         Certificates for its own account or for an account with respect to which it exercises sole investment discretion.

                           (v) If the investor is a QIB, the investor understands that the Certificates offered in reliance on Rule 144A will be represented by the Book-Entry Certificates. Before any interest in the Book-Entry Certificates may be offered, sold, pledged or otherwise transferred to an Institutional Accredited Investor, the transferee will be required to provide the Trustee with a Purchaser's Letter in the form attached hereto as Exhibit D-3A as to compliance with the transfer restrictions referred to above.

                           (vi) The investor will deliver to each Institutional Accredited Investor to whom it transfers Certificates notice of any restrictions on transfer of such Certificates.

                           (vii) If the investor is acquiring Senior
         Certificates, it understands that, in accordance with the prohibited transaction rules of ERISA and Section 4975 of the Code and the terms of the Exemptions (as such term is defined and described under the heading "ERISA CONSIDERATIONS" in the Prospectus Supplement), no Plan as to which either Underwriter, the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser or the Trustee is a party in interest or disqualified person, and no qualified institutional buyer acting on behalf of or with "plan assets" of any such Plan, may acquire such Certificates unless pursuant to a statutory exemption or any of the administrative exemptions issued by the U.S. Department of Labor, such that the acquisition and holding of Senior Certificates by, on behalf of or with "plan assets" of such Plan would not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code by reason of the application of one or more of the statutory or administrative exemptions from the prohibited transaction rules described herein.

                           (viii) If the investor is acquiring Subordinate or Residual Certificates, (i) it is not a Plan and is not using "plan assets" of any Plan to acquire such Certificates and (ii) if it is an insurance company, it is investing solely assets of its general account, and it shall be deemed to have represented and warranted that the purchase and holding of such Certificates will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

                           (ix) If the investor is acquiring any Privately Offered Certificate as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

                           (x) The investor acknowledges that the Depositor, the Underwriters, the Trustee, the Fiscal Agent and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing representations and agreements deemed to have been made by it by its purchase are no longer accurate, it shall promptly notify the Depositor and the Underwriters.

                           (xi) Each original purchaser of the Certificates will be required to sign a Purchaser's Letter in the form attached as Exhibit D-2A, D-2B, D-3A or D-3B hereto.

                           (xii) The Trustee shall have no liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Trustee shall not register the transfer of a Residual



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

         Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in this Section 3.3.

                  SECTION 3.4. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) except in the case of a mutilated Certificate so surrendered, there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 3.5. PERSONS DEEMED OWNERS. Prior to presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Operating Adviser and any agent of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Operating Adviser shall be affected by any notice to the contrary.

                  SECTION 3.6.      BOOK-ENTRY CERTIFICATES.

                  (a) Notwithstanding the foregoing, each Class of REMIC III Regular Certificates, upon original issuance, shall be issued in the form of one or more physical certificates (collectively, as to any Class of Book-Entry Certificates, a "GLOBAL CERTIFICATE") representing such Class, to be delivered to the Trustee, as custodian for The Depository Trust Company (the "DEPOSITORY"), the initial Clearing Agency, by, or on behalf of, the Depositor. The Global Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.8. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.8:

                           (i) the provisions of this Section 3.6 shall be in full force and effect with respect to each such Class;

                           (ii) the Depositor, the Master Servicer, the
         Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                           (iii) to the extent that the provisions of this
         Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control with respect to each such Class; and



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

                           (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency, the Participants and/or the Indirect Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued in respect of such Classes pursuant to Section 3.8, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

                  (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal (and, in the case of the Class X Certificates, notional) amount of Certificates, such direction or consent may be given in respect of such Classes by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal (and, in the case of the Class X Certificates, notional) amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

                  SECTION 3.7. NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.8, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

                  SECTION 3.8.      DEFINITIVE CERTIFICATES.

                  (a) Definitive Certificates will be issued to the owners of beneficial interests in a Class of Book-Entry Certificates or their nominees if (i) the Depository notifies the Depositor and the Trustee in writing that the Depository is unwilling or unable to continue as Clearing Agency for the Book-Entry Certificates and a qualifying successor Clearing Agency is not appointed by the Depositor within 90 days thereof, (ii) the Depositor, at its option, elects to terminate the book-entry system through the Clearing Agency or
(iii) an Event of Default shall have occurred and is continuing and Holders of Book-Entry Certificates entitled to at least 51% of the Voting Rights thereof advise the Depository and the Trustee in writing that the continuation of the book-entry system through the Depository (or a successor thereto) is no longer in the best interest of Certificateholders. Upon notice of the occurrence of either of the events described in the preceding sentence, the Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall execute, authenticate and deliver the Definitive Certificates. None of the Depositor, the Fiscal Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.



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

                  (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.


                                   ARTICLE IV.

                                    ADVANCES

                  SECTION 4.1.      P&I ADVANCES BY MASTER SERVICER.

                  (a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.4, either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and advanced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.1(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704) 593-7735 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (704) 593-7820 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such P&I Advance Date.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of the Mortgage Loans (including without limitation Balloon Mortgage Loans delinquent as to their respective Balloon Payments and REO Mortgage Loans) for any Distribution Date shall equal, subject to Section 4.4 below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fee and Workout Fee, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the twelfth day of the month (or the immediately preceding Business Day if such twelfth day is not a Business Day), or otherwise offset as provided in Section 4.1(a) by amounts held in the Collection Account for future distribution to Certificateholders; provided that, if an Appraisal Reduction has occurred (and for so long as it exists) with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the amount of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced to an amount equal to the product of (i) the amount of the P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the



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

denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date. Notwithstanding the foregoing, the Master Servicer will not be required to advance Penalty Charges, Default Interest, Late Fees, Excess Interest or Prepayment Premiums or Yield Maintenance Charges.

                  SECTION 4.2.      SERVICING ADVANCES.

                  (a) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent determines, as applicable, in accordance with Section 4.4 below, that any such Servicing Advance would be a Nonrecoverable Advance. Any such determination by the Master Servicer or the Special Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, on five Business Days notice (or such lesser period as shall be reasonably requested by the Special Servicer) request that the Master Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder and to be accompanied by such additional information regarding the circumstances surrounding such Servicing Advance as the Master Servicer may reasonably request. Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within ten (10) days of the Master Servicer's receipt of such request, except Emergency Advances, which shall be made by the Master Servicer within five Business Days of the request by the Special Servicer (or such lesser period as shall be reasonably requested by the Special Servicer). The Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

                  Notwithstanding the foregoing provisions of this Section 4.2(b), the Master Servicer shall not be required to make at the Special Servicer's direction, or to reimburse the Special Servicer for, any Servicing Advance if the Master Servicer determines (in its good faith and reasonable judgment) that the Servicing Advance which the Special Servicer is requesting the Master Servicer to make or to reimburse to the Special Servicer hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination. Such notice shall not obligate the Special Servicer to make any such proposed Servicing Advance. The Special Servicer shall promptly provide the Master Servicer with any information that comes into its possession that constitutes evidence that any future Advances made with respect to any Mortgage Loan or REO Property would be Nonrecoverable Advances.

                  SECTION 4.3.      ADVANCES BY TRUSTEE.

                  (a) To the extent that the Master Servicer fails to make a P&I Advance by 11:00 a.m. New York City time on the Business Day following the related P&I Advance Date (other than a P&I Advance that the Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable



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

Advance. To the extent that the Trustee is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account on the relevant Distribution Date.

                  (b) To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder by 12:00 p.m., New York City time, on any Distribution Date (other than a P&I Advance that the Trustee determines is or would be a Nonrecoverable Advance), the Fiscal Agent will advance such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Fiscal Agent is required hereunder to make P&I Advances, it shall deposit the amount thereof in the Distribution Account on such Distribution Date.

                  (c) To the extent that the Master Servicer or Special Servicer fails to make a Servicing Advance by the fifteenth day after such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer or Special Servicer determines is or would be a Nonrecoverable Advance), if the Trustee has actual knowledge of such failure, the Trustee will be required to give the defaulting party notice of such failure and, if such failure continues for three (3) more Business Days, the Trustee shall make such Servicing Advance unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

                  (d) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of
(i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has actual knowledge of such failure pursuant to subsection (c) above, that such Servicing Advance has not been made by the Master Servicer (other than a Servicing Advance that the Trustee determines is or would be a Nonrecoverable Advance), the Fiscal Agent will advance such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

                  The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance.

                  SECTION 4.4. EVIDENCE OF NONRECOVERABILITY.Notwithstanding anything herein to the contrary, no Advance shall be required to be made hereunder if such Advance would, if made, constitute a Nonrecoverable Advance. In addition, Nonrecoverable Advances shall be reimbursable pursuant to Section
5.2 out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee or the Fiscal Agent, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance to be made by the Master Servicer, no less than one Business Day prior to the related P&I Advance Date) to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal or internal evaluation of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal or internal evaluation shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust payable out of the Collection Account. The Trustee and the

Fiscal Agent shall each be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Advance, the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Advance and shall have no obligation to make a separate determination of recoverability, and the Special Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular Advance and shall have no obligation to make a separate determination of recoverability.

                  SECTION 4.5. ADVANCE INTEREST.The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Advance Rate in effect from time to time, accrued on the amount of each Advance made thereby (out of its own funds) for so long as such Advance is outstanding, payable: first, out of Penalty Charges actually collected by the Master Servicer or the Special Servicer in respect of the related Mortgage Loan (including, without limitation, an REO Mortgage Loan as to which such P&I Advance was made) or second, if such amounts are insufficient, out of general collections on the Mortgage Loans and REO Properties in the Collection Account. Notwithstanding the foregoing, no party shall be entitled to receive interest on the amount of any P&I Advance on the Super 8 Motel Mortgage Loan (Control #119) in respect of the period that accrues on or prior to the fifteenth day of each month.


                                   ARTICLE V.

                    COLLECTION ACCOUNT; DISTRIBUTION ACCOUNT;
                             CERTAIN TRUSTEE REPORTS

                  SECTION 5.1.      COLLECTION ACCOUNT.

                  (a) The Master Servicer shall open, on or prior to the Closing Date, and shall thereafter maintain a segregated account (the "COLLECTION ACCOUNT") solely with respect to this Agreement, entitled "First Union National Bank, as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1, Collection Account." The Collection Account shall be an Eligible Account.

                  (b) On or prior to the date the Master Servicer shall first deposit funds in the Collection Account, the Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of the Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's right to direct payments and investments and its rights of withdrawal under this Agreement.

                  (c) The Master Servicer shall deposit into the Collection Account on the Business Day following receipt the following amounts received or paid by it, other than (i) interest and principal on the Mortgage Loans due on or before the Cut-off Date, which shall be remitted to the applicable Seller and
(ii) amounts received from the Mortgagor and used to purchase defeasance collateral (it being understood that the Master Servicer and Special Servicer may retain amounts otherwise payable to the Master Servicer or Special Servicer as provided in Section 5.2(b), such as assumption fees and modification fees, rather than deposit them into the Collection Account):



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

                           (i) Principal: all payments on account of principal, including, without limitation, the principal component of Monthly Payments, any late payments in respect thereof and any Principal Prepayments, on the Mortgage Loans;

                           (ii) Interest: all payments on account of interest, including, without limitation, the interest component of Monthly Payments, any Late Fees in respect thereof and any Default Interest on the Mortgage Loans but excluding any Excess Interest (which, if and as received by the Master Servicer or Special Servicer, shall be remitted monthly by the Master Servicer or the Special Servicer to the Trustee for deposit to the Excess Interest Distribution Account);

                           (iii) Liquidation Proceeds: all Liquidation Proceeds with respect to the Mortgage Loans, including, without limitation, REO Mortgage Loans;

                           (iv) Insurance Proceeds and Condemnation Proceeds: all Insurance Proceeds and Condemnation Proceeds with respect to any Mortgaged Property or REO Property (other than any such proceeds to be applied to the restoration or repair of such property or released to the related Mortgagor in accordance with applicable law, the terms of the related Mortgage Loan or the Servicing Standard, in which case such proceeds shall be deposited by the Master Servicer into an escrow account or released to the related Mortgagor, as the case may be, and not deposited in the Collection Account);

                           (v) Yield Maintenance Charges and Prepayment
         Premiums: all Yield Maintenance Charges and Prepayment Premiums with respect to the Mortgage Loans;

                           (vi) REO Income: all REO Income (net of any expenses and fees paid therefrom by the related property manager) in respect of any REO Properties received from the Special Servicer pursuant to
         Section 8.19;

                           (vii) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) and Section
         5.3.2 in connection with losses realized on Eligible Investments with respect to funds held in the Collection Account or Interest Reserve Account;

                           (viii)   Reserved;

                           (ix) Repurchase Proceeds and Substitution Shortfall
         Amounts: All Repurchase Proceeds and payments of Substitution Shortfall Amounts with respect to the Mortgage Loans, including, without limitation, the REO Mortgage Loans; and

                           (x) Other: all other amounts required to be deposited in the Collection Account pursuant to this Agreement.

                  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (d) Upon its receipt of any of the amounts described in clauses (i) through (v) of Section 5.1(c) with respect to any Mortgage Loan or REO Property, the Special Servicer shall promptly, but in no event later than the Business Day after receipt, remit such amounts to the Master Servicer for



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deposit into the Collection Account in accordance with Section 5.1(c), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Amounts described in clause (vi) of Section 5.1(c) with respect to any Mortgage Loan or REO Property, shall be remitted by the Special Servicer for deposit into the Collection Account in accordance with
Section 8.19. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than the Business Day after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Collection Account in order to permit the Special Servicer to make deposits therein.

                  (e) Funds in the Collection Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "First Union National Bank, in trust for LaSalle Bank National Association, as Trustee for the Holders of the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1." None of the Depositor, the Mortgagors, the Trustee or the Fiscal Agent shall be liable for any loss incurred on such Eligible Investments.

                  An amount equal to all income and gain realized from any such investment (to the extent not needed to offset losses from other investments) shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Collection Account out of its own funds no later than the next Master Servicer Remittance Date.

                  Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee or the Master Servicer may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Collection Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation), the Master Servicer shall have the sole right to enforce such payment or performance.

                  (f) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Payments for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, applicable law and the terms of the related Mortgage Loans.

                  SECTION 5.2.      APPLICATION OF FUNDS IN THE COLLECTION
ACCOUNT.

                  (a) Monthly, on each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Trustee for deposit in the Distribution Account



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all amounts then on deposit in the Collection Account that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period, exclusive of any such payments and other collections that: (i) constitute Monthly Payments due on a Due Date following the end of the related Collection Period; (ii) are payable or reimbursable to any Person from the Collection Account pursuant to clauses (i) through (xvi), inclusive, of Section 5.2(b); and/or (iii) were deposited in the Collection Account in error. The Trustee shall notify the Master Servicer (in a manner consistent with the last sentence of Section 4.1(a)) if any such remittance is not received by 3:00 p.m., New York City time, on any Master Servicer Remittance Date. In addition, on each P&I Advance Date, the Master Servicer is authorized to apply certain amounts held in the Collection Account for future distribution to Certificateholders in subsequent months, all as more particularly specified in Section 4.1, to make required P&I Advances on such date.

                  (b) The Master Servicer may, from time to time, also make withdrawals from the Collection Account for any of the following purposes:

                           (i) Servicing Fees: to pay to itself unpaid Master Servicing Fees and to the Special Servicer unpaid Special Servicing Fees, in each case earned thereby in respect of each Mortgage Loan, including, without limitation, each REO Mortgage Loan, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (i) being limited to amounts received, in each case, in respect of such Mortgage Loan that is allocable as a recovery of interest thereon or advanced as the interest portion of a P&I Advance with respect to such Mortgage Loan;

                           (ii) Workout Fees and Liquidation Fees: to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by,
         Section 8.10(b);

                           (iii) P&I Advances: to reimburse each of the Fiscal Agent, the Trustee and the Master Servicer, in that order, for unreimbursed P&I Advances made by each such Person, the Fiscal Agent's, the Trustee's and the Master Servicer's respective rights to be reimbursed pursuant to this clause (iii) being limited to amounts received that represent Late Collections of interest on and principal of the particular Mortgage Loans, including, without limitation, REO Mortgage Loans, with respect to which such P&I Advances were made (in each case net of related Workout Fees);

                           (iv) Servicing Advances: to reimburse each of the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, for unreimbursed Servicing Advances made by each such Person, the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to be reimbursed pursuant to this clause (iv) being limited to amounts received that represent Late Collections of interest on and principal of the particular Mortgage Loans, including, without limitation, REO Mortgage Loans, with respect to which such Servicing Advances were made with respect to any Mortgage Loan or REO Property;

                           (v) Nonrecoverable Advances: to reimburse the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, out of general collections on the Mortgage Loans and REO Properties, for Nonrecoverable Advances made by each such Person;

                           (vi) Advance Interest: to pay the Fiscal Agent, the Trustee, the Master Servicer and the Special Servicer, in that order, any unpaid Advance Interest due and payable



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

         thereto, the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (vi) being limited to Penalty Charges collected in respect of the Mortgage Loans, including without limitation any REO Mortgage Loan, as to which the related Advance was made;

                           (vii) More Advance Interest: at or following such time as it reimburses itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (iii), (iv) or (v) above or pursuant to Section 8.3, and insofar as payment has not already been made pursuant to clause (vi) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any related Advance Interest accrued and payable on such Advance;

                           (viii) Additional Master Servicing and Special Servicing Compensation: to pay to each of itself and the Special Servicer all amounts deposited in the Collection Account from time to time that constitute Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively;

                           (ix) Reserved;

                           (x) Reserved;

                           (xi) REO Extensions: to pay, out of general collections on the Mortgage Loans and REO Properties, the cost of obtaining any REO Extension contemplated by Section 8.19(a) in respect of any REO Property;

                           (xii) General Reimbursements and Indemnities: to pay itself, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and REO Properties, pro rata based on their respective entitlements, any amounts payable to any such Person pursuant to any of Sections 4.8, 7.11, 8.15, 8.26 and 8.27;

                           (xiii) Legal Advice: to pay, out of general collections on the Mortgage Loans and REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Sections 8.7(b)(ii), 8.19(a) and 13.13, (B) the cost of any other Opinion of Counsel contemplated by this Agreement which is specifically identified as an expense of the Trust and (C) the cost of the advice of counsel contemplated by Section 8.20(a);

                           (xiv) Deleted Mortgage Loans: to any Seller or other appropriate Person, with respect to each Mortgage Loan or REO Property, if any, previously purchased or replaced by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Deleted Mortgage Loan subsequent to the date of purchase;

                           (xv) Taxes: to pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC Pool, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (A) none of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 12.1(k), or (B) any such Person that may be so liable (including any Holder of a Class R-I, Class R-II or Class R-III Certificate) has failed to make the required payment;



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

                           (xvi) Other Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be expenses of the Trust, the payment of which is not more specifically provided for in any prior clause of this Section 5.2(b);

                           (xvii) Correction of Errors: to withdraw funds deposited in the Collection Account in error; and

                           (xviii) Clear and Terminate: to clear and terminate the Collection Account with a termination of the Trust pursuant to
         Section 10.1.

                  The Master Servicer shall pay to or at the direction of each of the Depositor, the Special Servicer, the Trustee and the Fiscal Agent from the Collection Account amounts permitted to be paid therefrom to such Person (or to third parties in respect of matters that are such Person's responsibility or under such Person's control) promptly upon receipt of a certificate of, as applicable, an Authorized Officer of the Depositor, a Special Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, describing the item and amount to which the Depositor, the Special Servicer, the Trustee or the Fiscal Agent (or such third party), as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

                  The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account.

                  SECTION 5.3. DISTRIBUTION ACCOUNT; EXCESS INTEREST DISTRIBUTION ACCOUNT; INTEREST RESERVE ACCOUNT.

                  (a) The Trustee shall establish, on or prior to the Closing Date, and thereafter maintain in the name of the Trustee, a segregated account (the "DISTRIBUTION ACCOUNT") solely with respect to this Agreement, to be held in trust for the benefit of the Holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, entitled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1, Distribution Account." The Distribution Account shall be an Eligible Account.

                  (b) The Trustee shall deposit into the Distribution Account on the Business Day received all moneys remitted by the Master Servicer pursuant to Section 5.2(a) of this Agreement, together with (i) all P&I Advances and Compensating Interest Payments made by the Master Servicer and (ii) any reimbursements or indemnifications of the Trust made by any party hereto or any other Person. Funds in the Distribution Account shall not be invested. The Distribution Account shall be held separate and apart from and shall not be commingled with any other monies of or held in trust by the Trustee, including, without limitation, other monies of the Trustee held under this Agreement.

                  (c) The Trustee shall make withdrawals from the Distribution Account only for the following purposes:

                           (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

                           (ii) to pay itself unpaid Trustee Fees and any other amounts owed to it pursuant to Section 7.12 hereof;



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

                           (iii) to make distributions to the Certificateholders pursuant to Section 6.4; and

                           (iv) to clear and terminate the Distribution Account in connection with a termination of the Trust pursuant to Section 10.1.

                  SECTION 5.3.1.    EXCESS INTEREST DISTRIBUTION ACCOUNT.

                  (a) The Trustee shall establish, on or prior to the Closing Date, and thereafter maintain in the name of the Trustee, a segregated account (the "EXCESS INTEREST DISTRIBUTION ACCOUNT") solely with respect to this Agreement, to be held in trust for the benefit of the Holders of beneficial interests in the grantor trust described in Section 12.1(b) hereof, until disbursed pursuant to the terms of this Agreement, entitled "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 Excess Interest Distribution Account." The Excess Interest Distribution Account shall be an Eligible Account.

                  (b) The Trustee shall deposit into the Excess Interest Distribution Account on the Business Day received all moneys received by it from the Master Servicer or Special Servicer as Excess Interest. The Trustee shall hold uninvested any funds in the Excess Interest Distribution Account, and shall hold the Excess Interest Distribution Account separate and apart from, and shall not commingle any monies thereof with, any other monies of or held in trust by the Trustee, including, without limitation, other monies of the Trustee held under this Agreement.

                  (c) The Trustee shall make withdrawals from the Excess Interest Distribution Account only for the following purposes:

                           (i) to withdraw amounts deposited in the Excess Interest Distribution Account in error and to pay such amounts to the Persons entitled thereto;

                           (ii) to make distributions to the Class N
         Certificateholders pursuant to Section 6.4.1, and

                           (iii) to clear and terminate the Excess Interest Distribution Account in connection with a termination of the Trust pursuant to Section 10.1.

                  SECTION 5.3.2.    INTEREST RESERVE ACCOUNT.

                  (i) The Master Servicer shall establish, on or prior to the Closing Date, and thereafter maintain in the name of the Master Servicer on behalf of the Trustee, a segregated account (the "Interest Reserve Account") solely with respect to this Agreement, to be held in trust for the benefit of the Holders of the Certificates until disbursed pursuant to the terms of this Agreement, entitled "First Union National Bank, on behalf of LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass Through Certificates, Series 1999 PH-1 Interest Reserve Account." The Interest Reserve Account shall be an Eligible Account.

                  (ii) On each Report Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, the Master Servicer shall calculate the Withheld Amount and notify the Trustee of such Withheld Amount. On each such Master Servicer Remittance



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

Date, the Master Servicer shall withdraw from the Collection Account and deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts. If the Master Servicer shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Master Servicer Remittance Date in March of each calendar year, the Master Servicer shall transfer to the Trustee for deposit into the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

                  (iii) The Master Servicer may, from time to time, make withdrawals from the Interest Reserve Account to pay itself, as additional servicing compensation in accordance with Section 8.10, net interest and investment income earned in respect of amounts in the Interest Reserve Account.

                  (iv) Funds in the Interest Reserve Account may be invested and, if invested, shall be invested at the direction of, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the date that such funds are required to be transferred to the Distribution Account, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "First Union National Bank, in trust for LaSalle Bank National Association, as Trustee for the Holders of the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass Through Certificates, Series 1999 PH-1."

                  (v) An amount equal to all income and gain realized from any such investment (to the extent not needed to offset losses from other investments) shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Collection Account out of its own funds no later than the next succeeding Master Servicer Remittance Date.

                  SECTION 5.4.      TRUSTEE REPORTS; ACCESS TO INFORMATION.

                  (a) Based on (and to the extent of the information contained in) the Master Servicer Remittance Report and the report pursuant to
Section 8.14(a) provided to the Trustee by the Master Servicer, which shall be delivered no later than 3:00 p.m. New York City time on the related Report Date, on each Distribution Date, the Trustee shall provide to the Rating Agencies and shall provide or make available to each Certificateholder, the Master Servicer, the Special Servicer, the Underwriters, the Depositor, HFCF, PMCF and the Operating Adviser (or if no Operating Adviser has been elected, then the Majority Certificateholder of the Controlling Class), and, upon request and written certification as to its beneficial ownership interest in the Book-Entry Certificates, to any Certificate Owner, a Monthly Certificateholder Report (substantially in the form of Exhibit G) which includes information regarding the Mortgage Loans as of the end of the related Collection Period, and which report will also contain substantially the categories of information regarding the Mortgage Loans set forth in Exhibit I. The Trustee shall be entitled, in the absence of manifest error, to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify or re-calculate any such information.

                  (b) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer and the Special Servicer, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund within its




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

control that may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items specified in clauses (i), (ii) and (x) of the definition of Monthly Certificateholder Report and provided to Certificateholders pursuant to this
Section 5.4, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, together with such other customary information as the Trustee deems may be necessary or desirable for such Certificateholders to prepare their federal income tax returns. The obligations of the Trustee under this Section 5.4(c) shall be deemed to have been satisfied to the extent that substantially comparable information has been provided or made available by the Trustee pursuant to the requirements of the Code.

                  (d) The Trustee shall make available to Persons with an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System (or a similar system), the reports described in Section 5.4(a) and a summary report of Certificate Factors via automated facsimile. The Trustee shall make available, upon request, to Certificateholders, Certificate Owners identified to the Trustee in accordance with subsection (g) below, the Depositor, the Underwriters, the Master Servicer, the Rating Agencies and the Special Servicer account numbers on the Trustee's ASAP System (or a similar system). In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee shall make available through its electronic bulletin board system, on a confidential basis, such information related to the Mortgage Loans as the Depositor may reasonably request, provided that such information with respect to the Specially Serviced Mortgage Loans has been generated or otherwise approved by the Special Servicer. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files shall be password protected. Passwords to each file shall be released by the Trustee, upon request, to Certificateholders, Certificate Owners identified to the Trustee in accordance with subsection (g) below, the Depositor, the Underwriters, the Master Servicer, the Rating Agencies and the Special Servicer. The Trustee also maintains a site on the World Wide Web at www.lnbabs.com at which certain of the above information will be available.

                  (e) The Trustee shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Prospective Investor, the Underwriters, each Rating Agency, the Operating Adviser (or if no Operating Adviser has been elected, then the Majority Certificateholder of the Controlling Class), the Special Servicer and the Depositor, originals or copies of, among other things, the following items: (i) this Agreement, the Mortgage Loan Purchase Agreements and any amendments thereto, to the extent such items are in the Trustee's possession, (ii) all Monthly Certificateholder Reports and reports pursuant to Section 5.4(a)(ii) delivered by the Trustee to Certificateholders since the Closing Date and all Operating Statement Analyses, reports pursuant to Section 8.14(a), and Master Servicer Remittance Reports received by the Trustee from the Master Servicer since the Closing Date, (iii) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 8.12, (iv) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 8.13, (v) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (vi) the most recent Mortgaged Property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee, (vii) any and all modifications, waivers and



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

amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, (viii) any and all Officer's Certificates (and attachments thereto) delivered to or retained by the Trustee to support any of its, the Fiscal Agent's, the Special Servicer's or the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable, (ix) any reports delivered by the Special Servicer to the Trustee pursuant to Section 8.7(e), and (x) copies of the Prospectus Supplement and the Memorandum, as such may have been amended or supplemented from time to time and delivered to the Trustee. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

                  (f) The Trustee shall afford the Underwriters, the Rating Agencies, the Depositor, the Fiscal Agent, the Master Servicer, the Special Servicer, the Operating Adviser, any Certificateholder, any Certificate Owner and any Prospective Investor, upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney-client-privileged records and documentation, including without limitation information delivered by the Master Servicer or the Special Servicer to the Trustee pursuant to Section 8.16, regarding the Mortgage Loans, any REO Properties and all other relevant matters relating to this Agreement. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

                  (g) In connection with providing access to or copies of the items described in subsections (a), (d), (e), (f) and (h) of this Section 5.4, the Trustee may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of Prospective Investors, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall be entitled to conclusively rely on any such certification without independent investigation or inquiry. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 5.4(g), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to subsections (d), (e) and (f) of this Section 5.4.

                  (h) On each Distribution Date, except as described below, the Trustee shall provide or make available in electronic format (or, upon written request, by first class mail) to each Certificateholder, each Prospective Investor in a Certificate (upon request), each Certificate Owner (if known), the Depositor, each Underwriter, the Special Servicer and each Rating Agency a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate



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

Report, the Historical Loan Modification Report, the REO Status Report and a Watch List (indicating those Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans) (collectively, the "Servicer Reports") provided by the Master Servicer to the Trustee pursuant to Section 8.14(c) and 8.14(e) on the Master Servicer Remittance Date. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least two Business Days prior to the related Master Servicer Remittance Date. Absent manifest error, (i) none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Master Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

                  The information contained in the reports in the preceding paragraph of this Section 5.4(h) shall be made available to the Trustee, the Special Servicer and the Rating Agencies electronically by the Master Servicer in the form of the standard CSSA loan file and CSSA property file, and the Trustee will in lieu of mailing such reports as described in such preceding paragraph make such reports available electronically in such form to Certificateholders using the media mutually agreed upon by the Trustee, each Underwriter and the Depositor; provided, however, that the Trustee will continue to provide Certificateholders with a written copy of such reports (upon written request) in the manner described in such preceding paragraph.

                  The Master Servicer shall deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it generates or receives from the Special Servicer to the Trustee, the Depositor, the Special Servicer (as to those generated by the Master Servicer), each Underwriter and each Rating Agency promptly after its receipt thereof. Upon written request, the Trustee shall make such reports available to the Certificateholders. Upon written request, the Trustee shall also make available to any Certificate Owners and Prospective Investor in the Certificates any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee, subject to
Section 5.4(g).

                  SECTION 5.5. TRUSTEE TAX REPORTS. The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and of the grantor trust under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Consistent with this Agreement, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, any Person that has transferred a Residual Certificate to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Master Servicer shall on a timely basis provide the Trustee with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool as the Trustee may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans and REO Properties that is requested by the Master Servicer in order for the Master Servicer to comply with its obligations under this Section 5.5. The Trustee shall be entitled, in the



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absence of manifest error, to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.


                                   ARTICLE VI.

                                  DISTRIBUTIONS

                  SECTION 6.1.      DISTRIBUTIONS GENERALLY.

                  (a) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions on or before the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Expense Loss previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate at such address as last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

                  (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Indirect Participant for which it acts as agent. Each Participant and Indirect Participant shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Fiscal Agent, the Certificate Registrar, the Depositor, the Master Servicer or the Special Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (c) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Expense Losses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.



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                  SECTION 6.2.      REMIC I.

                  (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Distribution Amount (excluding any amounts attributable to Yield Maintenance Charges and Prepayment Premiums) as is attributable to each Mortgage Loan for such date for the following purposes and in the following order of priority:

                           (i) to pay interest to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest (excluding amounts attributable to Yield Maintenance Charges and Prepayment Premiums) for each such REMIC I Regular Interest for such Distribution Date;

                           (ii) to pay principal to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualifying Substitute Mortgage Loan) that will be outstanding immediately following such Distribution Date;

                           (iii) to reimburse REMIC II for any Realized Losses and Expense Losses previously deemed allocated to the various REMIC I Regular Interests (with interest), up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest for such Distribution Date; and

                           (iv) to the Holders of the Class R-I Certificates that portion, if any, of the Available Distribution Amount (excluding amounts attributable to Yield Maintenance Charges and Prepayment Premiums) for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this
         Section 6.2(a).

                  (b) On the Distribution Date occurring in (A) January of each calendar year that is not a leap year and (B) February of each calendar year, interest payments constituting the Withheld Amounts that would otherwise be distributable pursuant to clause (a)(i) above shall be deposited in the Interest Reserve Account by the Trustee in accordance with Section 5.3.2. On the Distribution Date in March of each calendar year the Withheld Amounts deposited in the Interest Reserve Account pursuant to Section 5.3.2. shall be included in the funds distributable pursuant to clause (a)(i) above.

                  (c) On each Distribution Date, the Trustee shall be deemed to apply each Yield Maintenance Charge and Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Replacement Mortgage Loan) as to which such Yield Maintenance Charge or Prepayment Premium was received.

                  (d) All amounts (other than additional interest in the form of Yield Maintenance Charges or Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this Section 6.2 on any Distribution Date is herein referred to as the "REMIC II DISTRIBUTION AMOUNT" for such date.



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

                  SECTION 6.3.      REMIC II.

                  (a) It is the intention of the parties hereto that the distributions set forth below result in the Certificate Principal Balances of each Class of REMIC II Regular Interests and its corresponding Class of Certificates being equal. On each Distribution Date, the Trustee shall be deemed to apply the REMIC II Distribution Amount for such date for the following purposes and in the following order of priority:

                           (i) to distributions of interest to REMIC III in respect of REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2, up to an amount equal to (and pro rata in accordance with) all Uncertificated Distributable Interest on such REMIC II Regular Interests for such Distribution Date;

                           (ii) to distributions of principal to REMIC III in respect of first, REMIC II Regular Interest A-1, and second, REMIC II Regular Interest A-2, in each case up to an amount equal to the lesser of (1) the then outstanding Uncertificated Principal Balance of such Class and (2) the remaining portion, if any, of such REMIC II Distribution Amount;

                           (iii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2 (with interest), up to an amount equal to (and pro rata in accordance with) the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (iv) to distributions of interest to REMIC III in respect of REMIC II Regular Interest B, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (v) to distributions of principal to REMIC III in respect of REMIC II Regular Interest B, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (vi) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest B (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (vii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest C, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (viii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest C, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (ix) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest C (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (x) to distributions of interest to REMIC III in respect of REMIC II Regular Interest D, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;



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

                           (xi) to distributions of principal to REMIC III in respect of REMIC II Regular Interest D, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest D (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xiii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest E, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xiv) to distributions of principal to REMIC III in respect of REMIC II Regular Interest E, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xv) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest E (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xvi) to distributions of interest to REMIC III in respect of REMIC II Regular Interest F, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xvii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest F, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xviii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest F (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xix) to distributions of interest to REMIC III in respect of REMIC II Regular Interest G, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xx) to distributions of principal to REMIC III in respect of REMIC II Regular Interest G, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xxi) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest G (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xxii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest H, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xxiii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest H, until the Uncertificated Principal Balance thereof is reduced to zero;



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

                           (xxiv) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest H (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xxv) to distributions of interest to REMIC III in respect of REMIC II Regular Interest J, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xxvi) to distributions of principal to REMIC III in respect of REMIC II Regular Interest J, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xxvii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest J (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xxviii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest K, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xxix) to distributions of principal to REMIC III in respect of REMIC II Regular Interest K, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xxx) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest K (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xxxi) to distributions of interest to REMIC III in respect of REMIC II Regular Interest L, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xxxii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest L, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xxxiii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest L (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xxxiv) to distributions of interest to REMIC III in respect of REMIC II Regular Interest M, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xxxv) to distributions of principal to REMIC III in respect of REMIC II Regular Interest M, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xxxvi) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest M (with interest), up to an amount

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

         equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date;

                           (xxxvii) to distributions of interest to REMIC III in respect of REMIC II Regular Interest N, up to an amount equal to all Uncertificated Distributable Interest on such REMIC II Regular Interest for such Distribution Date;

                           (xxxvii) to distributions of principal to REMIC III in respect of REMIC II Regular Interest N, until the Uncertificated Principal Balance thereof is reduced to zero;

                           (xxxviii) to reimburse REMIC III for any Realized Losses and Expense Losses previously deemed allocated to REMIC II Regular Interest N (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such REMIC II Regular Interest for such Distribution Date; and

                           (xxxix) to pay to the Holders of the Class R-II Certificates, the balance, if any, of the REMIC II Distribution Amount.

                  (b) On each Distribution Date, the Trustee shall be deemed to apply all Yield Maintenance Charges and Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of the REMIC II Regular Interests.

                  (c) All amounts (other than additional interest in the form of Yield Maintenance Charges and Prepayment Premiums) deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to this Section 6.3 on any Distribution Date is herein referred to as the "REMIC III DISTRIBUTION AMOUNT" for such date.

                  SECTION 6.4.      REMIC III.

                  (a) On each Distribution Date, following the deemed payments to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 6.3, the Trustee shall withdraw from the Distribution Account the REMIC III Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

                           (i) to pay interest to the Holders of the respective Classes of Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

                           (ii) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the Holders of the Class A-1 Certificates and, second to the Holders of the Class A-2 Certificates in each case, up to an amount equal to the lesser of (1) the then-outstanding Class Principal Balance of such Class and (2) the remaining portion, if any, of such Principal Distribution Amount;

                           (iii) to reimburse the Holders of the respective Classes of Class A Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Classes of Certificates (with interest), up to an amount equal to, and pro rata as among such Classes in accordance with, the respective Loss Reimbursement Amounts in respect of such Classes of Certificates for such Distribution Date; and



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

                           (iv) to make payments on the Subordinate and Residual Certificates as provided below;

provided that, on each Distribution Date after the aggregate of the Class Principal Balances of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust described in Article X hereof, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balance of such Certificates for such Distribution Date and without regard to the Principal Distribution Amounts for such date;

                  (b) On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the REMIC III Distribution Amount for such date for the following purposes and in the following order of priority:

                           (i) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (ii) if the Class Principal Balances of the Class A Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (iii) to reimburse the Holders of the Class B Certificates for Realized Losses and Expense Losses, if any, previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (v) if the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (vi) to reimburse the Holders of the Class C
         Certificates for any Realized Losses and Expenses Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (vii) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (viii) if the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal



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         Balance of such Class of Certificates and (B) the remaining Principal
         Distribution Amount for such Distribution Date;

                           (ix) to reimburse the Holders of the Class D
         Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (x) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (xi) if the Class Principal Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xii) to reimburse the Holders of the Class E Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (xiii) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (xiv) if the Class Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xv) to reimburse the Holders of the Class F
         Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (xvi) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (xvii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xviii) to reimburse the Holders of the Class G Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with



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

         interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (xix) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (xx) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xxi) to reimburse the Holders of the Class H Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (xxii) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (xxiii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xxiv) to reimburse the Holders of the Class J Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (xxv) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (xxvi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xxvii) to reimburse the Holders of the Class K Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;



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

                           (xxviii) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (xxix) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xxx) to reimburse the Holders of the Class L Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date; and

                           (xxxi) to pay interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                           (xxxii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xxxiii) to reimburse the Holders of the Class M Certificates for any Realized Losses and Expense Losses previously deemed allocated to such Class of Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date;

                           (xxxiv) to pay interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the interest in the REMIC regular interest evidenced by such Class N Certificates for such Distribution Date;

                           (xxxv) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of (A) the then-outstanding Class Principal Balance of the interest in the REMIC regular interest evidenced by such Class N Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                           (xxxvi) to reimburse the Holders of the Class N Certificates for any Realized Losses and Expense Losses previously deemed allocated to the interest in the REMIC regular interest evidenced by such Class N Certificates (with interest), up to an amount equal to the Loss Reimbursement Amount in respect of such Class of Certificates for such Distribution Date; and

                           (xxxvii) to pay to the Holders of the Class R-III Certificates the balance, if any, of the REMIC III Distribution Amount for such Distribution Date.



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                  (c)      On each Distribution Date, the Trustee shall withdraw
any amounts then on deposit in the Distribution Account that represent Yield Maintenance Charges collected in respect of Mortgage Loans during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, to the Holders of the following Classes of Certificates. The product of the Base Interest Fraction and the aggregate amount of such Yield Maintenance Charges will be allocated for distribution to Classes then entitled to receive principal distributions on the related Distribution Date (other than the Class H, J, K, L, M and N Certificates). The product of (a) the amount of principal distributed to each Class as a percentage of the principal distributed to all Classes multiplied by
(b) the Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Charges collected, will be distributed to each such Class. The remainder of such Yield Maintenance Charges will be distributed to the Class X Certificates.

                  On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected in respect of Mortgage Loans during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, to the Holders of the following Classes of Certificates. Twenty-five percent (25%) of the Prepayment Premiums collected during any Collection Period will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such Class as a percentage of the amount of principal distributed to all classes. The remainder of such Prepayment Premiums will be allocated to the Class X Certificates.

                  (d) All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC II Regular Interests on such Distribution Date pursuant to
Section 6.3.

                  SECTION 6.4.1.    GRANTOR TRUST.

                  (a) On each Distribution Date, the Trustee shall withdraw from the Excess Interest Distribution Account the amount on deposit therein, and shall pay such amount to the Holders of the Class N Certificates in respect of their beneficial ownership interest in the assets of the grantor trust, pro rata in accordance with their respective Percentage Interests. Such distributions shall be made in addition to any amounts distributable to such Holders pursuant to Section 6.4 hereof in respect of their interests in the REMIC regular interest evidenced by such Class N Certificates, and without regard to whether the REMIC regular interest component of the Class N Certificates is then outstanding.

                  SECTION 6.5.      ALLOCATION OF REALIZED LOSSES AND EXPENSE
LOSSES.

                  (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 6.2, the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Replacement Mortgage Loan) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Expense Losses.

                  (b) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 6.3, the Trustee shall also determine the amount, if any, by which (i) the then-aggregate Uncertificated Principal Balance



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of REMIC II Regular Interests A, B, C, D, E, F, G, H, J, K, L, M and N exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of such REMIC II Regular Interests shall be reduced sequentially, in reverse alphabetical order of letter designation, in each case, until the first to occur of such excess being reduced to zero or the Uncertificated Principal Balance of the particular REMIC II Regular Interest being reduced to zero. Such reductions in the Uncertificated Principal Balances of such REMIC II Regular Interests shall be deemed to be allocations of Realized Losses and Expense Losses.

                  (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to
Section 6.4, the Trustee shall determine the amount, if any, by which (i) the then-aggregate Certificate Principal Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 and Class A-2 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then-outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class Principal Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of Principal Certificates shall be deemed to be allocations of Realized Losses and Expense Losses.

                  SECTION 6.6. APPRAISAL REDUCTIONS. Not later than the earliest of the dates set forth in the definition of "Appraisal Event" in respect of any Mortgage Loan, or within such longer period as the Special Servicer is diligently and in good faith proceeding to obtain an appraisal, the Special Servicer shall obtain (A) an Appraisal of the related Mortgaged Property or REO Property, as applicable, if the Stated Principal Balance of such Required Appraisal Loan exceeds $1,000,000 or (B) at the option of the Special Servicer, if the Stated Principal Balance of such Required Appraisal Loan is less than or equal to $1,000,000, either an internal valuation prepared by the Special Servicer or an Appraisal; provided that, in the case of either clause (A) or
(B), if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately preceding 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard. Such Appraisal or internal valuation shall be updated at least annually to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal if not an internal valuation performed by the Special Servicer shall be an expense of the Trust and may be paid from REO Income, treated as an Additional Trust Expense or advanced by the Special Servicer (or, at the direction of the Special Servicer, by the Master Servicer) in which event it shall be treated as a Servicing Advance, subject to Section 4.4 hereof. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The Master Servicer shall calculate or recalculate the Appraisal Reduction for any Mortgage Loan based on updated Appraisals or internal valuations provided to it from time to time by the Special Servicer. Any Appraisal or internal valuation obtained by the Special Servicer pursuant to this Section 6.6 shall be delivered by the Special Servicer to the Master Servicer, and the Master Servicer shall deliver such Appraisal or internal valuation to the Trustee within 15 days of receipt by the Master Servicer of such Appraisal or internal valuation from the Special Servicer and the Trustee shall deliver such Appraisal or internal valuation to the Holders of the Privately Offered



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Certificates within 15 days of receipt by the Trustee of such Appraisal or internal valuation from the Master Servicer.

                  SECTION 6.7. COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Trustee reasonably believes are subject to such requirements under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Trustee withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate to such Certificateholder the amount withheld.


                                  ARTICLE VII.

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

                  SECTION 7.1.      DUTIES OF TRUSTEE AND THE FISCAL AGENT

                  (a) The Fiscal Agent and the Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, will perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Fiscal Agent. Any permissive right of the Trustee or Fiscal Agent, as applicable, provided for in this Agreement shall not be construed as a duty of the Trustee or the Fiscal Agent. Subject to Section 7.1(c)(vi), if an Event of Default occurs and is continuing, then, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement (to the extent such requirements are set forth herein); provided that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to the Trustee pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee or the Fiscal Agent or any of their respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct; provided that:

                           (i) Neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it (A) in its reasonable business judgment in accordance with this Agreement or (B) at the direction of Holders of Certificates entitled to not less than a majority of the Voting Rights;



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

                           (ii) No provision of this Agreement shall require either the Trustee or the Fiscal Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                           (iii) None of the Trustee, the Fiscal Agent or any of their respective directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or any Seller, including, without limitation, actions taken pursuant to this Agreement, except to the extent the Trustee or Fiscal Agent is acting as Master Servicer or Special Servicer;

                           (iv) The execution by the Trustee of any forms or plans of liquidation in connection with the REMIC Pools shall not constitute a representation by the Trustee or the Fiscal Agent as to the adequacy of such form or plan of liquidation;

                           (v) The Trustee and the Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee or Fiscal Agent, as applicable, in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and the Trustee and the Fiscal Agent shall be entitled to be reimbursed therefor from the Collection Account pursuant to Section 5.2(b); and

                           (vi) Neither the Trustee nor the Fiscal Agent shall be charged with knowledge of any failure by the Master Servicer or the Special Servicer to comply with their respective obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee may be required to act, except to the extent the Trustee or Fiscal Agent is acting as Master Servicer or Special Servicer, or unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the failure of the Master Servicer or Special Servicer to deliver to the Trustee any report, certificate or other document required to be delivered to the Trustee but not so delivered when required pursuant to this Agreement.

                  SECTION 7.2. CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE FISCAL AGENT.

                  (a)      Except as otherwise provided in Section 7.1:

                           (i) The Trustee or the Fiscal Agent may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee or the Fiscal Agent may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                           (iii) Neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable for any



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

         action taken, suffered or omitted by the Trustee or the Fiscal Agent in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (iv) The Trustee and the Fiscal Agent (in their respective capacities as such) shall be under no obligation to exercise any of the powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided that, if the payment within a reasonable time to the Trustee or the Fiscal Agent of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of the Trustee not reasonably assured to the Trustee or the Fiscal Agent by the security afforded to it by the terms of this Agreement, the Trustee or the Fiscal Agent may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The Trustee's and the Fiscal Agent's reasonable expenses shall be paid by the Certificateholders making such request;

                           (v) The Trustee and the Fiscal Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee or the Fiscal Agent conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer or the Depositor;

                           (vi) The Trustee and the Fiscal Agent shall in no event be required to obtain a deficiency judgment against a Mortgagor;

                           (vii) Neither the Trustee nor the Fiscal Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (unless otherwise expressly required herein to do so) if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                           (viii) Neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement; provided, however, that this provision shall not operate to forgive the Trustee or the Fiscal Agent, in their respective individual capacities, for a liability that either of them may have for any investment loss and incurred on such investment; and

                           (ix) unless otherwise specifically required by law, the Trustee and the Fiscal Agent shall not be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder.

                  (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.



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

                  (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or the proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.
                  (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust, its assets, any REMIC Pool or transactions including, without limitation, (A) "prohibited transaction" taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

                  SECTION 7.3. TRUSTEE AND FISCAL AGENT NOT LIABLE FOR CERTIFICATES OR INTERESTS OR MORTGAGE LOANS.The Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement , the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, Assignment of Mortgage or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or, except as provided in Section 2.1(c), the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer); any investment of monies by the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

                  SECTION 7.4. TRUSTEE AND THE FISCAL AGENT MAY OWN CERTIFICATES. The Trustee and the Fiscal Agent and any agent of the Trustee and the Fiscal Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee and the Fiscal Agent or such agent.

                  SECTION 7.5. ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND FISCAL AGENT. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose long-term senior unsecured debt is, for so long as a Fiscal Agent



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is acting hereunder, rated not less than "BBB" by Fitch and Baa2 by Moody's;
provided that either the Trustee or the Fiscal Agent shall at all times be an institution whose long-term senior unsecured debt is rated not less than "AA" by Fitch and Aa2 by Moody's or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Fiscal Agent shall cease to be eligible in accordance with provisions of this Section, the Trustee or Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

                  SECTION 7.6.      RESIGNATION AND REMOVAL OF TRUSTEE OR FISCAL
AGENT.

                  (a) The Trustee or the Fiscal Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment, commenced acting as successor and Rating Agency Confirmation from Fitch shall have been obtained with respect to such appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or fiscal agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced concurrently, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. If no successor trustee or fiscal agent shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor trustee or fiscal agent.

                  (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located; provided, however, that, if the Trustee and Fiscal Agent agree to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or
(iv) the continuation of the Trustee as such would result in a downgrade, qualification (if applicable) or withdrawal of the rating by any one or more of the Rating Agencies of any Class of Certificates (provided that a designation of "negative" credit watch by Fitch shall constitute a qualification), then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer, the Special Servicer and the Rating Agencies. In the case of removal under clauses (i)-(iv) above, the Trustee shall bear all such costs of such transfer. Such succession shall take effect after a successor trustee has been appointed. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) with respect to the Fiscal Agent.




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

                  (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor fiscal agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor fiscal agent, and one copy to each of the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor fiscal agent, such succession only to take effect after a successor fiscal agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

                  (d) The Holders of Certificates entitled to at least 51% of the Voting Rights may without cause upon 30 days' written notice to the Trustee or the Fiscal Agent and to the Depositor remove the Trustee or the Fiscal Agent by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Fiscal Agent so removed; the Depositor shall thereupon use its best efforts to appoint a successor trustee or fiscal agent in accordance with this Section. The Certificateholders effecting such transfer shall be responsible for the reasonable out-of-pocket costs of such removal, including fees and any related expenses, such as those incurred in transferring the Mortgage Files to the successor trustee.

                  (e) Any resignation or removal of the Trustee or the Fiscal Agent and appointment of a successor trustee or fiscal agent meeting the eligibility requirements of Section 7.5 pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee and fiscal agent as provided in Section 7.7 and the commencement of its obligations hereunder. Upon any succession of the Trustee or Fiscal Agent under this Agreement, the predecessor Trustee or Fiscal Agent shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred (including without limitation unreimbursed Advances made thereby, with any related unpaid Advance Interest accrued on such Advances) at such times and from such sources as if the predecessor Trustee or Fiscal Agent had not resigned or been removed. The Trustee and the Fiscal Agent shall not be liable for any action or omission of any successor trustee or fiscal agent.

                  SECTION 7.7.      SUCCESSOR TRUSTEE OR FISCAL AGENT.

                  (a) Any successor trustee or fiscal agent appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Fiscal Agent shall become effective and such successor trustee or fiscal agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Fiscal Agent herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such records or copies thereof maintained by the predecessor Trustee or Fiscal Agent in the administration hereof as may be reasonably requested by the successor trustee or fiscal agent and shall thereupon be discharged from all duties and



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responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee or the Fiscal Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or the successor fiscal agent all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor trustee and successor fiscal agent exceed the Trustee Fee.

                  (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 7.5.

                  (c) Upon acceptance of appointment by a successor trustee or fiscal agent as provided in this Section, the successor trustee or fiscal agent shall mail notice of the succession of such Trustee or Fiscal Agent hereunder to the Special Servicer, all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies (evidence of such mailing to be provided to the Depositor and the Master Servicer). The expenses of such mailing shall be borne by the successor trustee or fiscal agent.

                  SECTION 7.8. MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Persons succeeding to the business of such Trustee or Fiscal Agent, shall be the successor of such Trustee or Fiscal Agent hereunder, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 7.9. APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE OR CUSTODIAN.

                  (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders entitled to more than 50% of the Voting Rights shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall not be relieved of liability for the actions taken or omissions made, without the consent of the Trustee, of any co-trustee or separate trustee appointed by it and shall not be liable for the actions of any co-trustee or separate trustee not appointed by it.

                  (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:



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                           (i) all powers, duties, obligations and rights
         conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                           (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                           (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                           (iv) the Trustee or, in the case of the Trust, the Certificateholders entitled to more than 50% of the Voting Rights outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

                  (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

                  (g) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed pursuant to this
Section 7.9 and shall be reimbursed in accordance with the standards, specified in Section 7.12 hereof.

                  (h) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a Custodian to hold some or

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all of the Mortgage Files. The appointment of a Custodian shall not relieve the
Trustee from any duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of such Custodian. Upon the appointment of a Custodian, the Trustee and the Custodian shall enter into a custodial agreement.

                  SECTION 7.10.     AUTHENTICATING AGENTS.

                  (a) The Trustee, at its sole cost and expense, may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in executing and authenticating Certificates. Wherever reference is made in this Agreement to the execution and authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include execution and authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York or in the State of Illinois, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee initially shall be Authenticating Agent hereunder. No such appointment shall relieve the Trustee of liability or responsibility for the duties to be carried out by the Authenticating Agent.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of
Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                  SECTION 7.11.     INDEMNIFICATION.

                  (a) The Trustee and each of its directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action not expressly required hereby to be borne by the Trustee and incurred without negligence or willful misconduct on their part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in



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connection with any action or inaction of the Master Servicer, the Special
Servicer or the Depositor hereunder, except to the extent that the Trustee is acting as Master Servicer or Special Servicer), including the reasonable costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee and each of its directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee of any report required to be provided by the Trustee pursuant to this Agreement; provided that:

                           (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders of the Certificates written notice thereof promptly after the Trustee shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor and the Holders of Certificates shall not affect the Trustee's rights to indemnification herein unless the Master Servicer's defense of such claim is materially prejudiced thereby;

                           (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                           (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Master Servicer and the Special Servicer, which consents shall not be unreasonably withheld.

                  (b) The Trustee agrees to indemnify the Trust, the Special Servicer and the Master Servicer, and any director, officer, manager, member, employee or agent thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses that either of them may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of negligent disregard of the Trustee's obligations and duties hereunder, including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations (unless such claim, loss, penalty, fine, forfeiture, legal fees and related costs results from the willful misfeasance, bad faith or negligence of such indemnified party), and if in any such situation the Trustee is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor trustee. Each of the Special Servicer and the Master Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust Fund entitling the Special Servicer or the Master Servicer to indemnification hereunder, whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer and the Master Servicer and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Special Servicer or the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby and the Trustee delivers a certification explaining the prejudice.

The provisions of this Section 7.11 shall survive any termination of this Agreement, the resignation or removal of the Trustee and the resignation or removal of the Master Servicer and the Special Servicer.



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                  SECTION 7.12. FEES AND EXPENSES OF TRUSTEE AND FISCAL AGENT.
Monthly, the Trustee shall be entitled to receive the Trustee Fee (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. On or before the Master Servicer Remittance Date in each month (commencing in June 1999), the Master Servicer shall, pursuant to Section 5.2(a), remit to the Trustee for deposit in the Distribution Account that portion of funds then on deposit in the Collection Account that are allocable to cover the Trustee Fees, and the Trustee shall be entitled to withdraw such portion from the Distribution Account to pay itself its unpaid Trustee Fees. The Trustee and the Fiscal Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee and the Fiscal Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its outside counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee and Fiscal Agent hereunder, and except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee and Fiscal Agent.

                  SECTION 7.13. COLLECTION OF MONEYS. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

                  SECTION 7.14. NOTIFICATION TO HOLDERS.Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Special Servicer and the Certificateholders at their respective addresses appearing on the Certificate Register.

                  SECTION 7.15. REPRESENTATIONS AND WARRANTIES OF TRUSTEE AND FISCAL AGENT.

                  (a) The Trustee hereby represents and warrants as of the Closing Date that:

                           (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                           (ii) The execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary corporate action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (A) any of the provisions of any law, governmental rule, regulation, judgment, decrees or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (B) the organizational documents of the Trustee, or (C) the terms of any material



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         agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                           (iii) The execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

                           (iv) This Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) to public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of this Agreement that purport to provide for indemnification for securities law violations; and

                           (v) No litigation is pending or, to the best of the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or the outcome of which could reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against, the Trustee of this Agreement or the ability of the Trustee to perform under the terms of this Agreement.

                           (vi) The Trustee represents that it will use reasonable commercial efforts to cure (by August 31, 1999) any deficiencies with regard to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under this Agreement. The Trustee further represents that it will use reasonable commercial efforts to obtain reasonable assurances from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regard to the manipulation or calculation of dates beyond December 31, 1999 in such systems which would materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  (b) The Fiscal Agent hereby represents and warrants as of the Closing Date that:

                           (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                           (ii) The execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the



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         execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decrees or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                           (iii) The execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                           (iv) This Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) to public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of this Agreement that purport to provide for indemnification for securities law violations; and

                           (v) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened, against the Fiscal Agent, the outcome of which could reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against, the Fiscal Agent of this Agreement or the ability of the Fiscal Agent to perform under the terms of this Agreement.

                  SECTION 7.16. FISCAL AGENT TERMINATION EVENT."FISCAL AGENT TERMINATION EVENT," wherever used herein, means any one of the following events:

                                    (i) Any failure by the Fiscal Agent to remit
                  to the Trustee when due any required Advances; or

                                    (ii) A decree or order of a court or agency
                  or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or



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                                    (iii) The Fiscal Agent shall consent to the
                  appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or of or relating to all or substantially all of its property; or

                                    (iv) The Fiscal Agent shall admit in writing
                  its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                                    (v) Either Rating Agency shall indicate its
                  intent to reduce, withdraw or qualify, if applicable (which shall include a "negative" credit watch or "RatingAlert--negative") the outstanding rating of any Class of Certificates because the prospective financial condition or capacity to make Advances of the Fiscal Agent is insufficient to maintain such rating; or

                                    (vi) The long-term unsecured debt of the
                  Fiscal Agent is rated below "AA" (or its equivalent) by either Rating Agency.

                  SECTION 7.17.     PROCEDURE UPON TERMINATION EVENT.

                  (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and either a successor fiscal agent shall be appointed by the Trustee, with the consent of the Depositor, or the Trustee shall take such other action as shall prevent the downgrading of the then-current ratings of the certificates; provided that in no event shall the termination of the Fiscal Agent be effective until Rating Agency Confirmation shall have been obtained with respect to the appointment of a successor fiscal agent or such other action. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

                  (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement of its Advances (with Advance Interest thereon) to the extent provided in Section 5.2 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Collection Account.

                  SECTION 7.18.     IMPACT OF YEAR 2000 COMPLIANCE.

                  (a) Any type of difficulties or problems that may be encountered by the Trustee related in any way to the manipulation of dates in 1999, 2000 or later, or otherwise related to such party not being Year 2000 ready, shall not in any way relieve such party of its obligations or liabilities under this Agreement.

                  SECTION 7.19. MERGER OR CONSOLIDATION OF FISCAL AGENT. Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the



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execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that
(i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting Person shall be satisfactory to the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, (iv) the Rating Agencies shall be given prior written notice of the identity of the proposed successor or resulting Person and the Rating Agencies shall have provided Rating Agency Confirmation, and (v) the Fiscal Agent shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel acceptable to the Trustee (which opinion shall be at the expense of the Fiscal Agent) stating that all conditions precedent to such action under this Section 7.19 have been completed and such action is permitted by and complies with the terms of this Section 7.19.

                  SECTION 7.20. LIMITATION ON LIABILITY OF THE FISCAL AGENT AND OTHERS. Neither the Fiscal Agent nor any of the directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor, or the Trustee for any action taken or for refraining from the taking of any action in good faith, using reasonable business judgment, pursuant to this Agreement; provided that this provision shall not protect the Fiscal Agent or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. The provisions of this Section 7.20 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

                  SECTION 7.21. INDEMNIFICATION OF FISCAL AGENT. The Fiscal Agent and each of its directors, officers, employees and agents shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense incurred by reason of a breach on the part of the Fiscal Agent of any of its representations, warranties or covenants contained herein or the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Fiscal Agent shall immediately notify the Master Servicer and the Trustee if a claim is made by a third party with respect to this Section
4.8 entitling the Fiscal Agent, its directors, officers, employees or agents to indemnification hereunder, whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay out of the Distribution Account all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy out of the Distribution Account any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Trustee shall not affect any rights the Fiscal Agent, its directors, officers, employees or agents may have to indemnification under this Section 7.21, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.



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                                  ARTICLE VIII.

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

                  SECTION 8.1.      SERVICING STANDARD; GENERAL POWERS AND
DUTIES.

                  (a) After the Closing Date, each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and other assets of the Trust that it is obligated to service and administer pursuant to this Agreement on behalf of the Trust and in the best interests of and for the sole benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same skill, prudence, care and diligence as is normal and usual in its general mortgage servicing and property management activities on behalf of third parties (giving due consideration to customary industry standards) or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, either Seller, or other servicer of the Mortgage Loans, (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof, (C) the Master Servicer's obligation to make Advances, (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances, (E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (F) the ownership, management or servicing for others of any other mortgage loans or mortgaged property; and (G) any obligation of the Master Servicer or the Special Servicer, as the case may be (as a seller or an Affiliate of a seller of the Mortgage Loans), to pay any indemnity with respect to, or repurchase, any Mortgage Loan (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii), the "SERVICING STANDARD"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee to exercise all efforts consistent with the foregoing standard and to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 8.18, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Subject to Section 8.18, each of the Master Servicer and the Special Servicer is also authorized to approve a request by a Mortgagor under a Mortgage Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters, provided that the Master Servicer or the



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Special Servicer, as the case may be, determines, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not affect the security for, or the timely and full collectability of, the related Mortgage Loan. Subject to
Section 8.8, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be.

                  (b) Except as otherwise expressly set forth herein with respect to specific duties, the Master Servicer shall be responsible for the servicing and administration of all the Mortgage Loans other than Specially Serviced Mortgage Loans and REO Mortgage Loans, and the Special Servicer shall be responsible for the servicing and administration of Specially Serviced Mortgage Loans, REO Mortgage Loans and REO Properties and for monitoring the status of Mortgage Loans that would be Specially Serviced Mortgage Loans but for the first proviso in clause (a) of the definition of "Specially Serviced Mortgage Loans." Subject to Section 8.1(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or, subject to
Section 8.4, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable.

                  (c) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof, and shall use its reasonable best efforts to provide the Special Servicer with all information, documents (but excluding the original documents in the Mortgage File) and records relating to the Mortgage Loan either in the Master Servicer's possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Any information shall be provided in a mutually agreed upon format, it being understood that if no format is agreed upon, a hard copy of such information shall be permitted. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, upon reasonable request, obtain the foregoing documents and information.

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan in accordance with this Agreement shall resume.

                  Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.



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

                  (d) The Master Servicer and Special Servicer will each be required to service and administer each of the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

                  (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

                  (f) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless the same Person acts in both capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent. Unless the same person acts in both capacities, the Master Servicer shall have no responsibility for the performance of the Special Servicer of its duties under this Agreement, and the Special Servicer shall have no responsibility for the performance of the Master Servicer under this Agreement.

                  SECTION 8.2.      COLLECTION OF MORTGAGE LOAN PAYMENTS.

                  (a) The Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall, in accordance with the Servicing Standard, make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall follow procedures which are consistent with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan (other than a Specially Serviced Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Specially Serviced Mortgage Loan.

                  (b) With respect to each Mortgage Loan, if any Lock-Box Agreement or similar agreement is required by the terms of the related Mortgage, the Master Servicer shall establish and maintain one or more accounts ("LOCK-BOX ACCOUNTS") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. Subject to the terms of the related Mortgage, any Lock-Box Agreement or similar agreement, Lock-Box Accounts shall be Eligible Accounts. The Master Servicer shall apply the funds deposited in such accounts in accordance with the terms of the related Mortgage, any Lock-Box Agreement and/or any similar agreement and in accordance with the Servicing Standard.

                  (c) So long as the related Mortgage Note has not been accelerated, the Master Servicer and the Special Servicer shall not take any enforcement action other than requests for payment with respect to payment of Excess Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer and the Special Servicer will also be permitted to forgive the payment of Excess Interest under the circumstances set forth in Section 8.18.



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                  SECTION 8.3.  COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR
ITEMS; SERVICING ACCOUNTS AND RESERVE ACCOUNTS.

                  (a) The Master Servicer shall establish and maintain one or more accounts (the "SERVICING ACCOUNTS") into which all Escrow Payments shall be deposited and retained. Subject to the terms of the related Mortgage Note and Mortgage, Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances and unreimbursed Advance Interest made thereby to cover any of the items described in the immediately preceding clause (i);
(iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 10.1. As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan, and otherwise may retain such amounts.

                  (b) The Master Servicer shall (i) maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums); and the Master Servicer shall effect payment thereof (in the case of Specially Serviced Mortgage Loans, at the direction of the Special Servicer) prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgaged Loans) shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

                  (c) In accordance with the Servicing Standard, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans, but upon five Business Days notice (or such lesser period as the Special Servicer shall reasonably request)) shall, subject to
Section 4.4, advance with respect to each related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent that Escrow Payments, if any, collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 5.2. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.



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

                  (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "RESERVE ACCOUNTS"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements, capital improvements and/or similar items at the related Mortgaged Property if such repairs, environmental remediation, replacements, capital improvements and/or similar items have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. Within 12 months of the Closing Date, the Master Servicer shall deliver a report to the Special Servicer, the Controlling Class, the Operating Adviser and the Depositor setting forth the status of each of the Reserve Accounts established for a specified purpose and fully funded on the Closing Date and the actions taken in respect of the purposes for which such Reserve Accounts were established and any recommendations in respect thereof.

                  SECTION 8.4.      SUB-SERVICING AGREEMENTS.

                  (a) The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans for which it is responsible hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer shall maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer or the Special Servicer under Section 8.5 hereof, (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer be the Master Servicer or Special Servicer, as applicable, hereunder (including, without limitation, by reason of an Event of Default and its termination hereunder), the Trustee or its designee may (or in the case of the Sub-Servicing Agreement between PMCC and the Master Servicer (the "PMCC Sub-Servicing Agreement"), such Person shall) thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively (except in the case of the PMCC Sub-Servicing Agreement), may terminate such agreement without payment of any termination fee or penalty out of the Trust; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement may terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (provided that such agreement may provide that such Mortgage Loan may again be serviced thereunder if it becomes a Corrected Mortgage Loan); (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan;
(v) provides that the Trustee for the benefit of the Certificateholders shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the successor to the Master Servicer or Special Servicer, as applicable (including the Trustee or its designee) assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor master servicer or special servicer (unless and to the extent that the successor master servicer or the special servicer is a party to such Sub-Servicing Agreement), as the case may be, or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (vi) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without



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penalty and (vii) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Servicing Advances and P&I Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when the Sub-Servicer receives such payment. Annually, in connection with the delivery of the Officer's Certificate contemplated in
Section 8.12, the Master Servicer and the Special Servicer each shall identify to the other, the Trustee and the Depositor any Sub-Servicers then retained thereby.

                  (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the Mortgaged Properties securing the Mortgage Loans it is to service are situated, if and to the extent required by applicable law.

                  (c) As part of its servicing activities hereunder, the Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, would require were it the owner of the Mortgage Loans. Subject to the terms of the applicable Sub-Servicing Agreement, the Master Servicer and the Special Servicer each shall have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

                  (d) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer each shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible. The Special Servicer shall not enter into sub-servicing contracts unless the Rating Agencies have confirmed in writing that entering into such contract will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the Certificates, or the sub-servicing contract relates to a loan or loans that, together with any loans then currently being sub-serviced in accordance with this section, represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans as of the time such contract. The Master Servicer or the Special Servicer, as applicable, shall indemnify the Trust Fund against any loss, damage or liability arising by reason of the willful misfeasance, bad faith or negligence in the performance of



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duties by any Sub-Servicer appointed by it or by reason of negligent disregard by such Sub-Servicer of obligations and duties under this Agreement and such Sub-Servicing Agreement.

                  (f) Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall have the right to delegate to any Sub-Servicer any right granted to the Master Servicer or the Special Servicer, as applicable, hereunder to modify or foreclose upon any Mortgage Loan.

                  (g) The fees of a Sub-Servicer shall be the obligation of the Master Servicer or the Special Servicer, as applicable, that entered into the related Sub-Servicing Agreement, and the Trust Fund shall not bear any such fees or any termination fee payable to any Sub-Servicer as a result of the Sub-Servicer's termination.

                  (h) The parties hereto acknowledge that any Sub-Servicer may itself delegate the servicing and administration of all or a part of the Mortgage Loans for which it is responsible to another sub-servicer, provided that the Master Servicer shall remain obligated and liable for the servicing and administration of the Mortgage Loans in accordance with sub-section (e) above.

                  (i) The parties hereto acknowledge that each Mortgage Loan Seller under its respective Mortgage Loan Purchase Agreement is required to promptly remit to the Trustee any scheduled payments of principal and interest due after the Cut-off Date, and that neither Mortgage Loan Seller shall be deemed a sub-servicer under this Section 8.4 by virtue of such payments.

                  SECTION 8.5. MAINTENANCE OF INSURANCE POLICIES; ERRORS AND OMISSIONS AND FIDELITY COVERAGE.

                  (a) The Master Servicer shall use reasonable efforts to cause each Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer, or the Special Servicer in the case of Specially Serviced Mortgage Loans, shall impose such insurance requirements as are consistent with the Servicing Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer shall (to the extent available at commercially reasonable rates) obtain such insurance (which may be through a master or single interest policy), and the cost (including any deductible relating to such insurance) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property) shall be a Servicing Advance (subject to the limitations set forth in
Section 4.2(a)) recoverable by the Master Servicer pursuant to Section 5.2. If at any time a Mortgaged Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), then upon the Master Servicer or the Special Servicer becoming aware of such fact (using efforts consistent with the Servicing Standard), the Master Servicer, or the Special Servicer in the case of Specially Serviced Mortgage Loans, shall, if and to the extent that the Mortgage Loan requires the Mortgagor or permits the Mortgagee to require the Mortgagor to do so, use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of (i) the unpaid principal balance of the related Mortgage Loan, (ii) the full insurable value of such Mortgaged Property, (iii) the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the



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Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act
of 1994, as amended, and (iv) 100% of the replacement cost of the improvements on such Mortgaged Property. If (i) the Mortgagor is required by the terms of the Mortgage Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer shall obtain such insurance (to the extent available at commercially reasonable rates), and the cost of such insurance shall be a Servicing Advance recoverable by the Master Servicer pursuant to
Section 5.2. The Special Servicer shall cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage. In addition, the Special Servicer shall be entitled to cause to be maintained earthquake insurance for any REO Property if obtaining such insurance is in accordance with its Servicing Standard and such insurance can be obtained for such REO Property at commercially reasonable rates.

                  All such insurance policies shall contain a "standard" mortgagee clause or shall identify the Trustee as the named insured, as applicable, with any loss payable to the Master Servicer (in the case of Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan documents and the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 5.2. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  (b) (i) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a blanket insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer will conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, will in the event that
(i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 8.5(a), and (ii) a loss occurs that would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under such policy because of such deductible, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket insurance policy maintained by it in a timely fashion in accordance with the terms of such policy. The incremental cost of such insurance allocable to any Mortgaged Property or REO Property, if not borne by the Mortgagor, will be paid by the Master Servicer as a Servicing Advance.



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                  (ii)     If the Master Servicer or the Special Servicer, as
applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicers or the Special Servicer, as applicable, shall in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 8.5(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such master force placed insurance policy maintained by it in a timely fashion in accordance with the terms of such policy. The incremental cost of such insurance allocable to any Mortgaged Property or REO Property, if not borne by the Mortgagor, will be paid by the Master Servicer as a Servicing Advance.

                  (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 8.5(c) shall satisfy the requirements of this Section 8.5(c).

                  (d) All insurance coverage required to be maintained by the Master Servicer or the Special Servicer under this Section 8.5 shall be obtained from Qualified Insurers (A) whose claims-paying ability is rated (or the obligations of which are guaranteed or backed by a company having such claims paying ability or rating) at least "A" or its equivalent (or, in the case of a blanket hazard policy obtained in accordance with Section 8.5(b), rated in one of the two highest ratings categories) by any two Rating Agencies or (B) who are (as evidenced by the receipt of Rating Agency Confirmation) otherwise acceptable to each Rating Agency.

                  SECTION 8.6. ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS; SUBORDINATE FINANCING.

                  (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                           (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer directly or indirectly of an interest in the related Mortgaged Property; or



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                           (ii) provides that such Mortgage Loan may not be
         assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 8.18(a), waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard; provided, however, that if the Mortgaged Property to be sold or transferred relates to a Mortgage Loan (I) (A) that constitutes 2% or more of the Stated Principal Balance of all the Mortgage Loans (taking into account for the purposes of such calculation, (a) in the case of any such Mortgage Loan that is a Cross-Collateralized Mortgage Loan, any Mortgage Loan with which it is cross-collateralized and (b) in the case of any such Mortgage Loan with respect to which the related Mortgagor or its affiliate is a Mortgagor with respect to one or more other Mortgage Loans, such other Mortgage Loan or Mortgage Loans), or (B) that is one of the ten largest Mortgage Loans in the Trust Fund (based on its then unpaid principal balance, and calculated as set forth in clauses (a) and (b) above), then any such sale or transfer shall require Rating Agency Confirmation from Moody's, and (II) that is one of the ten largest Mortgage Loans in the Trust Fund (based on its then unpaid principal balance, and calculated as set forth in clauses (a) and (b) above), then any such sale or transfer shall require Rating Agency Confirmation from Fitch. In the event that the Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Special Servicer, if consistent with the Servicing Standard, may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties. In connection with any such transfer and substitution, the Special Servicer may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee will not be a significant modification of the Mortgage Loan for purposes of the REMIC Provisions and will not result in an Adverse REMIC Event in respect of any REMIC Pool). The Special Servicer shall promptly notify the Trustee and the Master Servicer of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File (with a copy to the Master Servicer and the Rating Agencies). In connection with the Rating Agency Confirmation, the Special Servicer shall prepare and deliver to the Rating Agencies a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation.

                  (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                           (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                           (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 8.18(a)(ii), waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in



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a manner consistent with the Servicing Standard; provided, however, that any such waiver shall require Rating Agency Confirmation.

                  (c) Nothing in this Section 8.6 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

                  (d) Except as otherwise permitted by Section 8.18, the Special Servicer shall not agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 8.6.

                  (e) In the event that a Mortgagor elects to obtain a release of the related Mortgaged Property from the lien of the related Mortgage by pledging defeasance collateral in accordance with the terms of the Mortgage Note, then the Master Servicer shall, in accordance with the terms of such Mortgage Note, obtain reasonable assurance that the Certificates will not be subject to a downgrade, withdrawal or qualification, if applicable, by the Rating Agencies as a result of such defeasance and that any related expenses will be paid for by the Mortgagor. In addition, to the extent permitted by the Mortgage Loan documents or applicable law, the Master Servicer shall require an Opinion of Counsel (which shall be at the expense of the Mortgagor) to the effect that such defeasance will not cause an Adverse REMIC Event, and an independent public accountant's certification that the collateral is sufficient to make such scheduled payments under the related Mortgage Note.

                  (f) The Master Servicer shall not be required to establish and maintain on behalf of the Mortgagor a single purpose bankruptcy-remote entity in connection with the defeasance of a Mortgage Loan. If the Mortgage Loan documents require the prior written consent of, and compliance with the conditions set by, the holder of the Mortgage Loan as a condition to a defeasance of such Mortgage Loan, the Master Servicer agrees to not grant such consent unless all costs and expenses arising from the defeasance of the mortgage collateral are borne by the Mortgagor. The out-of-pocket expenses incurred by the Master Servicer with respect to a defeasance if not required to be paid by the Mortgagor shall constitute a Servicing Advance. The Master Servicer shall use its best efforts to collect such out-of-pocket expenses from the related Seller.

                  SECTION 8.7.   REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  (a) The Master Servicer shall notify the Special Servicer of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan and, subject to Section 8.18, the Special Servicer shall monitor such Mortgage Loan, evaluate whether the causes of any default thereunder can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's reasonable and good faith judgment, cure is likely, and take such other actions as are consistent with the Servicing Standard. If, in the Special Servicer's reasonable and good faith judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments and no other alternative consistent with the Servicing Standard can be negotiated, and the defaulted Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, then the Special Servicer shall, subject to subsections (b) through (d) of this Section 8.7, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the Special Servicer shall each



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have the right but not the obligation to expend its own funds as a Servicing
Advance toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase, on a net present value basis, the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such Advances (together with Advance Interest), and (ii) that such Advances (together with Advance Interest) will be recoverable by the Master Servicer or Special Servicer, as the case may be, out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 5.2. The Special Servicer (or, at the direction of the Special Servicer, the Master Servicer) shall be responsible for all other costs and expenses incurred by it in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section
4.2 or Section 5.2, and further subject to its being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 8.7 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account, among other things, the physical condition of the Mortgaged Property, the state of the local economy, the Trust's obligation to dispose of any REO Property within the period specified in Section 8.19, and the results of any Appraisal obtained pursuant to this Agreement, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property (the cost of which Appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

                  (b) The Special Servicer shall not acquire any personal property pursuant to this Section 8.7 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

                           (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                           (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Collection Account pursuant to Section 5.2) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Trust Fund or any REMIC Pool under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c)      Notwithstanding the foregoing provisions of this
Section 8.7, the Special Servicer shall not, on behalf of the Trustee, complete foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously received an Environmental



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Assessment in respect of such Mortgaged Property prepared (within the prior three-month period) by a Person who regularly conducts Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such Environmental Assessment, determines that:

                           (i) the Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis than not acquiring such Mortgaged Property and not taking such actions; and

                           (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis than not acquiring such Mortgaged Property and not taking such actions.

The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer; and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as is consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied. The costs of such testing shall be a Servicing Advance.

                  (d) If the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                  (e) The Special Servicer shall provide to the Master Servicer, the Depositor and each Rating Agency, and the Master Servicer shall, in turn, promptly deliver copies thereof to the Trustee, written reports regarding any material actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund and release of the lien of the related Mortgage on such Mortgaged Property.

                  (f) The Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed, and the information required to be reported regarding the discharge of any debt. The Special Servicer shall provide the Master Servicer with such information and reports as the Master Servicer deems necessary to fulfill its obligations under this



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Section 8.7(f) promptly upon the Master Servicer's request therefor. The Master
Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

                  (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the laws of the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

                  (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of a defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than 10 Business Days following such Final Recovery Determination.

                  SECTION 8.8.  TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Collection Account pursuant to Section 5.1 have been or will be so deposited. Within five Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or the Special Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

                  (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 5.1 have been or will be so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within five Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for



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signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 8.9. DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER OR SPECIAL SERVICER TO BE HELD FOR TRUSTEE FOR THE BENEFIT OF CERTIFICATEHOLDERS.

                  Notwithstanding any other provisions of this Agreement, the Master Servicer and the Special Servicer shall each transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer or the Special Servicer, as the case may be, from time to time and shall account fully to the Trustee for any funds received or otherwise collected thereby, including Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property. All Mortgage Loan documents and funds collected or held by, or under the control of, the Master Servicer or the Special Servicer in respect of any Mortgage Loans and/or REO Properties, whether from the collection of principal and interest payments or from Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds or otherwise, including any funds on deposit in the Collection Account, shall be held by the Master Servicer or the Special Servicer, as the case may be, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer and the Special Servicer each agrees that it shall not create, incur or subject any Mortgage Loan documents or any funds that are deposited in the Collection Account or any Lock-Box Account, Reserve Account or Servicing Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan documents or any funds collected on, or in connection with, a Mortgage Loan or REO Property, except, however, that the Master Servicer and the Special Servicer each shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer or the Special Servicer, as the case may be, under this Agreement.

                  SECTION 8.10.     SERVICING COMPENSATION.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan, including without limitation each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Mortgage Loan, including without limitation each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the Master Servicing Fee shall accrue on the related Stated Principal Balance of such Mortgage Loan outstanding from time to time at the applicable Master Servicing Fee Rate and shall be computed based on the Stated Principal Balance as of the second preceding Due Date of such Mortgage Loan, and using the same day count convention as the related Mortgage Loan. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, REO Income allocable as interest on each REO Mortgage Loan and the interest portion of P&I Advances on each Mortgage Loan, including without limitation each REO Mortgage Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan, including without limitation each REO Mortgage Loan, out of that portion of related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Repurchase Proceeds or payments of Substitution Shortfall Amounts allocable as recoveries of interest, to the extent permitted by



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Section 5.2. The Master Servicer's right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  The Master Servicer shall be entitled to additional master servicing compensation ("ADDITIONAL MASTER SERVICING COMPENSATION") in the form of:

                           (i) 50% of any assumption fees (other than in respect of Specially Serviced Mortgage Loans), 100% of any modification fees relating to modifications made pursuant to Section 8.18(d), and Penalty Charges collected on Mortgage Loans other than Specially Serviced Mortgage Loans and REO Mortgage Loans, but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and, with respect to Penalty Charges only, are not needed to pay Advance Interest with respect to any other Mortgage Loan;

                           (ii) any Prepayment Interest Excesses collected on the Mortgage Loans, including without limitation Specially Serviced Mortgage Loans and REO Mortgage Loans, but only to the extent that the aggregate of all such Prepayment Interest Excesses collected during each Collection Period exceeds the Prepayment Interest Shortfalls incurred during such Collection Period;

                           (iii) any interest and other income earned on the investment of funds in the Collection Account and Interest Reserve Account, but only to the extent not applied to offset losses on other investments of funds in the Collection Account or Interest Reserve Account, as applicable, and

                           (iv) any interest and other income earned on the investment of funds in the Servicing Accounts, Reserve Accounts and Lock-Box Accounts maintained by the Master Servicer, but only to the extent not required to be paid to Mortgagors under applicable law or the terms of the respective Mortgage Loan documents.

                  (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the Special Servicing Fee shall accrue on the related Stated Principal Balance of such Mortgage Loan outstanding from time to time at the Special Servicing Fee Rate and shall be computed based on the Stated Principal Balance as of the second preceding Due Date of such Specially Serviced Mortgage Loan or REO Mortgage Loan, and using the same day count convention as the related Mortgage Loan. The Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. As to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of the same sources and at the same time (but separate from) Master Servicing Fees payable to the Master Servicer in respect of such Specially Serviced Mortgage Loan or REO Mortgage Loan.

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (including scheduled payments, prepayments, balloon



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payments and payments at maturity). The Workout Fee with respect to any
Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property, provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with Section 8.24, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor special servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by any Person entitled to effect an optional termination of the Trust pursuant to Section 10.01). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

                  The Special Servicer shall be entitled to additional special servicing compensation ("ADDITIONAL SPECIAL SERVICING COMPENSATION") in the form of 100% of any modification fees and assumption fees relating to Specially Serviced Mortgage Loans and, to the extent not otherwise applied to pay Advance Interest as provided herein, Penalty Charges (to the extent accrued during the period during which the Mortgage Loan is a Specially Serviced Mortgage Loan), collected on Specially Serviced Mortgage Loans and REO Mortgage Loans, 50% of any assumption fees collected on Mortgage Loans that are not Specially Serviced Mortgage Loans, 100% of any modification fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (other than modification fees relating to modifications made pursuant to Section 8.18(d)), and 100% of any extension fees, but in each case only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid. The Special Servicer shall also be entitled to investment income on amounts held in the REO Account pursuant to Section 8.19.

                  Notwithstanding the foregoing, any Penalty Charges actually collected on the Specially Serviced Mortgage Loans shall be paid to the Special Servicer only to the extent that they exceed the amount of Advance Interest that the Trust Fund has previously been paid in connection with such Mortgage Loans.

                  (c) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amount due and owing to any Sub-Servicers retained by it and the deductibles for any blanket policy obtained by it insuring against hazard losses pursuant to Section 8.5(b)), if and to the extent such expenses are not payable directly out of the Collection Account, and neither the Master Servicer nor the Special Servicer, as the case may be, shall be entitled to reimbursement except as expressly provided in this Agreement. In the event that Rating Agency Confirmation is required in connection with any exercise of rights by the Master Servicer or the Special Servicer, as applicable, under any Mortgage Loan, the Master Servicer or Special Servicer,


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as the case may be, shall use its reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to pay any fee required by the applicable Rating Agency for such confirmation, and if the Mortgagor does not pay such fee, then it shall be paid by the Master Servicer as a Servicing Advance.

                  SECTION 8.11.     MASTER SERVICER REPORTS; ACCOUNT STATEMENTS.

                  (a) The Master Servicer shall deliver to the Trustee and the Special Servicer, no later than 2:00 p.m. Eastern time on the Report Date, the Master Servicer Remittance Report with respect to the related Distribution Date. The Special Servicer shall provide all information relating to Specially Serviced Mortgage Loans and REO Properties to permit the Master Servicer to satisfy its duties in this Section 8.11 on or before the date that is one Business Day after the Determination Date.

                  (b) The Master Servicer shall deliver to the Trustee and the Special Servicer within 30 days following each Master Servicer Remittance Date a statement setting forth the status of the Collection Account as of the close of business on such Master Servicer Remittance Date showing, for the period covered by such statement, the aggregate of deposits of each type provided in Section 5.1 in, and the aggregate of withdrawals of each type provided in Section 5.2 from, the Collection Account.

                  SECTION 8.12. ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer and the Special Servicer shall each deliver to the Depositor, the Operating Adviser (or if no Operating Adviser has been elected, the Majority Certificateholder of the Controlling Class), the Rating Agencies and the Trustee (and, in the case of the Special Servicer and the Master Servicer, to each other) on or before April 30 of each year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year or portion thereof and of the performance of the Master Servicer or the Special Servicer, as the case may be, under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  SECTION 8.13. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.On or before April 30 of each year beginning April 30, 2000, the Master Servicer at its expense shall cause a firm of Accountants to furnish a statement to the Depositor, the Operating Adviser (or if no Operating Adviser has been elected, the Majority Certificateholder of the Controlling Class), the Rating Agencies, the Special Servicer and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.


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                  The Special Servicer will deliver to the Depositor, the
Operating Adviser (or if no Operating Adviser has been elected, the Majority Certificateholder of the Controlling Class), the Trustee, the Rating Agencies and the Master Servicer an annual accountants' report.

                  The Master Servicer and the Special Servicer, to the extent applicable, shall each, with 90 days' prior written notice, use reasonable efforts to cause the applicable Accountants to cooperate with the Depositor in conforming any reports delivered pursuant to this Section 8.13 to requirements imposed by the Securities and Exchange Commission on the Depositor in connection with the Securities and Exchange Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

                  SECTION 8.14. CERTAIN REPORTS REGARDING THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

                  (a) On or before 3:00 p.m. New York time, on the Report Date in each month, the Master Servicer shall deliver to the Trustee and the Special Servicer a report in CSSA format containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth on Exhibit I hereto. The Master Servicer also maintains a site on the World Wide Web at www.firstunion.com at which it intends to make available certain information relating to the Mortgage Loans. Such information is expected to include the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the Watch List, the Comparative Financial Status Report, the CSSA loan setup file, the CSSA Loan File, the CSSA Property File, and, as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws) the Prospectus and this Prospectus Supplement.

                  (b)      Reserved.

                  (c) No later than 2:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Operating Adviser, the Special Servicer and the Rating Agencies the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Determination Date: (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report; (v) an REO Status Report; and (vi) CSSA Reports. Such reports shall be presented in writing and on a computer readable medium reasonably acceptable to the Trustee. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer pursuant to Section 8.29. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer and any Mortgagor, and the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein. Any of such reports may include any disclaimers the Master Servicer deems appropriate.

                  (d) The Master Servicer shall deliver or cause to be delivered to the Trustee, the Operating Adviser, the Special Servicer and the Rating Agencies upon request the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Master Servicer:



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                           (i) At least annually by June 30, with respect to
         each Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls (but only to the extent the related Mortgagor is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent delivered by the Special Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Master Servicer shall use its reasonable efforts to obtain such annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, which efforts shall include (if such reports are required by the terms of the Mortgage Loans) a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the Mortgage Loans. The Master Servicer and the Special Servicer shall be entitled to rely conclusively on all information provided by the Mortgagor and shall have no liability arising directly or indirectly from the inaccuracy or incompleteness of any information provided by the Mortgagor and shall have no duty to verify the information provided by the Mortgagor.

                           (ii) Within thirty days after receipt by the Master Servicer (or twenty days after receipt from the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of any annual operating statements with respect to any Mortgaged Property or REO Property, an NOI Adjustment Worksheet for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit).

                  The Master Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Master Servicer and such updated report delivered to the Trustee on the Master Servicer Remittance Date which is no earlier than thirty days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property. On an annual basis, the Master Servicer will use the "normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information.

                  (e) No later than 1:00 p.m. New York time on the Master Servicer Remittance Date, beginning in June 1999, the Master Servicer shall prepare and deliver to the Trustee and the Special Servicer, a Watch List of all Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a current trailing twelve-month Debt Service Coverage Ratio that is 80% or less of the trailing twelve-month Debt Service Coverage Ratio as of the Cut-off Date or having a current trailing twelve-month Debt Service Coverage Ratio that is less than 1.00x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that



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the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason hereof) that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least one full Collection Period delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity. Any such Watch List may include any disclaimers the Master Servicer deems appropriate.

                  The Special Servicer shall report to the Master Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standards, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

                  (f) One Business Day after the Determination Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and, upon the request of any of the Trustee, the Depositor or either Rating Agency, to such requesting party, the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; (v) Comparative Financial Status Reports with respect to all Specially Serviced Mortgage Loans; and (vi) CSSA Reports. Such reports shall be presented in writing and on a computer readable magnetic medium. Such information may be provided as part of another CSSA report in lieu of these separate reports.

                  (g) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of any of the Trustee, the Depositor or any Rating Agency, to such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

                           (i) Annually, on or before June 10 of each year, commencing with June 10, 1999, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls (but only to the extent the related Mortgagor is required by the Mortgage to deliver, or otherwise agrees to provide such information), for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts in accordance with the Servicing Standard to obtain such annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and each REO Property, which efforts shall include a letter sent to the related Mortgagor or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received to the extent that such action is consistent with applicable law and the terms of applicable law and the terms of the Specially Serviced Mortgage Loans.



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                           (ii) Within 10 days of receipt by the Special
         Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Mortgage Loan, or at least six months of operating information with respect to any REO Property, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

                  The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property. The Operating Statement Analysis report for each Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is an REO Property is to be updated by the Special Servicer and such updated report delivered to the Master Servicer within ten days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. The Special Servicer will use the "normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is an REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Master Servicer within ten days after receipt of the necessary information.

                  (h) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

                  (i) The Trustee shall provide or make available copies of the reports received by it pursuant to Section 8.14(a) to the Depositor, HFCF, PMCF, the Holders and each Rating Agency, subject to the provisions of Section 5.4(g).

                  (j) All reports prepared by the Master Servicer and Special Servicer pursuant to this Section 8.14 shall be prepared, to the extent applicable, in the format recommended by CSSA.

                  SECTION 8.15. CERTAIN AVAILABLE INFORMATION AND RELATED RIGHTS OF THE MASTER SERVICER AND THE SPECIAL SERVICER.

                  (a) Subject to the restrictions described below (and except to the extent not permitted by law or under any of the Mortgage Loan documents), the Master Servicer and the Special Servicer shall each also afford the Rating Agencies, the Depositor, the Trustee, the Fiscal Agent, the Special Servicer, the Underwriters, and the Operating Adviser, and the Majority Certificateholder of the Controlling Class upon reasonable notice and during normal business hours, reasonable access to any and all additional relevant, non-proprietary and non-attorney-client-privileged records and documentation in its possession or under its control regarding the Mortgage Loans, REO Properties and all accounts, insurance policies and other relevant matters relating to this Agreement, and access to Servicing Officers of the Master Servicer or Special Servicing Officers of the Special Servicer, as the case may be, responsible for its obligations hereunder. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer or the Special Servicer, as the case may be, upon request; provided, however, that the Master Servicer and the Special Servicer shall each be permitted to require payment by the requesting party (other than the Master Servicer or Special Servicer, as applicable, the Depositor, the Trustee, the Underwriters or either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer or the Special Servicer, as the case may be, of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.



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                  (b)      Nothing herein shall be deemed to require the Master
Servicer or Special Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report, included in any communication from the other (unless the Master Servicer and the Special Servicer are the same Person) or from a Mortgagor. Neither the Master Servicer nor the Special Servicer shall have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, the Underwriters, either Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, the Trust (from amounts held in the Collection Account from time to time) shall hold harmless and indemnify the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, from any loss or expense (including attorneys' fees) relating to or arising from such claims.

                  (c) The Master Servicer and the Special Servicer shall each produce the reports required of it under this Agreement; provided, however, that neither the Master Servicer nor the Special Servicer shall be required to produce any ad hoc non-standard written reports with respect to the Mortgage Loans. In the event the Master Servicer or the Special Servicer elects to provide such reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof. Requests for any such report shall be made, and any such report shall be disseminated, through the Trustee.

                  (d) In connection with providing access to or copies of the items described in the subsections (a), (b) and/or (c) of this Section 8.15 or in Section 8.16, the Master Servicer, the Special Servicer and the Trustee may each require: (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and
(b) in the case of Prospective Investors, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential.

                  (e) The Master Servicer and the Special Servicer shall each provide or cause to be provided to the OTS, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any and all records and other documentation regarding the Mortgage Loans and the Trust Fund within its control that may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. Nothing in this
Section 8.15(e) shall require the Master Servicer or the Special Servicer to violate, in its judgment, any applicable law prohibiting disclosure of information with respect to a Mortgagor, and the failure to provide access as a result of such law shall not constitute a breach of this Agreement. The Master Servicer or Special Servicer may require a requesting party to execute a reasonable confidentiality agreement customary in the industry with respect to such information.



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                  (f)      The Master Servicer and the Special Servicer shall
each cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is (or is required to be) in their respective possession as the Rating Agencies may reasonably request. Any Holder of a Privately Offered Certificate may, upon request to the Trustee (which may be in the form of a standing request for as long as such Holder remains a Holder of any such Certificates), obtain a copy of any report or other information (to the extent the Trustee has such report or other information in its possession) delivered to the Rating Agencies under this Agreement.

                  SECTION 8.16. RULE 144A INFORMATION. For so long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, each of the Master Servicer and the Special Servicer agrees to provide to the Trustee, which in turn shall provide to any Holder, Certificate Owner or Prospective Investor of such Certificates, upon the request of such Holder, Certificate Owner or Prospective Investor, subject to the other provisions of this Section 8.16 and the provisions of subsections (b), (c) and
(d) of Section 8.15, any information prepared by or otherwise in the possession or under the control of the Master Servicer or the Special Servicer, as the case may be, that has not already been delivered to the Trustee and that is required to be provided to such Holder, Certificate Owner or Prospective Investor to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in subsection (a) of Section 8.15.

                  Any recipient of information provided pursuant to this Section
8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of an investment in the Certificates. The Trustee shall be responsible for the delivery of the information requested pursuant to this Section 8.16. As a condition to the Master Servicer or the Special Servicer making any report or information available upon request to any Person other than one of the other parties hereto, the Master Servicer or the Special Servicer, as the case may be, may require that the recipient of such information acknowledge that the Master Servicer or the Special Servicer, as the case may be, may contemporaneously provide such information to the Depositor, the Trustee, the Underwriters and/or the Certificateholders and Certificate Owners. The Master Servicer and the Special Servicer will each be permitted to require payment of a sum by the requesting party (other than the Rating Agencies, the Depositor, the Trustee or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

                  SECTION 8.17. INSPECTIONS; COLLECTION OF FINANCIAL STATEMENTS.

                  (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Properties constituting REO Properties or collateral for Specially Serviced Mortgaged Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every two years (or, if the related Mortgage Loan has a current balance of more than $2,000,000, at least once every year) provided that the Master Servicer will have no obligation to inspect a Mortgaged Property required to be inspected by the Special Servicer during such period. The Master Servicer shall promptly prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master Servicer shall upon request deliver to the Trustee, the Special Servicer and the Depositor a copy of each such written report of the related



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inspection, and the Trustee shall upon written request deliver to the Holders of the Privately Offered Certificates a copy of each such written report within 15 days of receipt of such report from the Master Servicer

                  (b) If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for such Mortgage Loan (unless such Mortgaged Property had been inspected within the prior three months), and the Special Servicer shall thereafter inspect such Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard (but in any event at least once per calendar year). The cost of such inspections of Specially Serviced Mortgage Loans shall be a Servicing Advance. The Special Servicer shall promptly prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Special Servicer deems material,
(ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer shall deliver to the Master Servicer, the Trustee, the Operating Adviser and the Depositor a copy of each such written report within 15 days of the related inspection, and the Trustee shall upon written request deliver to the Holders of the Privately Offered Certificates a copy of each such written report.

                  (c) The Master Servicer (or, in the case of Specially Serviced Mortgage Loans, the Special Servicer) shall make reasonable efforts to collect promptly from each Mortgagor quarterly and annual operating statements and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, if delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall use reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and Special Servicer shall, upon request, each deliver copies of the collected items to the other such party and the Trustee, and the Trustee shall deliver copies of such items to the Depositor and Holders of the Privately Offered Certificates upon written request.

                  SECTION 8.18. MODIFICATIONS, WAIVERS, AMENDMENTS, EXTENSIONS AND CONSENTS.

                  (a) Subject to the limitations of Section 12.4 hereof, the Special Servicer and Master Servicer, as applicable, shall have the following powers:

                           (i) The Special Servicer in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any non-Money Term or may extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original Maturity Date and not later than two years prior to the Rated Final Distribution Date (or if secured by a ground lease, not later than the date that is 10 years prior to the end of such ground lease), if in the Special Servicer's sole judgment exercised in good faith and in accordance with the Servicing Standard (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan. The Special Servicer shall process all such extensions and shall be entitled to (as additional servicing



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         compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

                           The Master Servicer may modify or amend the terms of any Mortgage Loan without the consent of the Special Servicer in order to (i) cure any ambiguity therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that such modification or amendment would not cause an Adverse REMIC Event to occur. The Master Servicer shall promptly notify the Special Servicer of any such modification or amendment. Other than as set forth in the preceding sentence, the Master Servicer shall not agree to any modification or amendment of a Mortgage Loan or any waiver or consent (other than immaterial waivers and consents made in the ordinary course of business, and pursuant to Section 8.18(d)).

                           (ii) The Special Servicer may require, in its discretion, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Special Servicer a reasonable and customary modification fee to the extent permitted by law. The Special Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees) incurred by the Special Servicer in connection with any request for a modification, waiver or amendment. The failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Special Servicer to cause such costs and expenses, and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor).

                           (iii) Each of the Special Servicer and the Master Servicer, as applicable, shall notify the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Special Servicer or the Master Servicer, as applicable, shall promptly deliver copies of such documents to the Trustee. Upon request, the Trustee shall deliver copies of such documents to the Holders of the Privately Offered Certificates within 15 days of receipt by the Trustee thereof.

                  (b) Subject to the limitation of Section 12.4 hereof, the Special Servicer, in accordance with the Servicing Standard, shall have the following additional powers:

                           (i) The Special Servicer may enter into a modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (a) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Yield Maintenance Charge or Prepayment Premium, (b) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (c) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (d) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (e) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided that (1) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (2) in the



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         reasonable judgment of the Special Servicer such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) and (3) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur.

                  In no event shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond the date that is the earlier of (a) five years from the date of such modification, and (b) two years prior to the Rated Final Distribution Date; (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan beyond a date that is 10 years prior to the expiration of the term of such ground lease; (iii) reduce the Mortgage Rate of a Specially Serviced Mortgage Loan to a rate below the then-prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer, for a period exceeding 36 months from the date of such modification, provided that the Special Servicer shall thereafter be permitted to so reduce the Mortgage Rate for successive 12-month periods if the Operating Adviser consents thereto in writing; or (iv) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

                  Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan; provided that in no event shall any such extension extend beyond the date that is two years prior to the Rated Final Distribution Date (or if secured by a ground lease, not later than the date that is 10 years prior to the expiration of such ground lease). The Special Servicer shall process all extensions and shall be entitled as additional compensation to 100% of any extension fees collected from a Mortgagor with respect to such extension.

                  The determination of the Special Servicer contemplated by clause (2) of the proviso to the first paragraph of this Section 8.18(b)(i) and clause (ii) of the second paragraph of this Section 8.18(b)(i) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information, including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals, that support such determination.

                           (ii) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 8.18(b)(i) or pledge additional collateral for the Mortgage Loan pursuant to Section 8.18(b)(i), if the security interest of the Trust in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or



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         conditioned); provided, however, that any such substitution or addition of collateral shall require Rating Agency Confirmation; and provided further, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. In the event that the Master Servicer or the Special Servicer intends to permit a Mortgagor to release any portion of a Mortgaged Property from the lien of the related Mortgage, then prior to agreeing to such release, but subject to its compliance with the terms of the Mortgage Loan documents, the Master Servicer or the Special Servicer shall require Rating Agency Confirmation and otherwise comply with the provisions of Section 12.1(i) hereto.

                           (iii) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser (or if no Operating Adviser has been elected, the Majority Certificateholder of the Controlling Class), the Rating Agencies and the Trustee a notice, specifying any such modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall be delivered to the Trustee and shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section
         4.2 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

                           (iv) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulation Section 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

                           (v)      Reserved.

                           (vi) Notwithstanding anything herein to the contrary, the Special Servicer shall not be permitted to take or refrain from taking any action pursuant to instructions from the Operating Adviser that would cause it to violate any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

                  (c) The Master Servicer (after consultation with the Special Servicer) or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Excess Interest, there is a reasonable



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likelihood that the Mortgage Loan will not be paid in full on the related
Maturity Date and (ii) waiver of the right to such accrued Excess Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a net present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered.

                  (d) Subject to the limitations set forth in this Section 8.18, for any Mortgage Loan other than a Specially Serviced Mortgage Loan, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

                  (i) Approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to leases for less than the lesser of
                            (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

                  (ii) Approving a change of the property manager at the request of the related Mortgagor; provided that the successor property manager is not affiliated with the Mortgagor and is nationally or regionally recognized manager of similar properties;

                  (iii) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

                  (iv) Approving annual budgets for the related Mortgaged Property, provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date); and

                  (v) Subject to other restrictions in this Agreement regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days' notice prior to a Principal Prepayment.

                  (e) With respect to the Anticipated Repayment Date Loans secured by the Mortgaged Properties entitled Somerset Grove II (Control #2), Springfield--Bressmer-Mendenhall (Control #16),
                            Springfield--Concordia Campus (Control #19),
                            Prescott E. Bloom Building (Control #6.10), Illinois Department of Transportation Annex (Control #6.20), Cordova Crossing--Sports Authority (Control #80), Cordova Crossing--Linens n Things (Control #101), the Master Servicer agrees that it shall not enforce against the Mortgagor any right under the related Mortgage Loan documents to payment of interest thereon at a rate in excess of 200 basis points above the related initial Mortgage Rate.

                  SECTION 8.19.     TITLE TO REO PROPERTY.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued in the name of the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall in accordance with Section 8.31 attempt to sell any REO



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Property for cash by the close of the third taxable year of the REMIC following the taxable year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code (such date, the "REO SALE DEADLINE"), unless the Special Servicer either (i) applies for, more than 60 days prior to the REO Sale Deadline, and is subsequently granted an extension of time (an "REO EXTENSION") by the Internal Revenue Service to sell such REO Property, or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the REO Sale Deadline will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall attempt to sell such REO Property within such period beyond the REO Sale Deadline as is permitted by such REO Extension or is contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 5.2.

                  (b) The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle Bank National Association, as Trustee for the Holders of Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1, REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account. The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all REO Income, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property, including:

                           (i) all insurance premiums due and payable in respect of such REO Property;

                           (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                           (iii) any ground rents in respect of such REO Property; and

                           (iv) all costs and expenses necessary to maintain, protect, manage, operate, repair, sell or restore such REO Property.

                  To the extent that amounts on deposit in the related REO Account are insufficient for the purposes set forth in clauses (i)-(iv) above with respect to such REO Property, the Master Servicer (at the direction of the Special Servicer) shall advance from its own funds as a Servicing Advance such amount as is necessary for such purposes unless such advances would, if made, constitute Nonrecoverable Advances; provided, however, that the Master Servicer (at the direction of the Special Servicer) shall make any such Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings and such advance shall be deemed to constitute a Nonrecoverable Servicing Advance.



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                  The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account on a monthly basis prior to or on the related Due Date the REO Income received or collected from each REO Property (net of expenses), except that in determining the amount of such REO Income, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

                  Funds in the REO Account may be invested and, if invested, shall be invested by, and at the risk of, the Special Servicer in Eligible Investments selected by the Special Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the day such funds are required to be withdrawn, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "Lennar Partners, Inc., in trust for LaSalle Bank National Association, as Trustee for the Holders of the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1." None of the Depositor, the Mortgagors, the Master Servicer or the Trustee shall be liable for any loss incurred on such Eligible Investments.

                  An amount equal to all income and gain realized from any such investment (to the extent not needed to offset losses from other investments) shall be paid to the Special Servicer as Additional Special Servicing Compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account out of its own funds no later than the next succeeding Master Servicer Remittance Date.

                  Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee or the Special Servicer may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Special Servicer shall have deposited in the REO Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Special Servicer as additional servicing compensation), the Special Servicer shall have the sole right to enforce such payment or performance.

                  SECTION 8.20.     MANAGEMENT OF REO PROPERTY.

                  (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

                           (i) none of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under
         Section 860F of the Code (either such tax referred to herein as an "REO TAX"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                           (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such Mortgaged Property that would be subject to an REO Tax, but that a



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         lease of such Mortgaged Property to another party to operate such
         Mortgaged Property, or the performance of some services by an Independent Contractor with respect to such Mortgaged Property, or another method of operating such Mortgaged Property would not result in income subject to an REO Tax, then the Special Servicer may (provided that, in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                           (iii) Directly Operating such Mortgaged Property as REO Property could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such Mortgaged Property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such Mortgaged Property, then the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "PROPOSED PLAN") to manage such Mortgaged Property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within three Business Days after receipt of such plan, the Trustee shall consult with the Special Servicer and shall, within a reasonable time thereafter, advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such REO Property in a manner that would not result in the imposition of an REO Tax on the income derived from such REO Property.

                  The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer, consistent with the Servicing Standard, as to which means would (to the extent commercially feasible) maximize the net after-tax REO Income received by the Trust with respect to such REO Property without materially and adversely affecting the Special Servicer's ability to sell such REO Property in accordance with this Agreement. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 8.20(a). Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 8.20(a) or, to the extent it relates to federal income tax consequences for the Trust, Section 8.20(b) below. Nothing in this Section 8.20(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 8.31.

                  (b) If title to any REO Property is acquired, the Special Servicer or an Independent Contractor chosen by the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Except as otherwise expressly provided herein, the Special Servicer shall not enter into any lease, contract or other agreement that causes REMIC I to receive, and (unless required to do so under any lease, contact or agreement to which the Special Servicer or the Trust may become a party or a



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successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage
Loan) shall not cause or allow REMIC I to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders in accordance with the Servicing Standard (as determined by the Special Servicer in its good faith and reasonable judgment).

                  (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                           (i) The terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                           (ii) the fees of such Independent Contractor (which shall be an expense of the Trust, payable out of related REO Income) shall be reasonable and customary in light of the nature and locality of the REO Property;

                           (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) of this Section 8.20 and (B) remit all related REO Income collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                           (iv) none of the provisions of this Section 8.20(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                           (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 8.21.   ADDITIONAL OBLIGATIONS OF THE MASTER SERVICER.

                  (a) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage
File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

                  (b) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of all Prepayment Interest Shortfalls over all Prepayment Interest Excesses, in each case resulting from Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of the aggregate Master Servicing



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Fees received by the Master Servicer during such Collection Period calculated in respect of all Mortgage Loans at a rate of 0.02% per annum; provided, however, that notwithstanding the foregoing provisions, the Master Servicer shall pay any Prepayment Interest Shortfall created by its failure to enforce any provision in the Mortgage Loan documents that requires any prepayment to be made only on the applicable Due Date.

                  SECTION 8.22. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER AND THE SPECIAL SERVICER.

                  (a)   (i)   The Master Servicer, in its capacity as Master
                  Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, as of the Closing Date, that:

                                    (A) the Master Servicer is a national
                  banking association, duly organized and validly existing, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not materially adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                                    (B) the Master Servicer has the full power
                  and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of the Agreement that purport to provide for indemnification for securities law violations;

                                    (C) the execution and delivery of this
                  Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement on the part of the Master Servicer will not (A) result in a breach of any term or provision of its organizational documents or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which would materially and adversely affect its ability to perform its obligations under this Agreement;

                                    (D) there is no litigation pending or, to
                  the Master Servicer's knowledge, threatened against it, the outcome of which would, if adversely determined, reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against, the Master Servicer of this Agreement or



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                  its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                                    (E) no consent, approval, authorization,
                  qualification, registration, filing, notice or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement, or the consummation of the transactions contemplated hereby, other than any such consents, approvals, authorizations, qualifications, registrations, filings, notices or orders as have been obtained or made or where the lack of such consent, approval, authorization, qualification, registration, filing, notice or order would not have a material adverse effect on the performance of the Master Servicer under this Agreement;

                                    (F) the performance of the services by the
                  Master Servicer contemplated by this Agreement are in the ordinary course of business of the Master Servicer; and

                                    (G) the Master Servicer hereby covenants, to
                  its best knowledge, which may be based upon information obtained from vendors who have responded to Master Servicer's supplier inquiries and/or from information obtained by Master Servicer from sources which Master Servicer reasonably believes are reliable, that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by Master Servicer, which Master Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting, or generating data required by this Agreement, will be capable of accurately performing calculations or other processing with respect to dates after August 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed or purchased or licensed by the Master Servicer properly exchange date data.

                           (ii) It is understood that the representations and warranties set forth in this Section 8.22(a) shall survive the execution and delivery of this Agreement.

                           (iii) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                           (iv) Any successor master servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 8.22(a)(i), subject to such appropriate modifications to the representation and warranty set forth in Section 8.22(a)(i)(A) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  (b)   (i)   The Special Servicer, in its capacity as Special
                  Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, as of the Closing Date, that:



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                                    (A) the Special Servicer is duly organized,
                  validly existing and in good standing as a corporation under the laws of the State of Florida, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not materially adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                                    (B) the Special Servicer has the full power
                  and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, evidences the valid and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, (A) to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws to the extent that such considerations limit the enforceability of the provisions of the Agreement that purport to provide for indemnification for securities law violations;

                                    (C) the execution and delivery of this
                  Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement on the part of the Special Servicer will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which would materially and adversely affect its ability to perform its obligations under this Agreement;

                                    (D) there is no litigation pending or, to
                  the Special Servicer's knowledge, threatened against it, the outcome of which would, if adversely determined, reasonably be expected to materially and adversely affect the execution, delivery and performance by, or the enforceability against, the Special Servicer of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                                    (E) no consent, approval, authorization,
                  qualification, registration, filing, notice or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement, or the consummation of the transactions contemplated hereby, other than any such consents, approvals, authorizations, qualifications, registrations, filings, notices or orders as have been obtained or made or where the lack of such consent, approval, authorization, qualification, registration, filing,


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                  notice or order would not have a material adverse effect on the performance of the Special Servicer under this Agreement; and

                                    (F) the performance of the services by the
                  Special Servicer contemplated by this Agreement are in the ordinary course of business of the Special Servicer.

                                    (G) The Special Servicer hereby covenants,
                  to its best knowledge, which may be based upon information obtained from vendors who have responded to Special Servicer's supplier inquiries and/or from information obtained by Special Servicer from sources which Special Servicer reasonably believes are reliable, that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by Special Servicer, which Special Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting, or generating data required by this Agreement, will be capable of accurately performing calculations or other processing with respect to dates after August 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed or purchased or licensed by the Special Servicer properly exchange date data.

                           (ii) It is understood that the representations and warranties set forth in this Section 8.22(b) shall survive the execution and delivery of this Agreement.

                           (iii) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                           (iv) Any successor special servicer shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 8.22(b)(i), subject to such appropriate modifications to the representation and warranty set forth in Section 8.22(b)(i)(A) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 8.23. MERGER OR CONSOLIDATION. Any Person into which the Master Servicer or the Special Servicer may be merged or consolidated or to which the Master Servicer or the Special Servicer has transferred all or substantially all of its servicing assets, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Master Servicer or the Special Servicer, shall be the successor of the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that Rating Agency Confirmation shall have been obtained with respect to such merger, consolidation, or succession.

                  SECTION 8.24. RESIGNATION OF MASTER SERVICER OR SPECIAL SERVICER.

                  (a)      Except as otherwise provided in Section 8.24(b) or
8.25 hereof, neither the Master Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on



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it, unless there is a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities so causing such conflict being of a type and nature carried on by it at the date of this Agreement). Any such determination permitting the resignation of the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the Master Servicer's or Special Servicer's, as the case may be, responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer or the Special Servicer, as the case may be, to the Trustee.

                  (b) The Master Servicer and the Special Servicer may each resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (x) is available, (y) has assets of at least $15,000,000 and (z) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the resigning party on substantially the same terms and conditions, and for not more than equivalent compensation, to that herein provided; (ii) the resigning party bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

                  SECTION 8.25. ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER OR THE SPECIAL SERVICER. The Master Servicer and the Special Servicer shall each have the right without the prior written consent of the Trustee to assign and delegate all of its duties hereunder; provided, however, that (i) the Master Servicer or the Special Servicer, as the case may be, gives the Depositor and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer or the Special Servicer, as the case may be, with like effect as if originally named as a party to this Agreement; (iii) a Rating Agency Confirmation shall have been obtained with respect to such assignment and delegation; and (iv) notice of the assignment and delegation is given to the Trustee and the Depositor, it being understood that the delegations existing as of the Closing Date shall be deemed satisfactory to the Trustee and the Depositor. In the case of any such assignment and delegation in accordance with the requirements of this Section, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it as the Master Servicer or the Special Servicer, as the case may be, hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, each of the Master Servicer and the Special Servicer may appoint Sub-Servicers in accordance with
Section 8.4 hereof, provided that the Master Servicer or the Special Servicer remains fully liable for their actions, agents or independent contractors appointed or retained to perform select duties thereof.

                  SECTION 8.26. LIMITATION ON LIABILITY OF MASTER SERVICER, SPECIAL SERVICER AND OTHERS.

                  (a) None of the Master Servicer, the Special Servicer or any of their respective directors, officers, employees or agents shall be under any liability to the holders of the Certificates, the Trust or any other party for any action taken or for refraining from the taking of any action in good faith or for errors in reasonable judgment; provided that this provision shall not protect the Master Servicer,



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the Special Servicer or any such Person against any breach of a representation, warranty or covenant contained herein or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer, the Special Servicer and any director, officer, employee or agent of the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement; provided that the Master Servicer and the Special Servicer each may in its sole discretion undertake any such action that it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans for which it is responsible hereunder or otherwise under this Agreement. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer or the Special Servicer, as applicable, shall be entitled to be reimbursed therefor as Servicing Advances as provided by
Section 5.2.

                  (b) In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and each shall be entitled to conclusively rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master and the Special Servicer each shall have the right to rely on information provided to it by the other (unless the Master Servicer and the Special Servicer are the same party) and by the Mortgagors, and will have no duty to investigate or verify the accuracy thereof.

                  (c) Neither the Master Servicer nor the Special Servicer shall be obligated to incur any liabilities, costs, charges, fees or other expenses that relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Fiscal Agent or Trustee in this Agreement.

                  SECTION 8.27.     INDEMNIFICATION; THIRD-PARTY CLAIMS.

                  (a) The Master Servicer, the Special Servicer and each of their respective directors, officers, members, managers, employees and agents shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust Fund (including, without limitation, those arising from the distribution of reports and information pursuant to the terms of this Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof; (ii) that constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder); (iii) that was incurred in connection with claims against such party resulting from
(A) any breach of a representation, warranty or covenant made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law; or (iv) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement. Each of the Master Servicer and the Special Servicer shall promptly notify the Trustee if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust Fund entitling the Master Servicer or the Special Servicer, as the case may be, to indemnification hereunder, whereupon the Trustee, on behalf of the Trust, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master



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Servicer or the Special Servicer, as applicable) and pay out of the Collection
Account all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy out of the Collection Account any judgment or decree that may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Master Servicer or the Special Servicer may have to indemnification under this Agreement or otherwise, unless the Trust's defense of such claim is prejudiced thereby and the Trustee delivers a certification explaining the prejudice. The Trustee or the Master Servicer shall promptly make from the Collection Account any payments certified by the Master Servicer or the Special Servicer to the Trustee as required to be made to the Master Servicer or the Special Servicer, as the case may be, pursuant to this Section 8.27(a). The indemnification provided herein shall survive the resignation or termination of the Master Servicer or the Special Servicer.

                  (b) The Master Servicer agrees to indemnify the Trust, the Trustee, the Fiscal Agent, the Special Servicer (if different than the Master Servicer), the Depositor, and any director, officer, manager, member, employee or agent thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder (unless such claim, loss, penalty, fine, forfeiture, legal fee and related cost or judgment results from the willful misfeasance, bad faith or negligence of such indemnified party), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor master servicer. Each of the Trustee, the Depositor, the Special Servicer (if different than the Master Servicer) and the Fiscal Agent shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Certificates or any asset of the Trust Fund entitling the Trust, the Trustee, the Depositor, the Special Servicer or the Fiscal Agent, as the case may be, to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Depositor, the Special Servicer or the Fiscal Agent, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trust, the Trustee, the Depositor, Special Servicer or the Fiscal Agent may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby and the Master Servicer delivers a certification explaining the prejudice. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

                  (c) The Special Servicer agrees to indemnify the Trust, the Trustee, the Fiscal Agent, the Master Servicer (if different than the Special Servicer), the Depositor, and any director, officer, employee or agent thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder by the Special Servicer (unless such claim, loss, penalty, fine, forfeiture, legal fee and related cost or judgment results from the willful misfeasance, bad faith or negligence of such indemnified party). Each of the Trustee, the Fiscal Agent, the Master Servicer (if different than the Special Servicer) and the Depositor shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement, the Certificates or any



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asset of the Trust Fund entitling the Trust or the Trustee, the Fiscal Agent, the Master Servicer or the Depositor, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Master Servicer or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust, the Trustee, the Fiscal Agent, the Master Servicer or the Depositor may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Special Servicer, the Master Servicer, the Trustee and the Fiscal Agent.

                  SECTION 8.28. TAX REPORTING. From and after the Closing Date, the Master Servicer shall comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code and any similar tax reporting obligations under State law with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee. The Special Servicer shall provide the Master Servicer with such information and reports as the Master Servicer deems necessary to fulfill its obligations under this Section 8.28 promptly upon the Master Servicer's request therefor.

                  SECTION 8.29.   CERTAIN SPECIAL SERVICER REPORTS.

                  (a) The Special Servicer, in the case of any Specially Serviced Mortgage Loans will deliver, at such times as are set forth in Section 8.14(f), the reports set forth in Section 8.14(f), which will include a narrative description for each Specially Serviced Mortgage Loan of the current status of such Mortgage Loan. The Special Servicer will also deliver any additional reports as may be reasonably agreed upon by the Operating Adviser and the Special Servicer for a reasonable fee payable by the Operating Adviser.

                  (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Operating Adviser (or if no Operating Adviser has been elected, the Majority Certificateholder of the Controlling Class) no later than the tenth Business Day following such Final Recovery Determination.

                  (c) In addition, no later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to the Master Servicer, each Rating Agency and the Operating Adviser (or if no Operating Adviser has been elected, the Majority Certificateholder of the Controlling Class) a report (the "ASSET STATUS REPORT") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                           (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

                           (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid, and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan, and whether outside legal counsel has been retained;



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                           (ii) the most current rent roll and income or
         operating statement available for the related Mortgaged Property;

                           (iv) the Special Servicer's recommendations as to how such Specially Serviced Mortgage Loan might be returned to the Master Servicer for regular servicing or otherwise realized upon;

                           (v) upon receipt of an Appraisal, the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

                           (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

                  (d) If the Operating Advisor disapproves of an Asset Status Report, the Operating Advisor shall, within ten (10) Business Days of receiving such Asset Status Report, provide notice in writing to the Special Servicer of such disapproval, and the Special Servicer shall, subject to Section 8.29(e), revise such Asset Status Report and deliver to the Operating Advisor, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval. If the Operating Advisor does not disapprove of an Asset Status Report within such ten (10) Business Day period, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable loan documents). The Special Servicer shall, subject to Section 8.29(e), revise such Asset Status Report as provided above in this paragraph until the earliest of (a) the failure of the Operating Advisor to disapprove such revised Asset Status Report in writing within ten (10) Business Days of its receipt thereof; (b) a determination by the Special Servicer as set forth below or (c) the passage of ninety (90) days from the date of preparation of the first Asset Status Report. The Special Servicer may, from time to time, subject to Section 8.29(e), modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and not rejected as provided above.

                           Notwithstanding the prior paragraph, the Special
Servicer may: (i) following the occurrence of an extraordinary event, take any action set forth in an Asset Status Report before the expiration of the ten (10) Business Day period during which the Operating Advisor may reject such report if
(A) the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and (B) it has made a reasonable effort to contact the Operating Advisor; and (ii) determine whether any affirmative disapproval of an Asset Status Report is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making any such determination referred to in clause (ii) of the prior sentence, the Special Servicer shall notify the Trustee of such determination and deliver to the Trustee a proposed notice to Certificateholders which is to include a copy of the relevant Asset Status Report. The Trustee shall thereupon send such notice to all Certificateholders; and, if the Holders of Certificates representing a majority of the Voting Rights fail, within ten (10) Business Days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected within such ten (10) Business Day period by the Holders of Certificates representing a majority of the Voting Rights, the Special Servicer shall, subject to Section 8.29(e), revise such Asset Status Report as described above. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable out-of-pocket expenses of providing such notices.

                           The Special Servicer may not take any action
inconsistent with an Asset Status



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Report that has been adopted as described above, unless such action would be required in order to act in accordance with the Servicing Standard.

                  (e) Notwithstanding anything herein to the contrary, any action recommended by the Special Servicer in an Asset Status Report (or any revision thereof) shall be consistent with the Servicing Standard, and the Operating Advisor may not direct the Special Servicer to act in any manner (and the Special Servicer shall disregard any such direction) that would:

                           (i) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard; or

                           (ii) result in an Adverse REMIC Event with respect to any REMIC Pool or otherwise have a material adverse effect on the grantor trust created hereunder; or

                           (iii) expose the Master Servicer, the Special Servicer, the Depositor, any Seller, the Trust Fund, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability; or

                           (iv) materially expand the scope of the Special Servicer's, the Master Servicer's or the Trustee's responsibilities under this Agreement.

                           In addition, the Special Servicer shall not have any
obligation to consult with or notify any Operating Advisor prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Operating Advisor and, if any Operating Advisor resigns or is removed, during the period following such resignation or removal until a replacement is selected.


                  SECTION 8.30. QUALIFICATION TO SERVICE. The Master Servicer and the Special Servicer shall each keep in full force and effect such qualifications to do business and any necessary licenses as are necessary to perform its duties under this Agreement.

                  SECTION 8.31. SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES.

                  (a) The Special Servicer may offer to sell for cash to any Person any REO Property or Defaulted Mortgage Loan. In the case of REO Property, the Special Servicer shall offer to sell such REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or prior to the date specified in Section 8.19(a), and in any event prior to the Rated Final Distribution Date. The Special Servicer shall give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, and in respect of such sale, the Special Servicer shall offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard and shall accept the highest cash bid received in such auction or other procedure from any Person other than an Interested Person for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in this Section, at least equal to the Purchase Price therefor.

                  In the absence of a bid in an amount at least equal to the Purchase Price (after deducting allocable expenses), the Special Servicer shall accept the highest cash bid received from any Person other



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than any Interested Person or the Trustee in its individual capacity, unless the
Special Servicer has received other bids, the Interested Party's bid is the highest bid, and the Special Servicer (in consultation with the Trustee) determines that acceptance of such bid is in the best interest of the Certificateholders.

                  The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid (including a bid lower than the Purchase Price) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable), provided that if any Defaulted Mortgage Loan or REO Property as to which an Appraisal Reduction has occurred is to be sold by the Special Servicer, then the Special Servicer shall not, without the approval of the Operating Adviser, if any, accept any bid for such loan or property that is less than 90% of the appraised value of the related Mortgaged Property (based on the Appraisal or internal evaluation used in determining the related Appraisal Reduction). The Special Servicer shall determine no later than six months prior to the end of the REO Sale Deadline with respect to any REO Property whether a sale of such REO Property pursuant to any bids being made with respect thereto is in the best economic interests of the Certificateholders as a whole. If the Special Servicer so determines in accordance with the Servicing Standard that such a sale would not be in the best interests of the Certificateholders, the Special Servicer shall seek an extension of such period in the manner described in Section 8.19.

                  (b) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Master Servicer, or the Trust, except for warranties in a deed and other normal and customary representations and warranties given in connection with the sale of mortgage loans and real estate. None of the Special Servicer, the Master Servicer, the Depositor, the Fiscal Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

                  (c) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one Business Day in the Collection Account.

                  (d) (d) Notwithstanding anything herein to the contrary, the Special Servicer shall not be required to take or refrain from taking any action pursuant to instructions from (or which require the approval of) the Operating Adviser that would cause it to violate any term or provision of this Agreement, the REMIC Provisions or the Servicing Standard.



                  SECTION 8.32.  OPERATING ADVISER; ELECTIONS.

                  (a) In accordance with Section 8.32(c), the Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to elect an operating adviser (the "OPERATING ADVISER") with the powers set forth in Section 8.33. An election of



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an Operating Adviser may also be held upon the resignation or removal of any
Person acting as Operating Adviser. The initial Operating Adviser shall be First Chicago Capital Corporation.

                  (b) At the request of the Holders of Certificates representing at least 50% of the Class Principal Balance of the Controlling Class, the Trustee shall call a meeting of the Holders of the Controlling Class for purpose of electing an Operating Adviser. Notice of the meeting shall be mailed or delivered by the Trustee to each Holder of Certificates of the Controlling Class not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of Certificates representing a majority of the Class Principal Balance of the Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

                  (c) Each Holder of Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 8.32, the Trustee may make such reasonable regulations as it may deem advisable for any election.

                  (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of the Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

                  (e) For purposes of electing or removing an Operating Adviser, Certificates of the Controlling Class held by the Depositor, the Master Servicer or the Special Servicer or by any Affiliate of any of them shall be taken into account with the same force and effect as if any other Person held such Certificates.

                  (f) The Operating Advisor will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Operating Advisor will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Operating Advisor may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Operating Advisor may act solely in the interests of the Holders of the Controlling Class, that the Operating Advisor does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Operating Advisor may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, that the Operating Advisor shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Operating Advisor shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever



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against the Operating Advisor or any director, officer, employee, agent or principal thereof for having so acted.

                  SECTION 8.33.     DUTIES OF OPERATING ADVISER.

                  (a) If an Operating Adviser has been elected and is currently acting in such capacity, then, at least five days prior to the Special Servicer's taking any of the following actions, the Special Servicer shall notify such Operating Adviser of its intention to take such action:

                           (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                           (ii) any modification of a Money Term of a Mortgage Loan (other than a modification consisting of the extension of the original Maturity Date of such Mortgage Loan for two years or less);

                           (iii) any sale of a Defaulted Mortgage Loan or REO Property pursuant to Section 8.31;

                           (iv) any determination to bring a Mortgaged Property or an REO Property into compliance with Environmental Laws; and

                           (v) any acceptance of substitute or additional collateral for a Mortgage Loan.

                  (b) The Operating Adviser, if any, may direct the Trustee to remove the Special Servicer, at any time effective upon the appointment and written acceptance of such appointment by a successor to the Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Operating Adviser and the Trustee shall have received:
(i) Rating Agency Confirmation; and (ii) an Opinion of Counsel (which shall not be an expense of the Trustee or Trust) to the effect that this Agreement shall be enforceable against the designated successor in accordance with its terms. Any costs related to such removal shall be at the expense of the Operating Adviser. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated successor's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections 8.26 and 8.27, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the Collection Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

                  SECTION 8.34. EXCHANGE ACT REPORTING.The Trustee shall, at the Trustee's expense, prepare for filing, execute and properly file with the Securities and Exchange Commission, any and all reports, statements and information, including, without limitation Form 10-K and Form 8-K, respecting the Trust Fund and/or the Certificates required or specifically provided herein to be filed on behalf of the



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Trust under the Exchange Act. The Master Servicer and the Special Servicer shall provide any items required to be delivered by either of them under this Agreement in Microsoft Word or in such other mutually acceptable format for conversion to EDGAR format for electronic filing via the EDGAR system (in addition to any other required format). The Trustee shall, at the Trustee's expense and in accordance with and to the extent permitted by applicable law, file a Form 15 relating to automatic termination of reporting in respect of the Trust under the Exchange Act.

                  SECTION 8.35.  LETTERS OF CREDIT.

                  With respect to the Mortgage Loans listed on Schedule IV, which are secured in part by letters of credit, the Master Servicer shall consult with the Special Servicer prior to making any changes to the terms thereof.

                                   ARTICLE IX.

                                     DEFAULT

                  SECTION 9.1.   EVENTS OF DEFAULT.

                  (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events:


                           (i) (A) any failure by the Master Servicer to make a required deposit to the Collection Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the related Distribution Date; provided that if the Master Servicer fails to make any remittance required to be made by the Master Servicer to the Distribution Account on the Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee for the account of the Trustee interest on any amount not timely remitted at the Advance Rate from and including the Master Servicer Remittance Date to, but not including, the day on which such remittance is actually made; or

                           (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account or REO Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

                           (iii) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or



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                           (iv) any failure on the part of the Master Servicer
         or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will be entitled to an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                           (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights, provided, however, that with respect to any breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will be entitled to an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                           (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                           (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                           (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or



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                           (ix) the Trustee shall have received written notice
         from Fitch that the continuation of the Master Servicer or the Special Servicer in such capacity, in and of itself, would result or has resulted in the downgrade, qualification (which shall include a "RatingAlert--negative") or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

                           (x) Moody's places the ratings of any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn any Class of Certificates), citing servicing concerns with respect to the Master Servicer or the Special Servicer, as applicable, as the sole or a contributory factor in such rating action; or

                           (xi) the Master Servicer or the Special Servicer, as applicable, is no longer on the approved list of commercial mortgage loan master servicers or special servicers maintained by Standard & Poor's Ratings Services, and the Master Servicer or the Special Servicer, as applicable, shall not have again become listed on the approved list within 45 days thereafter.

                  (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case for purposes of this Section 9.1(b), the "DEFAULTING PARTY") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may terminate, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor (if the termination is effected by the Trustee) or to the Trustee (if the termination is effected by the Depositor), all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights of the Defaulting Party as Certificateholder and for recovery of amounts due the Defaulting Party out of the proceeds of the Mortgage Loans). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 9.1(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by the Trustee to enable it or a successor servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee or a successor servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer or the Special Servicer, as the case may be, to the Collection Account, the Distribution Account or any Servicing Account or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it



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

         under this Agreement on or prior to the date of such termination, whether in respect of Advances (together with Advance Interest thereon) made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections
         8.26 and 8.27 notwithstanding any such termination).

                  SECTION 9.2. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 9.1, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities (except for liabilities incurred prior to the Event of Default) relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's failure to provide information or monies required by Section 9.1 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer and the Trustee shall not be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fees and all funds relating to the Mortgage Loans that the Master Servicer or the Special Servicer would have been entitled to charge to the Collection Account if the Master Servicer or the Special Servicer had continued to act hereunder. Notwithstanding the above, and subject to the provisions of
Section 9.5, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if it is not appropriately rated as an approved master servicer or special servicer, as the case may be, by each Rating Agency, promptly appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to the Master Servicer or the Special Servicer of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided and shall be entitled to such compensation as would otherwise have been payable to the Master Servicer or the Special Servicer, as the case may be. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 9.3.   NOTIFICATION TO CERTIFICATEHOLDERS.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 8.24, any termination of the Master Servicer or the Special Servicer pursuant to Section 9.1 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 9.2, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, and to the Special Servicer in the case of the resignation or termination of the Master Servicer.



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                  (b)      Not later than the later of (i) 60 days after the
occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee discovers or is notified of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                  SECTION 9.4. WAIVER OF EVENTS OF DEFAULT.The Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the respective Classes of Certificates affected by any Event of Default hereunder may, subject to Section 9.1(b) hereof, waive such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section 9.1(a) may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder; provided, however, that the Trustee shall be entitled to reimbursement pursuant to Section 7.12 for any costs and expenses incurred as a result of such Event of Default. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 9.4, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

                  SECTION 9.5   SALE OF SERVICING RIGHTS.

                  If the Master Servicer is terminated solely due to an Event of Default under Section 9.01(a)(ix), (x) or (xi) and the Trustee succeeds to the Master Servicer pursuant to Section 9.2, and if the Master Servicer delivers to the Trustee proposed bid materials within five Business Days of such termination, the Trustee shall, within the next three Business Days of such delivery, solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three Persons qualified under this Agreement to act as successor master servicer (or if three qualified Persons cannot be located, from as many Persons as qualified). The bid proposal shall require any Successful Bidder, as a condition of such bid, to enter into this Agreement as successor master servicer, and to agree to be bound by the terms hereof within 45 days after the termination of the Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor master servicer retaining all sub-servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective sub-servicing agreements and entering into a sub-servicing agreement with the terminated master servicer to service each of the Mortgage Loans not subject to a sub-servicing agreement at a servicing fee rate of 0.03% per annum per Mortgage Loan serviced, such fee to be paid by the successor master servicer (each a "Servicing Retained Bid") and (ii) on the basis of terminating each sub-servicing agreement with the terminated Master Servicer (each a "Servicing Released Bid"), subject to the provisions of
Section 8.4. The Trustee shall select the qualified bidder of a Servicing Retained Bid, or if none a Servicing Released Bid, with the highest cash bid (the "Successful Bidder") to act as successor master servicer hereunder; provided that the Trustee shall not select the bidder of a Servicing Retained Bid unless it receives written confirmation from the Rating Agencies that the retention of the terminated master servicer pursuant to a sub-servicing agreement would not result in the withdrawal, qualification or downgrade of the then-current ratings of any Class of Certificates. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor master servicer pursuant to the terms hereof, no later than 45 days after the termination of the Master Servicer.

                  Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder, including the transfer of the servicing of the Mortgage Loans, the Trustee shall remit



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or cause to be remitted (i) if the successful bid was a Servicing Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of expenses incurred in connection with the termination of the servicing rights, obtaining such bid and out-of-pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans) and (ii) if the successful bid was a Servicing Released Bid, to the Master Servicer and each sub-servicer its respective Bid Allocation.

                  If the Successful Bidder has not entered into this Agreement as successor master servicer within 45 days after the Trustee was appointed as successor master servicer, or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer (or if the terminated Master Servicer fails to do so, the Trust) shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection with such bid process, and the Trustee shall have no further obligations under this Section
9.5 and may select a successor master servicer of its choice pursuant to the terms hereof.


                                   ARTICLE X.

                      PURCHASE AND TERMINATION OF THE TRUST

                  SECTION 10.1.   TERMINATION OF TRUST.

                  (a) Subject to Section 10.3, the Trust and the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent hereunder (other than the obligation of the Trustee to make payments to Certificateholders on the final Distribution Date pursuant to Section 6.4 or otherwise as set forth in Section
10.2 and other than the obligations in the nature of information or tax reporting or tax-related administrative or judicial contests or proceedings) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  (b) As soon as reasonably practical, the Trustee shall give the Depositor, the Special Servicer, the Master Servicer, the Majority Certificateholder of the Controlling Class and the Class R-I Certificateholders notice of the date when the aggregate Certificate Principal Balance of the Principal Balance Certificates, after giving effect to distributions of principal made on the next Distribution Date, will be less than or equal to 1% of the Initial Pool Balance. The Depositor, the Special Servicer, the Master Servicer, the majority holders of the Controlling Class and the Holders of Class R-I Certificates representing a majority Percentage Interest in such Class shall thereafter be entitled, in that order of priority, to purchase, in whole only, the Mortgage Loans and any REO Properties then remaining in the Trust Fund. If any such party desires to exercise such option, it will notify the Trustee who will notify any other such party with a prior right to exercise such option. If any such party that has been so provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. The "TERMINATION PRICE" shall equal the greater of (x) the sum of (i) the aggregate Purchase Price of all the remaining Mortgage Loans (other than REO Mortgage Loans and



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Mortgage Loans as to which a Final Recovery Determination has been made) held by the Trust, plus (ii) the appraised value of each remaining REO Property, if any, held by the Trust (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer and approved by the Trustee), minus (iii) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) (or, solely in the case where the Special
Servicer is effecting such purchase, the aggregate amount of unreimbursed Servicing Advances made by the Special Servicer, together with any Advance Interest accrued and payable to the Special Servicer in respect of such Servicing Advances and any unpaid Special Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase)); (y) the fair market value of all remaining assets of REMIC I and the grantor trust; and (z) the amount that would be sufficient to pay the outstanding Certificate Principal Balance of each Class of Certificates, Distributable Certificate Interest thereon, and Distributable Certificate Interest on the Class X Certificates for the final Distribution
Date.

                  In the event that the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class or the Holders of Class R-I Certificates representing a majority Percentage Interest in such Class purchase all of the remaining Mortgage Loans and REO Properties held by the Trust in accordance with the preceding paragraph, the party effecting such purchase (the "FINAL PURCHASER") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price (other than the amount, if any, of such Termination Price paid in respect of the assets of the grantor trust, which amount shall be paid to the Trustee for deposit in the Excess Interest Distribution Account) and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust, in each case without representation or warranty by the Trustee. All Servicing Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee at the expense of the Final Purchaser.

                  (c) As a condition to the purchase of the assets of the Trust pursuant to Section 10.1(b), the Final Purchaser must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that such termination will be a "qualified liquidation" under
Section 860F(a)(4) of the Code of each of REMIC I, REMIC II and REMIC III. Such purchase shall be made in accordance with Section 10.3.

                  SECTION 10.2.  PROCEDURE UPON TERMINATION OF TRUST.

                  (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee to each Rating Agency and each Certificateholder by first class mail no later than the later of (a) ten days prior to the date of such termination and (b) the date the Trustee receives notice of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will be made and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the



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office or agency of the Trustee therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Certificateholders. Upon any such termination, the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the nontendering Certificateholders in trust without interest pending such payment.

                  (b) On the final Distribution Date, the Trustee shall distribute to each Certificateholder that presents and surrenders its Certificates all amounts payable on such Certificates on such final Distribution Date in accordance with Section 6.4.

                  (c) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the nontendering Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheat, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Trustee pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMICs and shall be beneficially owned by the related Holder.

                  SECTION 10.3.   ADDITIONAL TRUST TERMINATION REQUIREMENTS.

                  (a) In the event of a purchase of all the remaining Mortgage Loans and REO Properties held by the Trust in accordance with Section
10.1 or any other termination of the Trust under this Article X, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless in the case of a termination under Section 10.1 hereof, the Final Purchaser delivers to the Trustee an Opinion of Counsel at the expense of the Final Purchaser (or, in the case of any other termination, the Trustee shall obtain such Opinion of Counsel at the expense of the Trust Fund) addressed to the Depositor and the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" of any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (i) within 89 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 10.2, the Trustee shall adopt a plan of complete liquidation prepared by the Final Purchaser and meeting the requirements for a qualified liquidation for each REMIC Pool under Section 860F of the Code and any regulations thereunder;

                           (ii) during such 90-day liquidation period and at or after the adoption of the plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the remaining Mortgage Loans and any REO Properties held by the Trust to the Final Purchaser for cash in an amount equal to the Termination Price, such cash shall be deposited into the Collection Account, shall be deemed distributed on the REMIC I Regular Interests in



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         retirement thereof, shall be deemed distributed on the REMIC II Regular
         Interests in retirement thereof, and shall be distributed to the Certificateholders in retirement of the Certificates;

                           (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in each REMIC Pool after making such final deemed payment or payments (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time; and

                           (iv) in no event may the final payment on the REMIC I Interests, the REMIC II Interests, the REMIC III Regular Certificates, or the Class R-III Certificates be made after the 89th day from the date on which such plans of complete liquidation are adopted. The Trustee shall specify the first day of the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulation 1.860F-1.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of REMIC I, REMIC II and REMIC III in accordance with the foregoing requirements, which authorization shall be binding upon all successor Certificateholders.


                                   ARTICLE XI.

                          RIGHTS OF CERTIFICATEHOLDERS

                  SECTION 11.1.   LIMITATION ON RIGHTS OF HOLDERS.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer, the Special Servicer or the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates entitled to not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such 60-day period by such Certificateholders; it being understood and intended, and being expressly



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covenanted by each Certificateholder with every other Certificateholder and the
Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.2.   ACCESS TO LIST OF HOLDERS.

                  (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

                  (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer or three or more Holders (hereinafter referred to as "APPLICANTS," with a single Person that (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "APPLICANT" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register. The Depositor, the Master Servicer and the Special Servicer may each obtain, upon request, from the Trustee and the Certificate Registrar a copy of the Certificate Register.

                  (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  SECTION 11.3.  ACTS OF HOLDERS OF CERTIFICATES.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.



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                  (b)      The fact and date of the execution by any Person of
any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                  ARTICLE XII.

                              REMIC ADMINISTRATION

                  The provisions of this Article XII shall apply to each REMIC Pool.

                  SECTION 12.1.   REMIC ADMINISTRATION.

                  (a) An election will be made by the Trustee on behalf of the Trust to treat the segregated pool of assets consisting of the Mortgage Loans (other than the right to Excess Interest in respect of the Anticipated Repayment Date Loans), such amounts as shall from time to time be held in the Collection Account and the Distribution Account in respect thereof, the Insurance Policies and any REO Properties and any other assets constituting REMIC I (as set forth on the definition of REMIC I) as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, each of the REMIC I Regular Interests shall be designated as a separate class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I.

                  An election will be made by the Trustee on behalf of REMIC II to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II.

                  An election will be made by the Trustee on behalf of REMIC III to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC under the Code. Such election



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will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, the Class N Regular Interest represented by the Class N Certificates, and each Component Interest of the Class X Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

                  The Trustee shall not permit the creation of any "interests" (within the meaning of Treasury regulation Section 1.860D-1(b)(1)) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests evidenced by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The latest possible maturity date for the REMIC I Interests, the REMIC II Interests and the REMIC III Certificates shall be the Rated Final Distribution Date.

                  The assets of the Trust Fund consisting of the right to any Excess Interest in respect of the Anticipated Repayment Date Loans and the Excess Interest Distribution Account shall be held by the Trustee for the benefit of the Holders of the Class N Grantor Trust Interest represented by the Class N Certificates, which Class N Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets (the "GRANTOR TRUST ASSETS") from and after the Closing Date. It is intended that the portion of the Trust Fund consisting of the grantor trust assets will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. The Trustee shall hold the grantor trust assets separate and apart from the assets of REMIC I, REMIC II, and REMIC III.

                  (c) The Trustee shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool and the grantor trust, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to any REMIC Pool or the grantor trust that involve the Internal Revenue Service or state tax authorities.

                  (d) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for each REMIC Pool and the grantor trust on Internal Revenue Service Form SS-4. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Trustee shall prepare and file Form 8811 on behalf of each REMIC Pool within 30 days after the Closing Date and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

                  (e) The Trustee shall prepare, execute and file all of each REMIC Pool's and the grantor trust's federal and state income or franchise tax and information returns as such REMIC Pool's and the grantor trust's direct representative; the expenses of preparing and filing such returns shall be borne by the Trustee. The Depositor, the Master Servicer and the Special Servicer shall each provide on a timely basis to the Trustee or its designee such information with respect to the Trust or any REMIC Pool as is in the Depositor's, the Master Servicer's or the Special Servicer's, as the case may be, possession, that the Depositor, the Master Servicer or the Special Servicer, as the case may be, has received or prepared by virtue of its acting in such capacity hereunder and that is reasonably requested by



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the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee and the Fiscal Agent for any liability or assessment against any of them or any cost or expense (including attorneys' fees) incurred by any of them resulting from any error in any of such tax or information returns resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall each indemnify the Trust, the Trustee, the Fiscal Agent and the Depositor for any liability or assessment against the Trust, the Trustee, the Fiscal Agent or the Depositor, as the case may be, and any expenses incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may be, caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Trustee shall be liable to the Trust, the Master Servicer, the Special Servicer and the Depositor for any expense incurred by the Trust, the Master Servicer, the Special Servicer or the Depositor resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Trustee. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of the Trust under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent and the termination of this Agreement.

                  (f) The Trustee shall perform on behalf of each REMIC Pool and the grantor trust all reporting and other tax compliance duties that are the responsibility of such REMIC Pool and the grantor trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, any Person that transferred a Residual Certificate to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

                  (g) The Trustee shall forward to the Depositor copies of quarterly and annual Tax Returns and Form 1099 information returns and such other information within the control of the Trustee as the Depositor may reasonably request in writing. Moreover, the Trustee shall forward to Certificateholders such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Trustee be required by applicable law and shall prepare and disseminate to Certificateholders Forms 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Trustee will make available to any Certificateholder any tax related information required to be made available to such Certificateholder pursuant to the Code and any Treasury Regulations thereunder.

                  (h) The Holder of Certificates representing the greatest Percentage Interest in each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC Pool; provided that if Treasury Regulations shall be modified to require another Person to be designated as Tax Matters



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Person, then such Person shall become Tax Matters Person at such time. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Trustee, and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Trustee as their agent and attorney in fact. If the Code or applicable Treasury regulations prohibits the Trustee from signing any applicable Internal Revenue Service, court or other administrative documents or from otherwise acting as Tax Matters Person (as an agent or otherwise), the Trustee shall do or cause to be done whatever is necessary for the signing of such documents and the taking of any other such act, and the Residual Certificateholders shall reasonably cooperate with the Trustee in connection therewith. The Trustee shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under, or as otherwise expressly provided in, this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (i) The Trustee, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions, in order to create and maintain the status of each REMIC Pool as a REMIC and the grantor trust assets as a grantor trust or, as appropriate, adopt a plan of complete liquidation in accordance with the REMIC Provisions and
Article X hereof.

                  (j) The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions, such action or failure to act, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or except as provided in Section 8.20(a) hereof, result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code (any of the foregoing, an "ADVERSE REMIC EVENT")), unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this Section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking to have the Trustee, the Master Servicer, the Special Servicer or the Holders of the Residual Certificates undertake such action.

                  (k) In the event that any tax is imposed on the grantor trust or on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 8.20(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under this Article XII; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its



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obligations under Article VIII or this Article XII; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article VIII or this Article XII; or (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 8.20(a) shall be charged to and paid by the Master Servicer (at the direction of the Trust) from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Master Servicer (at the direction of the Trustee) out of amounts on deposit in the Collection Account or, if appropriate, out of collections of Excess Interest.

                  (l) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. The books and records shall be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

                  (m) None of the Trustee, the Master Servicer or the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services (other than under the circumstances described in, and subject to the conditions of, Section 8.20(a)).

                  (n) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, Prepayment Assumption, Issue Prices and projected cash flows of the Senior Certificates, Subordinate Certificates and Residual Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool and the grantor trust to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Fiscal Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Trustee or Fiscal Agent; provided, however, that to the extent that any Certificates have been transferred to a Seller under circumstances in which the fair market value of such Certificates is their issue price, the Depositor may exclusively rely on the accuracy of a determination of such fair market value by such Seller in supplying information to the Trustee pursuant to this Section 12.1(n).

                  The Trustee agrees that all such information or data so obtained by it is to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1
(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other



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professional advisers of the Trustee and its parent, or (ii) in connection with enforcing its rights and obligations under this Agreement.

                  (o) At all times as may be required by the Code, the Trustee, the Master Servicer and the Special Servicer each shall, to the extent within its control and the scope of its duties more specifically set forth herein, maintain the assets of each REMIC Pool as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code, subject to the "de minimis" exception of Treasury Regulation Section 1.860D-1(b)(3).

                  (p) the Holders of the Class R-I, Class R-II and Class R-III Certificates shall pay when due their pro rata share of any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III, as applicable, or their respective assets or transactions, including, without limitation, "prohibited transaction" taxes, as defined in Section 860F of the Code, any tax on contributions imposed by Section 860G(d) of the Code, and any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code. To the extent that such taxes are not paid by the Class R-I, Class R-II or Class R-III Certificateholders, respectively, the Trustee shall pay such remaining REMIC taxes out of current or future amounts otherwise distributable to the respective Holder or, if no such amounts are available, out of other amounts held in the Distribution Account.

                  SECTION 12.2. PROHIBITED TRANSACTIONS AND ACTIVITIES. None of the Trustee, the Master Servicer or the Special Servicer shall, to the extent within its control, permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure, default or imminent default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of the REMIC Pools in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a repurchase or substitution by any Seller, as contemplated by Article II hereof), nor acquire any assets for the Trust, except as provided herein, nor sell or dispose of any investments in the Collection Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such sale, disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Certificates or the Component Interests of the Class X Certificates, as the case may be, as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (d) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

                  SECTION 12.3. LIABILITY WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("LOSSES") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee shall not be liable pursuant to this Section 12.3 to the extent that any such Losses are attributable to the action or inaction of the Master Servicer, the Special Servicer, the Depositor or the Holders of such Residual Certificates or to the extent that any such Losses result from any actions or failures to act taken in reliance on an Opinion of Counsel or misinformation provided by the Master Servicer, the Special Servicer, the Depositor or such Holders of the Residual Certificates. The foregoing shall not be deemed



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to limit or restrict the rights and remedies of the Trust or the
Certificateholders under any other provision of this Agreement or now or hereafter otherwise existing at law or in equity. The Trustee shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

                  SECTION 12.4. MODIFICATIONS OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Master Servicer nor the Special Servicer shall permit any modification of any Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan unless the Trustee and the Master Servicer have received a Nondisqualification Opinion or a ruling to the same effect as a Nondisqualification Opinion from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan), provided that no Nondisqualification Opinion shall be required to modify a Money Term of a Specially Serviced Mortgage Loan that has suffered a payment default.


                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

                  SECTION 13.1. BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  SECTION 13.2. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  SECTION 13.3.  AMENDMENT.

                  (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions ensuing under or with respect to this Agreement not inconsistent with the provisions hereof, or (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates as provided under such Article; provided that (x) no such amendment shall adversely affect the status of any REMIC Pool as a REMIC and (y) no such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall adversely affect in any material respect the interests of any Holder not consenting thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require (at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents) a Nondisqualification Opinion and an Opinion of Counsel to the effect that such amendment is permitted under this paragraph. The placement of an "original issue discount" legend on, or any change required to correct any such legend previously placed on, a Certificate shall not be deemed an amendment to this Agreement.



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                  (b)      This Agreement may also be amended from time to time
by the parties hereto with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all Classes affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders or the rights and obligations of any party hereto; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of all the Holders of Certificates of such Class, or (iii) modify the provisions of this Section 13.3, without the consent of all the Holders of Certificates. Prior to entering into any amendment pursuant to this paragraph, the Trustee may require (at the expense of the party requesting the amendment) a Nondisqualification Opinion and an Opinion of Counsel to the effect that such amendment is permitted under this paragraph.

                  (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder and the Rating Agencies.

                  (d) It shall not be necessary for the consent of Holders under this Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (e) Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 13.3, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates.

                  SECTION 13.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN THE STATE OF NEW YORK, OTHER THAN THE PRINCIPLES SET FORTH IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                  SECTION 13.5. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Heller Financial Commercial Mortgage Asset Corp., 500 West Monroe Street, Chicago, Illinois 60661,
Attention: Thomas Bax; (b) in the case of the Trustee, at the Corporate Trust Office; (c) in the case of HFCF, 500 West Monroe Street, Chicago, Illinois 60661, Attention: Thomas Bax; (d) in the case of PMCF, 100 Mulberry Street, Gateway Center 4, 9th Floor, Newark, New Jersey 07102, Attention: Marty Lanigan;
(e) in the case of the Master Servicer, First Union National Bank, NC 1075, 8739 Research Drive, Charlotte, NC 28262-1075, facsimile number (704) 593-7735,
Attention: Commerical Mortgage Pass-Through Certificates-Series 1999 PH-1; with a copy to Legal Department, Attention: General Counsel, Timothy F. Danello, facsimile number (704) 383-0649; (f) in the case of the Special Servicer, Lennar Partners, Inc., 760 N.W. 107th Avenue, Miami, Florida 33172, facsimile number
(305) 226-7691, Attention: Steve Engel; or as to each party hereto such other address as may hereafter be furnished by



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such party to the other parties hereto in writing. Any notice required or permitted to be given to a Holder shall be mailed by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  SECTION 13.6. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 13.7. INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, and no waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  SECTION 13.8. HEADINGS NOT TO AFFECT INTERPRETATION. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

                  SECTION 13.9. BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                  SECTION 13.10. SPECIAL NOTICES TO THE RATING AGENCIES.

                  (a)      The Trustee (or, in the case of the items in clauses
(vi) and (vii), the successor trustee) shall give prompt notice to the Rating Agencies and, except in the case of clause (viii), the Operating Adviser (or if no Operating Adviser has been elected, the Majority Certificateholder of the Controlling Class), of the occurrence of any of the following events of which it has notice or actual knowledge:

                           (i) any amendment to this Agreement pursuant to
         Section 13.3 hereof;

                           (ii) any repurchase or replacement of any Mortgage Loan by a Seller;

                           (iii) waiver of a due-on-sale or due-on-encumbrance clause as provided in Section 8.6;

                           (iv) any resignation or removal of the Master Servicer, the Special Servicer or the Fiscal Agent pursuant to this Agreement;

                           (v) the appointment of any successor to the Master Servicer, the Special Servicer or the Fiscal Agent pursuant to this Agreement;

                           (vi) the resignation or removal of the Trustee pursuant to Section 7.6;




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                           (vii) the appointment of a successor trustee pursuant
         to Section 7.7;

                           (viii) the election, resignation or removal of an Operating Adviser pursuant to Section 8.32;

                           (ix) termination of the Trust pursuant to Article X hereof;

                           (x) the final distribution to any Class of Certificateholders; or

                           (xi) an Event of Default.

                  (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

                  If to Moody's, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, NY  10007
                  Attention:  Structured Finance Commercial Real Estate
                              Monitoring

                  If to Fitch, to:

                  Fitch IBCA, Inc.
                  One State Street Plaza
                  New York, NY 10004
                  Attention:  Commercial Mortgage Surveillance


                  If to any other Rating Agency, at such address as shall be provided in writing to the Depositor by such Rating Agency.

                  (c) The Master Servicer and the Special Servicer shall each deliver to the Trustee, and the Trustee shall deliver to the Rating Agencies and the Depositor, copies of all reports prepared by the Master Servicer or Special Servicer, as the case may be, pursuant to this Agreement and required to be delivered to each other, the Trustee or the Certificateholders, together with any other information as reasonably requested by the Rating Agencies and the Depositor.

                  (d) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicer, the Special Servicer or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

                  (e) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, Master Servicer or Special Servicer can reasonably provide in



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                           accordance with applicable law and without waiving
                           any attorney-client privilege relating to such information. The Trustee, Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

                  (f) The parties hereto acknowledge that the Sellers are obligated to pay the surveillance fees of the Rating Agencies.

                  SECTION 13.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                  SECTION 13.12. INTENTION OF PARTIES.

                  (a) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section
2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, such conveyance is held not to be an absolute sale of the Mortgage Loans or any related property, or the Mortgage Loans or any related property are for any other reason held to be the property of the Depositor, then:

                           (i) This Agreement shall be deemed to be a security agreement.

                           (ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

                                    (A) All accounts, contract rights, general
                  intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans (including, without limitation, the Mortgage Notes, the related Mortgages, the related security agreements, and the related title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Replacement Mortgage Loans, together with all payments and other collections with respect thereto after the Cut-off Date (other than Monthly Payments of principal and interest due on or before the Cut-off Date) and the related Mortgage Files; (2) the Distribution Account and the Collection Account, including, without limitation, all funds and investments therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates; and (4) the Mortgage Loan Purchase Agreements;

                                    (B) All accounts, contract rights, general
                  intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, uncertificated securities, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                                    (C) All cash and non-cash proceeds of the
                  collateral described in clauses (A) and (B) above.

                           (iii) The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in each relevant jurisdiction.

                           (iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  (b) The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, at the Depositor's expense, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the direction and at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any relevant jurisdiction to perfect the Trustee's security interest in such property, including, without limitation, continuation statements. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

                  (c) The Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

                  SECTION 13.13. RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust payable out of the Collection Account, but only upon direction of the Trustee accompanied by an Opinion of Counsel (the cost of which shall be payable out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                        HELLER FINANCIAL COMMERCIAL
                                        MORTGAGE ASSET CORP.,
                                        as Depositor


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



                                        FIRST UNION NATIONAL BANK,
                                        as Master Servicer


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



                                        LENNAR PARTNERS, INC.,
                                        as Special Servicer


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        ABN AMRO BANK N.V.,
                                        as Fiscal Agent


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )

                  On this      day of May, 1999, before me, a notary public in
and for said State, personally appeared                         , personally
known to me (or proved to me on the basis of satisfactory evidence) to be the
person who executed the within instrument as                            on
behalf of HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                       ---------------------------------
                                                 Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

                  On this      day of May, 1999, before me, a notary public in
and for said State, personally appeared                                ,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as of FIRST UNION NATIONAL BANK, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.





                                       ---------------------------------
                                                 Notary Public

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

                  On this      day of May, 1999, before me, a notary public in
and for said State, personally appeared                                   ,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as on behalf of

                  LASALLE BANK NATIONAL ASSOCIATION, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                       ---------------------------------
                                                 Notary Public

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )


                  On this      day of May, 1999, before me, a notary public in
and for said State, personally appeared                               ,
personally known to me (or proved to me on the basis of satisfactory evidence) to be one of the persons who executed the within instrument as on behalf of LENNAR PARTNERS, INC., and
acknowledged to me that such banking corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                       ---------------------------------
                                                 Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

                  On this      day of May, 1999, before me, a notary public in
and for said State, personally appeared                                   ,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as on behalf of ABN AMRO BANK N.V., and
acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                       ---------------------------------
                                                 Notary Public

--------------------------------------------------------------------------------




                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.,

                                  as Depositor,

                                       and

                           FIRST UNION NATIONAL BANK,

                               as Master Servicer,

                                       and

                             LENNAR PARTNERS, INC.,

                              as Special Servicer,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                                   as Trustee,

                                       and

                               ABN AMRO BANK N.V.,

                                 as Fiscal Agent

                        --------------------------------

                            EXHIBITS AND SCHEDULES TO

                        POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 1999

                        --------------------------------



                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 1999 PH-1

--------------------------------------------------------------------------------

                                    EXHIBITS

Exhibit A-1       Form of Class A-1 Certificate.................................................................A-1
Exhibit A-2       Form of Class A-2 Certificate.................................................................A-2
Exhibit A-3       Form of Class B Certificate...................................................................A-3
Exhibit A-4       Form of Class C Certificate...................................................................A-4
Exhibit A-5       Form of Class D Certificate...................................................................A-5
Exhibit A-6       Form of Class E Certificate...................................................................A-6
Exhibit A-7       Form of Class F Certificate...................................................................A-7
Exhibit A-8       Form of Class G Certificate...................................................................A-8
Exhibit A-9       Form of Class H Certificate...................................................................A-9
Exhibit A-10      Form of Class J Certificate..................................................................A-10
Exhibit A-11      Form of Class K Certificate..................................................................A-11
Exhibit A-12      Form of Class L Certificate..................................................................A-12
Exhibit A-13      Form of Class M Certificate..................................................................A-13
Exhibit A-14      Form of Class N Certificate..................................................................A-14
Exhibit A-15      Form of Class R-I Certificate................................................................A-15
Exhibit A-16      Form of Class R-II Certificate...............................................................A-16
Exhibit A-17      Form of Class R-III Certificate..............................................................A-17
Exhibit A-18      Form of Class X Certificate..................................................................A-18
Exhibit B-1       Form of Initial Certification of Trustee......................................................B-1
Exhibit B-2       Form of Final Certification of Trustee........................................................B-2
Exhibit C         Form of Request for Release.....................................................................C
Exhibit D-1       Transfers of Definitive Privately Offered Certificates.......................................D1-1
Exhibit D-2A      Form I of Transferee Certificate For Transfers of Definitive Privately Offered
                     Certificates..............................................................................D2-1
Annex 1           Qualified Institutional Buyer Status Under SEC Rule 144A.....................................D2-3
Annex 2           Qualified Institutional Buyer Status Under SEC Rule 144A.....................................D2-6
Exhibit D-2B      Form II of Transferee Certificate for Transfers of Definitive Privately
                     Offered Certificates......................................................................D2-8
Exhibit D-3A      Form I of Transferee Certificate for Transfers of Interests in Book-Entry
                     Privately Offered Certificates............................................................D3-1
Exhibit D-3B      Form II of Transferee Certificate for Transfers of Interests in Book-Entry
                     Privately Offered Certificates............................................................D3-3
Annex 1           Qualified Institutional Buyer Status Under SEC Rule 144A.....................................D3-5
Annex 2           Qualified Institutional Buyer Status Under SEC Rule 144A.....................................D3-8
Exhibit E         Form of Transferor Certificate for Transfers of REMIC Residual Certificate......................E
Exhibit F         Form of Transfer Affidavit and Agreement for Transfers of REMIC Residual
                     Certificates.................................................................................F
Exhibit G         Form of Monthly Certificateholder Report........................................................G
Exhibit H-1       Comparative Financial Status Report...........................................................H-1
Exhibit H-2       Delinquent Loan Status Report.................................................................H-2
Exhibit H-3       Historical Loan Modification Report...........................................................H-3
Exhibit H-4       Historical Loss Estimate Report...............................................................H-4
Exhibit H-5       REO Status Report.............................................................................H-5
Exhibit H-6       Watch List ...................................................................................H-6
Exhibit H-7       Operating Statement Analysis..................................................................H-7
Exhibit H-8       NOI Adjustment Worksheet .....................................................................H-8
Exhibit H-9       CSSA Reports .................................................................................H-9


Exhibit H-10      CSSA Reports ................................................................................H-11
Exhibit I         Mortgage Loan Report..........................................................................I-1

                                                                   SCHEDULES

Schedule I        HFCF Loan Schedule..............................................................................I
Schedule II       PMCF Loan Schedule.............................................................................II
Schedule III      Interest Reserve Loans........................................................................III
Schedule IV       Letter of Credit Loans.........................................................................IV

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NOTWITHSTANDING THE ABOVE, IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS A-1 CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS NOT TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS _____% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _____% PER ANNUM, COMPOUNDED MONTHLY. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE


                                     A-1-1

HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                                     A-1-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  _____%        CERTIFICATE PRINCIPAL BALANCE OF
                                          THIS CLASS A-1 CERTIFICATE AS OF THE
                                          CLOSING DATE $203,000,000

DATE OF POOLING & SERVICING               MASTER SERVICER: FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999             NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999                INITIAL SPECIAL SERVICER:
                                          LENNAR PARTNERS, INC.

CLOSING DATE:  MAY __, 1999               TRUSTEE: LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL           CUSIP NO.
BALANCE OF THE CLASS A-1
CERTIFICATE AS OF THE CLOSING DATE:
$203,000,000                              NO. 1

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class A-1 Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-1-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.


                                     A-1-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-1-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-1-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee

                                     By:
                                        ----------------------------------
                                        AUTHORIZED OFFICER

Dated:  May ___, 1999



                                     A-1-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Authenticating Agent

                                      BY:
                                         ----------------------------------
                                         AUTHORIZED SIGNATORY


                                     A-1-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                     (Cust)
           entireties                           Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship
           and not as tenants in       Act.......................
           common...                             (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------

---------------------------------

                                    -------------------------------------------

-------------------------------------------------------------------------------
          Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       -------------  ---------------------------------------------------------
                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-1-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.




                                     A-1-10

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NOTWITHSTANDING THE ABOVE, IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS A-2 CERTIFICATE WAS ISSUED ON MAY ___, 1999 AND IS NOT TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS _____% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _____% PER ANNUM, COMPOUNDED MONTHLY. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE


                                     A-2-1

HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-2-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ___%    CERTIFICATE PRINCIPAL BALANCE OF
                                    THIS CLASS A-2 CERTIFICATE AS OF THE
                                    CLOSING DATE $543,066,000

DATE OF POOLING & SERVICING         MASTER SERVICER: FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999       NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999          INITIAL SPECIAL SERVICER: LENNAR
                                    PARTNERS, INC.

CLOSING DATE:  MAY __, 1999         TRUSTEE: LASALLE BANK NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL     CUSIP NO.
BALANCE OF THE CLASS A-2
CERTIFICATE AS OF THE CLOSING DATE: NO. 1
$543,066,000

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class A-2 Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-


                                     A-2-3

Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-2-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-2-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-2-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Trustee

                                         By:
                                            ---------------------------------
                                            AUTHORIZED OFFICER

Dated:  May ___, 1999


                                     A-2-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        BY:
                                           ----------------------------------
                                           AUTHORIZED SIGNATORY


                                     A-2-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                     (Cust)
           entireties                           Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship

           and not as tenants in       Act.......................
           common...                   (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------


------------------------------------

                                        ----------------------------------------

--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------- -----------------------------------------------------------
                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

---------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York
Stock Exchange or another national
securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-2-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                     A-2-10

                                   EXHIBIT A-3

                          [FORM OF CLASS B CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS B CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS NOT TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS _______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE.


                                     A-3-1

THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _______% PER ANNUM, COMPOUNDED MONTHLY. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-3-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%      CERTIFICATE PRINCIPAL BALANCE OF
                                       THIS CLASS B CERTIFICATE AS OF THE
                                       CLOSING DATE $22,917,000

DATE OF POOLING & SERVICING            MASTER SERVICER: FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999          NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999             INITIAL SPECIAL SERVICER: LENNAR
                                       PARTNERS, INC.

CLOSING DATE: MAY __, 1999             TRUSTEE: LASALLE BANK NATIONAL
                                       ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL        CUSIP NO.
BALANCE OF THE CLASS B CERTIFICATE
AS OF THE CLOSING DATE: $22,917,000    NO. 1


                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class B Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-3-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-3-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any


                                     A-3-5
tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.



                                     A-3-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:
                                         ---------------------------------
                                         AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-3-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent

                                       BY:
                                          ------------------------------------
                                          AUTHORIZED SIGNATORY


                                     A-3-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common       UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -   as tenants by the                                   (Cust)
            entireties                         Under Uniform Gifts to Minors
JT TEN -    as joint tenants with
            rights of survivorship
            and not as tenants in     Act.......................
            common...                 (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------

-----------------------------

                                   ---------------------------------------------

--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ------------  -----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-3-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                     A-3-10

                                   EXHIBIT A-4

                          [FORM OF CLASS C CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS C CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS NOT TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS ______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE.


                                     A-4-1

THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ______% PER ANNUM, COMPOUNDED MONTHLY. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-4-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%            CERTIFICATE PRINCIPAL BALANCE OF
                                             THIS CLASS C CERTIFICATE AS OF THE
                                             CLOSING DATE $20,370,000

DATE OF POOLING & SERVICING                  MASTER SERVICER: FIRST UNION
AGREEMENT: AS OF MAY 1, 1999                 NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999                   INITIAL SPECIAL SERVICER: LENNAR
                                             PARTNERS, INC.

CLOSING DATE: MAY __, 1999                   TRUSTEE: LASALLE BANK NATIONAL
                                             ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL              CUSIP NO.
BALANCE OF THE CLASS C CERTIFICATE
AS OF THE CLOSING DATE: $20,370,000          NO. 1



                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class C Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-4-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-4-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any


                                     A-4-5
tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-4-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Trustee

                                  By:
                                     ------------------------------------
                                     AUTHORIZED OFFICER

Dated:  May __, 1999

                                     A-4-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent

                                       BY:
                                          ---------------------------------
                                          AUTHORIZED SIGNATORY


                                     A-4-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT - as tenants by the                                     (Cust)
          entireties                           Under Uniform Gifts to Minors
JT TEN -  as joint tenants with
          rights of survivorship
          and not as tenants in       Act.......................
          common                      (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------

-----------------------------------

                                         --------------------------------------

-------------------------------------------------------------------------------
        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------- ----------------------------------------------------------
                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-4-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                     A-4-10

                                   EXHIBIT A-5

                          [FORM OF CLASS D CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS D CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS ______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT NONE OF THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST",


                                     A-5-1

THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ________%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _______% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-5-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%      CERTIFICATE PRINCIPAL BALANCE OF
                                       THIS CLASS D CERTIFICATE AS OF THE
                                       CLOSING DATE $53,472,000

DATE OF POOLING & SERVICING            MASTER SERVICER: FIRST UNION
AGREEMENT: AS OF MAY 1, 1999           NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999             INITIAL SPECIAL SERVICER: LENNAR
                                       PARTNERS, INC.

CLOSING DATE: MAY __, 1999             TRUSTEE: LASALLE BANK NATIONAL
                                       ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL        CUSIP NO.
BALANCE OF THE CLASS D CERTIFICATE
AS OF THE CLOSING DATE:  $53,472,000   NO. 1



                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class D Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-5-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-5-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any


                                     A-5-5
tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-5-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:
                                         --------------------------------
                                         AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-5-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           BY:
                                              --------------------------------
                                              AUTHORIZED SIGNATORY


                                     A-5-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common          UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                      (Cust)
           entireties                            Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship
           and not as tenants in        Act.......................
           common                       (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------------

---------------------------------------

                                         --------------------------------------

-------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       -------------- ----------------------------------------------------------
                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                                     A-5-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                     A-5-10

                                   EXHIBIT A-6

                          [FORM OF CLASS E CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON



                                     A-6-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS E CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS ______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ______% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-6-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE ____ %       CERTIFICATE PRINCIPAL BALANCE OF
                                       THIS CLASS G CERTIFICATE AS OF THE
                                       CLOSING DATE $12,732,000

DATE OF POOLING & SERVICING
AGREEMENT: AS OF MAY 1, 1999           MASTER SERVICER: FIRST UNION
                                       NATIONAL BANK

CUT-OFF DATE: MAY 1, 1999              INITIAL SPECIAL SERVICER: LENNAR
                                       PARTNERS, INC.

CLOSING DATE: MAY __, 1999             TRUSTEE: LASALLE BANK NATIONAL
                                       ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL        CUSIP NO.
BALANCE OF THE CLASS E CERTIFICATE
AS OF THE CLOSING DATE:  $12,732,000   NO. 1



                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class E Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-6-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-6-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-6-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-6-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee

                                     By:
                                        ---------------------------------
                                        AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-6-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Authenticating Agent

                                         BY:
                                            -----------------------------------
                                            AUTHORIZED SIGNATORY

                                     A-6-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                     (Cust)
           entireties                           Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship
           and not as tenants in       Act.......................
           common                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------

----------------------------------

                                        ---------------------------------------

-------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------  -----------------------------------------------------------
                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-6-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                     A-6-10

                                   EXHIBIT A-7

                          [FORM OF CLASS F CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON


                                     A-7-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS F CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS ______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ______% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-7-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE ____ %        CERTIFICATE PRINCIPAL BALANCE OF
                                        THIS CLASS G CERTIFICATE AS OF THE
                                        CLOSING DATE $38,194,000

DATE OF POOLING & SERVICING             MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999           NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999              INITIAL SPECIAL SERVICER:  LENNAR
                                        PARTNERS, INC.

CLOSING DATE:  MAY __, 1999             TRUSTEE:  LASALLE BANK NATIONAL
                                        ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL         CUSIP NO.
BALANCE OF THE CLASS F CERTIFICATE
AS OF THE CLOSING DATE:  $38,194,000    NO. 1



                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class F Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the Pooling


                                     A-7-3
and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-7-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-7-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-7-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:
                                          -----------------------------------
                                          AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-7-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           BY:
                                              ----------------------------------
                                              AUTHORIZED SIGNATORY


                                     A-7-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common          UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                      (Cust)
           entireties                            Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship
           and not as tenants in        Act.......................
           common                       (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------


--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                                     A-7-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.



                                     A-7-10

                                   EXHIBIT A-8

                          [FORM OF CLASS G CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON


                                     A-8-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS G CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS 74.6209% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _____% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-8-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%         CERTIFICATE PRINCIPAL BALANCE OF
                                          THIS CLASS G CERTIFICATE AS OF THE
                                          CLOSING DATE $17,825,000

DATE OF POOLING & SERVICING               MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999             NATIONAL BANK


CUT-OFF DATE:  MAY 1, 1999                INITIAL SPECIAL SERVICER:  LENNAR
                                          PARTNERS, INC.

CLOSING DATE:  MAY __, 1999               TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL           CUSIP NO.
BALANCE OF THE CLASS G CERTIFICATE
AS OF THE CLOSING DATE:  $17,825,000      NO. 1



                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class G Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-8-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-8-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-8-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-8-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:
                                        ---------------------------------
                                        AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-8-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    BY:
                                       -------------------------------------
                                       AUTHORIZED SIGNATORY


                                     A-8-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                     (Cust)
           entireties                           Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship

           and not as tenants in       Act.......................
           common                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------


--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-8-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                     A-8-10

                                   EXHIBIT A-9

                          [FORM OF CLASS H CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON



                                     A-9-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS H CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS ______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _________% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-9-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%        CERTIFICATE PRINCIPAL BALANCE
                                         OF THIS CLASS H CERTIFICATE AS OF THE
                                         CLOSING DATE $35,648,000

DATE OF POOLING & SERVICING              MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999            NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999               INITIAL SPECIAL SERVICER:  LENNAR
                                         PARTNERS, INC.

CLOSING DATE:  MAY __, 1999              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL          CUSIP NO.
BALANCE OF THE CLASS H CERTIFICATE
AS OF THE CLOSING DATE:  $35,648,000     NO. 1



                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class H Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-9-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-9-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-9-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.



                                     A-9-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                               LASALLE BANK NATIONAL ASSOCIATION,
                               as Trustee

                               By:
                                  -------------------------------------
                                  AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-9-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Authenticating Agent

                                     BY:
                                        ----------------------------------
                                        AUTHORIZED SIGNATORY


                                     A-9-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT - as tenants by the                                     (Cust)
          entireties                           Under Uniform Gifts to Minors
JT TEN -  as joint tenants with
          rights of survivorship
          and not as tenants in       Act.......................
          common                      (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------

--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-9-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of ____________________ account number ______________ or, if mailed by check, to
__________________________. Statements should be mailed to
______________________. This information is provided by assignee named above, or
____________________________, as its agent.


                                     A-9-10

                                  EXHIBIT A-10

                          [FORM OF CLASS J CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON


                                     A-10-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS J CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS ______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _______% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-10-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%        CERTIFICATE PRINCIPAL BALANCE OF
                                         THIS CLASS J CERTIFICATE AS OF THE
                                         CLOSING DATE $20,370,000

DATE OF POOLING & SERVICING              MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999            NATIONAL BANK


CUT-OFF DATE:  MAY 1, 1999               INITIAL SPECIAL SERVICER:  LENNAR
                                         PARTNERS, INC.

CLOSING DATE:  MAY __, 1999              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL          CUSIP NO.
BALANCE OF THE CLASS J CERTIFICATE
AS OF THE CLOSING DATE:  $20,370,000     NO. 1



                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class J Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the Pooling


                                     A-10-3
and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-10-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-10-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-10-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee

                                     By:
                                        ----------------------------------
                                        AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-10-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent

                                       BY:
                                          ------------------------------------
                                          AUTHORIZED SIGNATORY

                                     A-10-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT - as tenants by the                              (Cust)
          entireties                             Under Uniform Gifts to Minors
JT TEN -  as joint tenants with
          rights of survivorship
          and not as tenants in       Act.......................
          common                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------

--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-10-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of ___________________ account number ___________________ or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or
____________________________, as its agent.



                                    A-10-10

                                  EXHIBIT A-11

                          [FORM OF CLASS K CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON




                                     A-11-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS K CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS _____% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ________% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-11-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%       CERTIFICATE PRINCIPAL BALANCE OF
                                        THIS CLASS K CERTIFICATE AS OF THE
                                        CLOSING DATE $7,639,000

DATE OF POOLING & SERVICING             MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999           NATIONAL BANK


CUT-OFF DATE:  MAY 1, 1999              INITIAL SPECIAL SERVICER:  LENNAR
                                        PARTNERS, INC.

CLOSING DATE:  MAY __, 1999             TRUSTEE:  LASALLE BANK NATIONAL
                                        ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL         CUSIP NO.
BALANCE OF THE CLASS K CERTIFICATE
AS OF THE CLOSING DATE:  $7,639,000     NO. 1



                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class K Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-11-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.


                                     A-11-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-11-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-11-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                          By:
                                             --------------------------------
                                             AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-11-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Authenticating Agent

                                       BY:
                                          --------------------------------
                                          AUTHORIZED SIGNATORY


                                     A-11-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT - as tenants by the                                     (Cust)
          entireties                           Under Uniform Gifts to Minors
JT TEN -  as joint tenants with
          rights of survivorship
          and not as tenants in       Act.......................
          common                      (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------

--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-11-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                    A-11-10

                                  EXHIBIT A-12

                          [FORM OF CLASS L CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON



                                     A-12-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS L CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS _____% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT NONE OF THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ________%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ________% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-12-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%        CERTIFICATE PRINCIPAL BALANCE OF
                                         THIS CLASS L CERTIFICATE AS OF THE
                                         CLOSING DATE $15,278,000

DATE OF POOLING & SERVICING              MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999            NATIONAL BANK


CUT-OFF DATE:  MAY 1, 1999               INITIAL SPECIAL SERVICER:  LENNAR
                                         PARTNERS, INC.

CLOSING DATE:  MAY __, 1999              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL          CUSIP NO.
BALANCE OF THE CLASS L CERTIFICATE
AS OF THE CLOSING DATE:  $15,278,000     NO. 1



                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class L Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-12-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-12-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-12-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-12-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Trustee

                                  By:
                                     ----------------------------------
                                     AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-12-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                as Authenticating Agent

                                BY:
                                   -------------------------------------
                                      AUTHORIZED SIGNATORY


                                     A-12-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common            UNIF GIFT MIN ACT . . . .Custodian
TEN ENT - as tenants by the                                        (Cust)
          entireties                              Under Uniform Gifts to Minors
JT TEN -  as joint tenants with
          rights of survivorship
          and not as tenants in          Act.......................
          common                         (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------

--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-12-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                    A-12-10

                                  EXHIBIT A-13

                          [FORM OF CLASS M CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON


                                     A-13-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS M CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS ______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _______% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-13-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%         CERTIFICATE PRINCIPAL BALANCE OF
                                          THIS CLASS M CERTIFICATE AS OF THE
                                          CLOSING DATE $7,638,000

DATE OF POOLING & SERVICING               MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999             NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999                INITIAL SPECIAL SERVICER:  LENNAR
                                          PARTNERS, INC.

CLOSING DATE:  MAY __, 1999               TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL           CUSIP NO.
BALANCE OF THE CLASS M CERTIFICATE
AS OF THE CLOSING DATE:  $7,638,000       NO. 1



                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class M Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the


                                     A-13-3

Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-13-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-13-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-13-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 as Trustee

                                 By:
                                    -------------------------------------
                                    AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-13-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Authenticating Agent

                                   BY:
                                      ------------------------------------
                                      AUTHORIZED SIGNATORY


                                     A-13-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                     (Cust)
           entireties                           Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship
           and not as tenants in       Act.......................
           common                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------

---------------------------------

                                        ----------------------------------------

--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                     A-13-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                    A-13-10

                                  EXHIBIT A-14

                          [FORM OF CLASS N CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT FOR AN INSURANCE COMPANY INVESTING SOLELY ASSETS OF ITS GENERAL ACCOUNT, WHICH SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE PURCHASE AND OWNERSHIP OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON


                                     A-14-1

THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS N CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS _______% OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT NONE OF THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY _________%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ________% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON THIS CERTIFICATE AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY 0.0607%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-14-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%        CERTIFICATE PRINCIPAL BALANCE OF
                                         THIS CLASS N CERTIFICATE AS OF THE
                                         CLOSING DATE $20,371,763

DATE OF POOLING & SERVICING              MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999            NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999               INITIAL SPECIAL SERVICER:  LENNAR
                                         PARTNERS, INC.

CLOSING DATE:  MAY __, 1999              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE PRINCIPAL          CUSIP NO.  __________
BALANCE OF THE CLASS N CERTIFICATE
AS OF THE CLOSING DATE: $20,371,763      NO. 1



                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Principal Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Principal Balance of the Class N Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-


                                     A-14-3

Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Principal Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-14-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-14-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-14-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                       -------------------------------
                                       AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-14-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Authenticating Agent

                                   BY:
                                      -------------------------------------
                                         AUTHORIZED SIGNATORY


                                     A-14-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common         UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                     (Cust)
           entireties                           Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship
           and not as tenants in       Act.......................
           common                      (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------


--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-14-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                    A-14-10

                                  EXHIBIT A-15

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY ITS BOARD OF


                                    A-15-1

DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES OR A TRUST SUBJECT TO THE CONTROL OF A UNITED STATES FIDUCIARY AND THE PRIMARY SUPERVISION OF A UNITED STATES COURT (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                    A-15-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

PERCENTAGE INTEREST OF THIS CLASS         MASTER SERVICER:  FIRST UNION
R-I CERTIFICATE:  _____%                  NATIONAL BANK


DATE OF POOLING & SERVICING               INITIAL SPECIAL SERVICER:  LENNAR
AGREEMENT:  AS OF MAY 1, 1999             PARTNERS, INC.


CUT-OFF DATE:  MAY 1, 1999                TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  MAY __, 1999

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

                                          NO. _________

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT ____________________ is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations


                                    A-15-3
of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the Holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                                     A-15-4

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall


                                     A-15-5
terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-15-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Trustee

                                  By:
                                     ----------------------------------
                                     AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-15-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    BY:
                                       ---------------------------------
                                          AUTHORIZED SIGNATORY


                                     A-15-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenant in common           UNIF GIFT MIN ACT . . . .Custodian
TEN ENT - as tenants by the                                       (Cust)
          entireties                             Under Uniform Gifts to Minors
JT TEN -  as joint tenants with
          rights of survivorship

          and not as tenants in         Act.......................
          common                        (State)

    Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------


--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-15-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                    A-15-10

                                  EXHIBIT A-16

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY ITS BOARD OF


                                    A-16-1

DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES OR A TRUST SUBJECT TO THE CONTROL OF A UNITED STATES FIDUCIARY AND THE PRIMARY SUPERVISION OF A UNITED STATES COURT (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                    A-16-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

PERCENTAGE INTEREST OF THIS CLASS   MASTER SERVICER:  FIRST UNION
R-II CERTIFICATE: -----%            NATIONAL BANK


DATE OF POOLING & SERVICING         INITIAL SPECIAL SERVICER:  LENNAR
AGREEMENT:  AS OF MAY 1, 1999       PARTNERS, INC.


CUT-OFF DATE:  MAY 1, 1999          TRUSTEE:  LASALLE BANK NATIONAL
                                    ASSOCIATION

CLOSING DATE:  MAY __, 1999

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

                                    NO. _________


                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT _________________________________ is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations


                                     A-16-3
of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the Holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                                     A-16-4

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall


                                     A-16-5
terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-16-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:
                                       ----------------------------------
                                       AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-16-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Authenticating Agent

                                   BY:
                                      ----------------------------------
                                      AUTHORIZED SIGNATORY


                                     A-16-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common           UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                       (Cust)
           entireties                             Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship

           and not as tenants in         Act.......................
           common                        (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------


--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                     A-16-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                    A-16-10

                                  EXHIBIT A-17

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY ITS BOARD OF



                                     A-17-1

DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES OR A TRUST SUBJECT TO THE CONTROL OF A UNITED STATES FIDUCIARY AND THE PRIMARY SUPERVISION OF A UNITED STATES COURT (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                     A-17-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

PERCENTAGE INTEREST OF THIS CLASS      MASTER SERVICER:  FIRST UNION
R-III CERTIFICATE:-----%               NATIONAL BANK

DATE OF POOLING & SERVICING            INITIAL SPECIAL SERVICER:
AGREEMENT:  AS OF MAY 1, 1999          LENNAR PARTNERS, INC.

CUT-OFF DATE:  MAY 1, 1999             TRUSTEE:  LASALLE BANK NATIONAL
                                       ASSOCIATION

CLOSING DATE:  MAY __, 1999

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

                                       NO. _________

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT ____________________ is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations


                                     A-17-3
of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the Holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                                     A-17-4

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall


                                     A-17-5
terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-17-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:
                                       --------------------------------
                                         AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-17-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    BY:
                                       ------------------------------------
                                          AUTHORIZED SIGNATORY


                                     A-17-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common        UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                    (Cust)
           entireties                          Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship

           and not as tenants in      Act.......................
           common                     (State)

  Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------


--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-17-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.

                                    A-17-10

                                 EXHIBIT A-18

                          [FORM OF CLASS X CERTIFICATE]

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, ANY UNDERWRITER, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

NOTWITHSTANDING THE ABOVE, IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

THE PORTION OF THE CERTIFICATE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE CERTIFICATE NOTIONAL AMOUNT OF THIS CLASS X CERTIFICATE. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE.

                                     A-18-1

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS AN INVESTMENT UNIT COMPRISED OF FIFTEEN COMPONENT INTERESTS, EACH OF WHICH IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CLASS X CERTIFICATE WAS ISSUED ON MAY __, 1999 AND IS TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS CERTIFICATE IS 2.8334% OF THE ORIGINAL NOTIONAL PRINCIPAL AMOUNT OF THIS CERTIFICATE. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CERTIFICATES AND THAT NONE OF THE STATED INTEREST IS TREATED AS "QUALIFIED STATED INTEREST", THE FOLLOWING INFORMATION WOULD BE APPLICABLE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL NOTIONAL PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______%, (II) THE YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _______% PER ANNUM, COMPOUNDED MONTHLY, AND (III) THE TOTAL AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD (MAY __, 1999 TO JUNE 15, 1999) FOR PURPOSES OF COMPUTING OID ON PRINCIPAL AMOUNT OF THIS CERTIFICATE WOULD BE APPROXIMATELY ______%. THE METHOD USED TO CALCULATE THE YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE INITIAL ACCRUAL PERIOD IS THE EXACT METHOD. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN CALCULATING THE YIELD TO MATURITY IS 0% CPR AND THE PAYMENT OF THE BALLOON PAYMENT ON THE HYPERAMORTIZATION DATE IN THE CASE OF THE HYPERAMORTIZATION LOANS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THE ASSUMED RATE OR ANY OTHER RATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-18-2

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                SERIES 1999 PH-1

INITIAL PASS-THROUGH RATE:  ____%        INITIAL CERTIFICATE NOTIONAL
                                         AMOUNT OF THIS CLASS X
                                         CERTIFICATE: $___________

DATE OF POOLING & SERVICING              MASTER SERVICER:  FIRST UNION
AGREEMENT:  AS OF MAY 1, 1999            NATIONAL BANK

CUT-OFF DATE:  MAY 1, 1999               INITIAL SPECIAL SERVICER:  LENNAR
                                         PARTNERS, INC.

CLOSING DATE:  MAY __, 1999              TRUSTEE:  LASALLE BANK NATIONAL
                                         ASSOCIATION

FIRST DISTRIBUTION DATE:
JUNE 15, 1999

AGGREGATE CERTIFICATE NOTIONAL           CUSIP NO.  [_________]
AMOUNT OF THE CLASS X CERTIFICATES
AS OF THE CLOSING DATE:  $___________    NO. 1



                               CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                HELLER FINANCIAL COMMERCIAL MORTGAGE ASSET CORP.

THIS CERTIFIES THAT Cede & Co. is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Collection Account, the Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

         The Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Notional Amount of this Certificate specified on the face hereof by the initial aggregate Certificate Notional Amount of the Class X Certificates. The Certificates are designated as the Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 and are issued in eighteen Classes as specifically set forth in the Pooling


                                     A-18-3
and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at a Pass-Through Rate calculated as specified in the Pooling and Servicing Agreement on the Certificate Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Collection Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                                     A-18-4

         All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the aggregate Certificate Principal Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount, as applicable and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient


                                     A-18-5
to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

         The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust in accordance with
Section 10.1(b) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Class R-I Certificates.

         The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Pooling and Servicing Agreement.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-18-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:
                                         --------------------------------------
                                         AUTHORIZED OFFICER

Dated:  May __, 1999


                                     A-18-7

                          CERTIFICATE OF AUTHENTICATION

         THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 as Authenticating Agent

                                 BY:
                                    ------------------------------------
                                       AUTHORIZED SIGNATORY

                                     A-18-8

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common            UNIF GIFT MIN ACT . . . .Custodian
TEN ENT -  as tenants by the                                        (Cust)
           entireties                              Under Uniform Gifts to Minors
JT TEN -   as joint tenants with
           rights of survivorship
           and not as tenants in          Act.......................
           common                         (State)

   Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------


---------------------------------

                                        ----------------------------------------


--------------------------------------------------------------------------------
         Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ------------ ----------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

--------------------------------------------------------------------------------
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                     A-18-9

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________ account number _____________________
or, if mailed by check, to __________________________. Statements should be mailed to ______________________. This information is provided by assignee named above, or ____________________________, as its agent.


                                    A-18-10

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                  May __, 1999

Heller Financial Commercial Mortgage Asset Corp.
500 West Monroe Street

Chicago, Illinois  60661

 Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the loan number set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in such documents, and (d) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File". The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or
(ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

                  Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                                LASALLE BANK NATIONAL ASSOCIATION, as Trustee

                                By:___________________________
                                   Name:
                                   Title:

                                      B-1-1

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                  May __, 1999

Heller Financial Commercial Mortgage Asset Corp.
500 West Monroe Street

Chicago, Illinois  60661

   Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clauses (i), (ii), (iii), (ix), (xii) (to the extent it relates to the foregoing) and (xiii) are in its possession, (b) documents delivered to it or a Custodian as part of the related Mortgage File have been reviewed by it or such Custodian and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the street address of the Mortgaged Property (but not the zip code) and the name of the Mortgagor set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed as provided in clauses (i) of the definition of "Mortgage File". The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Trustee Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.

                               LASALLE BANK NATIONAL ASSOCIATION, as Trustee

                               By:___________________________
                                    Name:
                                    Title:

                                     B-2-1

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

To:      LASALLE BANK NATIONAL ASSOCIATION

         135 S. LaSalle Street
         Suite 200
         Chicago, Illinois  60674

         Attn:    _________________________________

         Re: Heller Financial Commercial Mortgage Asset Corp., Commercial Morgan Pass-Through Certificates, Series 1999 PH-1

                         Date: [____________, ____, ___]

         In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of May 1, 1999, by and among Heller Financial Commercial Mortgage Asset Corp., as Depositor, First Union National Bank, as Master Servicer, Lennar Partners, Inc., as Special Servicer and LASALLE BANK NATIONAL ASSOCIATION, as Trustee (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

                                    Property Name:

                                    Address:

                                    Loan No.:

                                    Reason for requesting file:

____1.   Mortgage Loan paid in full.

         (The [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following the [Master] [Special] Servicer's release of the Trustee Mortgage File, credited to the Collection Account or the Distribution Account pursuant to the Pooling and Servicing Agreement.)

____2.   Mortgage Loan repurchased.

         (The [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

____3. Mortgage Loan substituted.

         (The [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

____4.   The Mortgage Loan is being foreclosed.

____5.   Other. (Describe)

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently), when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                     [Name of [Master] [Special] Servicer]

                                     By:__________________________________
                                          Name:
                                          Title:

                                   EXHIBIT D-1

             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

To:      LASALLE BANK NATIONAL ASSOCIATION

         135 S. LaSalle Street
         Suite 200
         Chicago, Illinois  60674

         Attn:    _________________________________

         Re: Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1
                  (the "Certificates")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _______________ (the "Transferor") to ________________ (the "Transferee") of a
Certificate (the "Transferred Certificate") having an initial Principal Balance or Notional Amount as of May __, 1999 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of May 1, 1999, among Heller Financial Commercial Mortgage Asset Corp. as depositor (the "Depositor"), First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and LASALLE BANK NATIONAL ASSOCIATION, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                  Very truly yours,

                                  (Transferor)

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________


                                     D-1-1

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE

                           FOR TRANSFERS OF DEFINITIVE

                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

To:      LASALLE BANK NATIONAL ASSOCIATION

         135 S. LaSalle Street
         Suite 200
         Chicago, Illinois  60674

         Attn:    _________________________________

          Re: Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1
                   (the "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to __________________ (the "Transferee") of
Class __________ Certificates having an initial Principal Balance or Notional Amount as of May __, 1999 (the "Closing Date") of $____________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, to be dated as of May 1, 1999 (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp., as depositor (the "Depositor"), First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer, and LASALLE BANK NATIONAL ASSOCIATION, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.


                                     D-2-1

                  2. The Transferee has been furnished with all information regarding (a) the Transferred Certificates and distributions thereon,
         (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificates, that it has requested.

                                  Very truly yours,

                                  (Transferor)

                                  By:______________________________________
                                  Name:____________________________________
                                  Title:___________________________________



                                     D-2-2

                                                         ANNEX 1 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

         ____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

         ____ Broker-dealer. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934, as amended.

         ____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and

-------------------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     D-2-3
which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ____ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ____ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

         ____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ____     ____     Will the Transferee be purchasing the Transferred
         Yes      No       Certificates only for the Transferee's own account?

         6. If the answer to the foregoing question is "No", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                                     D-2-4

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase promptly after they become available.

                              ______________________________________________
                              Print Name of Transferee

                              By:
                                   Name  ___________________________________
                                   Title:___________________________________
                                   Date: ___________________________________


                                     D-2-5

                                                         ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee of any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         The Transferee owned and/or invested on a discretionary basis $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         The Transferee is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
         (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a


                                     D-2-6
         discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ____     ____     Will the Transferee be purchasing the Transferred
         Yes      No       Certificates only for the Transferee's own account?

                  6. If the answer to the foregoing question is "No", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice by the undersigned, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                              ______________________________________________
                              Print Name of Transferee or Adviser

                              By:
                                   Name  ___________________________________
                                   Title:___________________________________
                                   Date: ___________________________________

                                 IF AN ADVISER:

                              ______________________________________________
                              Print Name of Transferee

                              Date:_________________________________________



                                     D-2-7

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

To:      LASALLE BANK NATIONAL ASSOCIATION

         135 S. LaSalle Street
         Suite 200
         Chicago, Illinois  60674

         Attn:    _________________________________

                  Re: Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 (the "Certificates")

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by __________________ (the "Transferor") to _____________________ (the
"Transferee") of Class ____ Certificates having an initial Principal Balance or Notional Amount as of May __, 1999 (the "Closing Date") of $___________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, to be dated as of May 1, 1999 (the "Pooling and Servicing Agreement") among Heller Financial Commercial Mortgage Asset Corp., as depositor (the "Depositor"), First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and LASALLE BANK NATIONAL ASSOCIATION, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated to so register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit ___ to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit ___ or as Exhibit ___ to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Trustee with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                                     D-2-8

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

                  4. Transferee understands that each Transferred Certificate will bear the following legends:

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

                  5. Neither the Transferee nor anyone acting on its behalf has
         (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Certificate, any interest in any Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Certificate, any interest in any Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

                  6. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.


                                     D-2-9

                  7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                    Very truly yours,

                                    (Transferee)

                                    By:____________________________________
                                         Name______________________________
                                         Title:____________________________


                                     D-2-10

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

                  Re: Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 (the "Certificates")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to __________________ (the "Transferee")
of a Certificate (the "Transferred Certificate") having an initial Principal Balance or Notional Amount as of May __, 1999 (the "Closing Date") of $____________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1999, among Heller Financial Commercial Mortgage Asset Corp., as depositor (the "Depositor"), First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and LASALLE BANK NATIONAL ASSOCIATION, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

                  1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated to so register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                  3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

                  4. Transferee understands that each Transferred Certificate will bear the following legends:

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES


                                     D-3-1

LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

                  5. Neither the Transferee nor anyone acting on its behalf has
         (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of an Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

                  6. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and (d) all related matters, that it has requested.

                  7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                    Very truly yours,

                                    (Transferee)

                                    By:____________________________________
                                         Name______________________________
                                         Title:____________________________


                                     D-3-2

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

                  Re: Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 (the "Certificates")

Dear Sirs:

         This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _____________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial Principal Balance or Notional Amount as of May __, 1999 (the "Closing Date") of $________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1999, among Heller Financial Commercial Mortgage Asset Corp. as depositor (the "Depositor"), First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and LASALLE BANK NATIONAL ASSOCIATION, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                  2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) such interest sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                                     D-3-3

                  3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

                  4. Transferee understands that each Transferred Certificate will bear the following legends:

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

                  5. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificate, that it has requested.

                                    Very truly yours,

                                    (Transferee)

                                    By:____________________________________
                                         Name______________________________
                                         Title:____________________________

                                     D-3-4

                                                         ANNEX 1 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor and the Trustee, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

         ____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

                                     D-3-5

         ____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ____ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         ____ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

         ____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                                     D-3-6

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ____     ____     Will the Transferee be purchasing the Transferred
         Yes      No       Certificate only for the Transferee's own account?

                  6. If the answer to the foregoing question is "No", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                 _______________________________________________
                                 Print Name of Transferee

                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 Date:__________________________________________


                                     D-3-7

                                                         ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Company, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $___________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $_________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     D-3-8

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
         (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ____     ____     Will the Transferee be purchasing the Transferred
         Yes      No       Certificate only for the Transferee's own account?

                  6. If the answer to the foregoing question is "No", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                             __________________________________________________
                             Print Name of Transferee or Adviser

                             By:_______________________________________________
                             Name:_____________________________________________
                             Title:____________________________________________

                             IF AN ADVISER:

                             __________________________________________________
                             Print Name of Transferee

                             Date:_____________________________________________


                                     D-3-9

                                    EXHIBIT E

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF

                           REMIC RESIDUAL CERTIFICATES

                                     [Date]

To:      LASALLE BANK NATIONAL ASSOCIATION

         135 S. LaSalle Street
         Suite 200
         Chicago, Illinois  60674

         Attn:    ___________________________

                  Re: Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by ________________ (the "Transferor") to __________________ (the
"Transferee") of [Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1999 (the "Pooling and Servicing Agreement"), among Heller Financial Commercial Mortgage Asset Corp., as depositor, First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and LASALLE BANK NATIONAL ASSOCIATION, as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                    Very truly yours,

                                    _______________________________________
                                    (Transferor)



                                    By:____________________________________

                                    Name___________________________________

                                    Title:_________________________________

                                    EXHIBIT F

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                            )
                                    )        ss:
COUNTY OF                           )

                  __________________________, being first duly sworn, deposes and says that:

                  1. He/She is the ___________________________ of
___________________ (the prospective transferee (the "Transferee") of Heller Financial Commercial Mortgage Asset Corp., Commercial Mortgage Pass-Through Certificates, Series 1999 PH-1, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"), a ___________________ duly organized and validly existing under the laws of
_________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.)

                  3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
_________________.

                  8. The Transferee has reviewed the provisions of Section 3.3(f) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (iv)(A) of Section 3.3(f) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (iv)(B) of Section 3.3(f) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(f)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-l(c)(4)(i) and has satisfied the requirements of such provision.

                  12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of _______________, 199_.

                                    [NAME OF TRANSFEREE]

                                    By:________________________________
                                          [Name of Officer]
                                          [Title of Officer]

---------------------------
[Corporate Seal]

ATTEST:

---------------------------
[Assistant] Secretary

                  Personally appeared before me the above-named
____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ___ day of __________________, 199_.

                                    _____________________________________
                                    NOTARY PUBLIC

                                    COUNTY OF____________________________
                                    STATE OF_____________________________
                                    My Commission expires the ______
                                    day of __________________, 19___.

                                    EXHIBIT G

                    FORM OF MONTHLY CERTIFICATE HOLDER REPORT

                          AVAILABLE FROM THE TRUSTEE

                                   EXHIBIT H-1

                       COMPARATIVE FINANCIAL STATUS REPORT





                                     H-1-1

                                HMAC 1999-PH-1
                      COMPARATIVE FINANCIAL STATUS REPORT
                                     AS OF




                                                                   ORIGINAL UNDERWRITING INFORMATION
                                                                              INFORMATION
                                                             ----------------------------------------------
                                                                 BASIS YEAR
                                                             ------------------
   PRO                  LAST
   SUP                PROPERTY   SCHEDULED   PAID    ANNUAL    FINANCIAL
  LOAN                 INSPECT      LOAN     THRU     DEBT    INFO AS OF    %       TOTAL              (1)
    #     CITY   ST     DATE      BALANCE    DATE   SERVICE      DATE      OCC     REVENUE     $ NOI   DSCR
-------- ------ ---- ---------- ----------- ------ --------- ------------ ----- ------------- ------- -----
List all loans currently in deal with or without information largest to smallest loan
Total:                          $                  $                        WA    $              $      WA
                                                                                   RECEIVED
Financial                                                           Loans                         Balance
Information:
                                                                   #        %                    $      %
Current Full Year:
Current Full Yr. Received with DSC (less
than) 1:
Prior Full Year:
Prior Full Yr. Received with DSC (less
than) 1:

(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service

(2)   Net change should compare the latest year to the underwriting year

              2ND PRECEDING ANNUAL OPERATING                                PRECEDING ANNUAL OPERATING
                        INFORMATION                                                 INFORMATION
----------------------------------------------------------- -----------------------------------------------------------
         AS OF                              NORMALIZED               AS OF                               NORMALIZED
-----------------------                 ------------------- ------------------------                 ------------------
   LAST                                                        LAST
 PROPERTY    FINANCIAL                                       PROPERTY    FINANCIAL
  INSPECT   INFO AS OF    %     TOTAL    NORMALIZED    (1)    INSPECT    INFO AS OF    %     TOTAL    NORMALIZED   (1)
   DATE        DATE      OCC   REVENUE      $ NOI     DSCR     DATE         DATE      OCC   REVENUE      $ NOI     DSCR
---------- ------------ ----- --------- ------------ ------ ---------- ------------- ----- --------- ------------ -----
                WA      $     $              WA                        WA            $     $         WA
                            RECEIVED
Loans                                         Balance
#                %                           $       %

                 TRAILING FINANCIAL
                    INFORMATION                               NET CHANGE
----------------------------------------------------   -------------------------
                                                              (2)
   MONTH REPORTED                      NORMALIZED      PRECEDING & BASIS
---------------------               ----------------   -----------------
  FINANCIAL                                                         %        %
 INFO AS OF       %       TOTAL                  %                TOTAL     (1)
    DATE         OCC     REVENUE     $ NOI     DSCR     % OCC      REV      DSCR
------------   ------   ---------   -------   ------   -------   -------   -----
               WA       $           $         WA       WA        $         WA

                                   EXHIBIT H-2

                                               DELINQUENT LOAN STATUS REPORT






                                     H-2-1

                                 HMAC 1999-PH-1
                         DELINQUENT LOAN STATUS REPORT
                                     AS OF

              SHORT NAME                                                                      TOTAL P&I     TOTAL
PROSPECTUS      (WHEN       PROPERTY                     SQ FT OR  PAID THRU  SCHEDULED LOAN   ADVANCES    EXPENSES
  ID        APPROPRIATE)      TYPE       CITY    STATE     UNITS     DATE        BALANCE       TO DATE     TO DATE
  --        ------------      ----       ----    -----     -----     ----        -------       -------     -------
90+ DAYS DELINQUENT





60 DAYS DELINQUENT





30 DAYS DELINQUENT






CURRENT & AT SPECIAL SERVICER





                                                     CURRENT                                                         APPRAISAL
PROSPECTUS  OTHER ADVANCES   TOTAL     CURRENT      INTEREST   MATURITY LTM NOI    LTM   LTM            VALUATION      BPO OR
  ID       (TAXES & ESCROW) EXPOSURE   MONTHLY P&I   RATE       DATE     DATE      NOI   DSCR    VALUE    DATE     INTERNAL VALUE**
  --       ---------------- --------   -----------   ----       ----     ----      ---   ----    -----    ----     ----------------
90+ DAYS DELINQUENT





60 DAYS DELINQUENT





30 DAYS DELINQUENT







CURRENT & AT SPECIAL SERVICER







               LOSS USING   ESTIMATED                                     EXPECTED
PROSPECTUS      92% APPR.   RECOVERY    TRANSFER    CLOSING   DATE NOI  FCL SALE   WORKOUT
  ID            OR BPO (f)      %          DATE         DATE    FILED       DATE     STRATEGY    COMMENTS
  --            ----------  ---------    ----         ----    -----       ----     --------    --------
90+ DAYS DELINQUENT





60 DAYS DELINQUENT





30 DAYS DELINQUENT





CURRENT & AT SPECIAL SERVICER








FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be
Determined etc....)

It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/ DPO)

** App - Appraisal, BPO - Broker opinion, Int. - Internal Value

                                   EXHIBIT H-3

                       HISTORICAL LOAN MODIFICATION REPORT






                                      H-3-1

                                HMAC 1999-PH-1
                      HISTORICAL LOAN MODIFICATION REPORT
                                 AS OF




                                                            BALANCE
                                   MOD/                  WHEN SENT TO     BALANCE AT THE
   PROSPECTUS                   EXTENTION     EFFECT        SPECIAL     EFFECTIVE DATE OF               # MTHS FOR
       ID        CITY   STATE      FLAG        DATE        SERVICER       REHABILITATION    OLD RATE   RATE CHANGE
--------------- ------ ------- ----------- ------------ -------------- ------------------- ---------- -------------
TOTAL FOR ALL LOANS:
TOTAL FOR LOANS IN CURRENT
MONTH:
                                           # OF LOANS                  $ BALANCE
MODIFICATIONS:
MATURITY DATE
EXTENTIONS:
TOTAL:



                                                                                                            (2) EST.
                                                                                                             FUTURE
                                                                                                          INTEREST LOSS
                                                                           TOTAL # MTHS    (1)REALIZED     TO TRUST $
   PROSPECTUS                                                     NEW     FOR CHANGE OF   LOSS TO TRUST       (RATE
       ID        NEW RATE   OLD P&I   NEW P&I   OLD MATURITY   MATURITY        MOD              $          REDUCTION)    COMMENT
--------------- ---------- --------- --------- -------------- ---------- --------------- --------------- -------------- --------
TOTAL FOR ALL
LOANS:
TOTAL FOR LOANS
IN CURRENT
MONTH:
MODIFICATIONS:
MATURITY DATE
EXTENTIONS:
TOTAL:

----
* The information in these columns is from a particular point in time and should not change on this report once assigned.

(1)   Actual principal loss taken by bonds

(2) Expressed future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                   EXHIBIT H-4

                         HISTORICAL LOSS ESTIMATE REPORT








                                      H-4-1

                                HMAC 1999-PH-1
                        HISTORICAL LOSS ESTIMATE REPORT
                                  AS OF




                                                                      LATEST
               SHORT NAME                                  %       APPRAISAL OR
 PROSPECTUS       (WHEN      PROPERTY                   RECEIVED      BROKERS     EFFECT DATE OF
     ID       APPROPRIATE)     TYPE     CITY   STATE   FROM SALE      OPINION          SALE
------------ -------------- ---------- ------ ------- ----------- -------------- ----------------
TOTAL ALL LOANS:
CURRENT MONTH ONLY:
---------------------------



                             NET AMT
 PROSPECTUS                  RECEIVED   SCHEDULED   TOTAL P&I     TOTAL      SERVICING                   ACTUAL LOSSES
     ID       SALES PRICE   FROM SALE    BALANCE     ADVANCED   EXPENSES   FEES EXPENSE   NET PROCEEDS    PASSED THRU
------------ ------------- ----------- ----------- ----------- ---------- -------------- -------------- ---------------
TOTAL ALL
LOANS:
CURRENT
------------
MONTH ONLY:
------------



                                           DATE MINOR   TOTAL LOSS   LOSS %OF
 PROSPECTUS    DATE LOSS    MINOR ADJ TO   ADJ PASSED      WITH      SCHEDULED
     ID       PASSED THRU       TRUST         THRU      ADJUSTMENT    BALANCE
------------ ------------- -------------- ------------ ------------ ----------
TOTAL ALL
LOANS:
CURRENT
------------
MONTH ONLY:
------------

                                   EXHIBIT H-5

                                REO STATUS REPORT







                                      H-5-1

                                HMAC 1999-PH-1
                               REO STATUS REPORT
                                     AS OF




                                                   SQ FT   PAID
 PROSPECTUS   PROPERTY   PROPERTY                    OR    THRU
     ID         NAME       TYPE     CITY   STATE   UNITS   DATE
------------ ---------- ---------- ------ ------- ------- ------
(1) USE THE FOLLOWING CODES; App.-Appraisal, BPO-Brokers
Opinion, Int-Internal Value



                            TOTAL                 OTHER
              SCHEDULED      P&I       TOTAL    ADVANCES              CURRENT
 PROSPECTUS      LOAN     ADVANCES   EXPENSES   (TAXES &     TOTAL    MONTHLY   MATURITY
     ID        BALANCE     TO DATE    TO DATE    ESCROW)   EXPOSURE     P&I       DATE
------------ ----------- ---------- ---------- ---------- ---------- --------- ---------
(1) USE THE FOLLOWING
CODES; App.-Appraisal,
BPO-Brokers Opinion,
Int-Internal Value



                                                            LOSS
                CAP                  VALUE    APPRAISAL     USING
  LTM    LTM    RATE                 USING      BPO OR       92%
  NOI   NOI/   ASIGN   VALUATION     NOI &     INTERNAL   APPR. OR
 DATE    DSC    ***       DATE     CAP RATE    VALUE**       BPO
------ ------ ------- ----------- ---------- ----------- ----------



                      TOTAL
  LTM   ESTIMATED   APPRAISAL                  REO        PENDING
  NOI    RECOVERY   REDUCTION   TRANSFER   ACQUISITION   RESOLUTION
 DATE       %        REALIZED     DATE         DATE         DATE     COMMENTS
------ ----------- ----------- ---------- ------------- ----------- ---------

                                   EXHIBIT H-6

                                   WATCH LIST






                                      H-6-1

                              SERVICER WATCH LIST
                                     AS OF




 PROSUP   PROPERTY                              CURRENT    PAID               LTM*
  LOAN      SHORT    PROPERTY                  SCHEDULED   THRU   MATURITY   CURRENT
 NUMBER     NAME       TYPE     CITY   STATE    BALANCE    DATE     DATE      DSCR    COMMENT / REASON ON WATCH LIST
-------- ---------- ---------- ------ ------- ----------- ------ ---------- -------- -------------------------------
TOTAL:                                          $ 0.00

*LTM -- Last 12 months either trailing or last annual

                                   EXHIBIT H-7

                          OPERATING STATEMENT ANALYSIS







                                      H-7-1

                                 HMAC 1999-PH-1
                  FORM OF OPERATING STATEMENT ANALYSIS REPORT
                                     AS OF



PROPERTY OVERVIEW
Control Number
Current Balance/Paid to Date
Property Name
Property Type
Property Address, City, State
Net Rentable Square Feet
Year Built/Year Renovated
Year of Operations                Underwriting        1994       1995        1996     Trailing
Occupancy Rate *
Average Rental Rate

                               * Occupancy rates are year end or the ending
                                 date of the financial statement for
                                 the period.


INCOME:                                                                                    NO. OF MOS.
Number of Mos.                                                   PRIOR YR     CURR YR
Period ended                       UNDERWRITING       1996         1997         1998      98 TRAILING**    1997-BASE     1997-1996
Statement Classification            BASE LINE       NORMALIZED   NORMALIZED   NORMALIZED     AS OF         VARIANCE       VARIANCE
Rental Income (Category 1)
Rental Income (Category 2)
Rental Income (Category 3)
Pass Through/Escalations
Other Income

EFFECTIVE GROSS INCOME:             $    --         $      --       $    --     $  --          $   --              %             %

                               Normalized - Full year Financial statements have
                                been reviewed by the underwriter or servicer

                               ** Servicer will not be expected to Normalize
                                  these YTD numbers

OPERATING EXPENSES:
Real Estate Taxes
Property Insurance
Utilities
General & Admin
Repairs & Maintenance
Management Fees
Payroll and Benefits Expense
Advertising & Marketing
Professional Fees
Other Expenses
Ground Rent
TOTAL OPERATING EXPENSES            $    --         $      --       $    --     $  --          $   --              %             %

OPERATING EXPENSE RATIO

NET OPERATING INCOME                $    --         $      --       $    --     $  --          $   --

Leasing Commissions
Tenant Improvements
Replacement Reserve
TOTAL CAPITAL ITEMS                 $    --         $      --       $    --     $  --          $   --                       $   --

NOI AFTER CAPITAL ITEMS             $    --         $      --       $    --     $  --          $   --                       $   --

DEBT SERVICE (PER SERVICER)         $    --         $      --       $    --     $  --          $   --                       $   --
CASH FLOW AFTER DEBT SERVICE        $    --         $      --       $    --     $  --          $   --                       $   --

(1) DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES/CAP EXP)

SOURCE OF FINANCIAL DATA:

                                   (i.e. operating statements, financial
                                    statements, tax return, other)
NOTES AND ASSUMPTIONS:
--------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows, Retail: 1) Base Rent 2) percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage A34Nursing Home: 1) Private 2) Medicaid 3) Medicare

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the comparative Financial Status Report

                                   EXHIBIT H-8

                            NOI ADJUSTMENT WORKSHEET






                                      H-8-1

                                 HMAC 1999-PH-1
                  FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                                     AS OF





PROPERTY OVERVIEW
Control Number
Current Balance/Paid to Date
Property Name
Property Type
Property Address, City, State
Net Rentable Square Feet
Year Built/Year Renovated
Year of Operations                   Borrower       Adjustment       Normalized
Occupancy Rate *
Average Rental Rate

--------------------------------------------------------------------------------
                               * Occupancy rates are year end or the ending
                                 date of the financial statement for
                                 the period.


INCOME:
Number of Mos.                       "Year"
Period ended                        Borrower                       Adjustmet                Normalized
Statement Classification             Actual
Rental Income (Category 1)
Rental Income (Category 2)
Rental Income (Category 3)
Pass Through/Escalations
Other Income

EFFECTIVE GROSS INCOME:             $    --                         $    --                    $   --

                               Normalized - Full year Financial statements have
                                been reviewed by the servicer

OPERATING EXPENSES:
Real Estate Taxes
Property Insurance
Utilities
General & Admin
Repairs & Maintenance
Management Fees
Payroll and Benefits Expense
Advertising & Marketing
Professional Fees
Other Expenses
Ground Rent
TOTAL OPERATING EXPENSES            $    --                         $    --                    $   --

OPERATING EXPENSE RATIO

NET OPERATING INCOME                $    --                         $    --                    $   --

Leasing Commissions
Tenant Improvements
Replacement Reserve
TOTAL CAPITAL ITEMS                 $    --                         $    --                    $   --

NOI AFTER CAPITAL ITEMS             $    --                         $    --                    $   --

DEBT SERVICE (PER SERVICER)         $    --                         $    --                    $   --
CASH FLOW AFTER DEBT SERVICE        $    --                         $    --                    $   --

(1) DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES/CAP EXP)

SOURCE OF FINANCIAL DATA:
--------------------------------------------------------------------------------

                                   (i.e. operating statements, financial
                                    statements, tax return, other)
NOTES AND ASSUMPTIONS:
--------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the comparative Financial Status Report

                                   EXHIBIT H-9

                                  CSSA REPORTS






                                      H-9-1

                                               HMAC 1999-PH-1
                                               CSSA PROPERTY FILE AS OF 01/11/99

1              2          3                      4        5         6                          7                    8
                          PROSUP       OTHER     PROP     DISTRIB   CROSSED COLLATERALIZED
TRAN ID        LOAN ID    LOAN ID      ID        ID       DATE      LOAN GROUPING              PROPERTY NAME        ADDRESS
-------        -------    -------      --        --       ----      -------------              -------------        -------







1              2             9              10       11        12        13          14       15            16
                                                     ZIP                 PROPERTY    YEAR     YEAR          NET SF
TRAN ID        LOAN ID       CITY           STATE    CODE      COUNTY    TYPE CODE   BUILT    RENOVATED     AT SECURITZN
-------        -------       ----           -----    ----      ------    ---------   -----    ---------     ------------







1              2        17                        18          19                    20         21              22
                        # OF UNITS/BEDS/ROOMS     PROP        ALLOC % OF LOAN       CURRENT    CURRENT ALLOC.  GROUND
TRAN ID        LOAN ID  AT SECURITIZATION         STAT        AT SECURITIZATION     ALLOC. %  LOAN AMOUNT     LEASE
-------        -------  -----------------         ----        -----------------     --------   -----------     -----










1              2        23                    24                 25                 26              27            28     29
                        OTHER ESCROW/         MOST RECENT        MOST RECENT        DATE ASSET TO   FORECLOSURE   REO
TRAN ID        LOAN ID  RESERVE BALANCES      APPRAISAL DATE     APPRAISAL VALUE    BE RESOLVED     DATE          DATE   OCC %
-------        -------  -----------------     --------------     ---------------    -----------     ----          ----   -----















1              2        30          31                 32             33           34            35           36
                                    DATE LEASE         % SF EXPIRE    % SF EXPIRE  % SF EXPIRE   % SF EXPIRE  % SF EXPIRE
TRAN ID        LOAN ID  OCC. DATE   ROLLOVER REVIEW    1-12 MO.       13-24 MO.    25-36 MO.     37-48 MO.    49-60 MO.
-------        -------  ---------   ---------------    --------       ---------    ---------     ---------    ---------







1              2         37              38              39            40             41              42              43
                         LARGEST         SF LARGEST      2ND LARGEST   SF 2ND LARGEST 3RD LARGEST     SF 3RD LARGEST  FISCAL YEAR
TRAN ID        LOAN ID   TENANT          TENANT          TENANT        TENANT         TENANT          TENANT          END MONTH
-------        -------   ------          ------          ------        ------          ------          ------         ---------











1              2           44                     45                     46                   47               48
                           SECURITIZATION FINAN.  REVENUE AT             OPER. EXP. AT        NOI AT           DSCR AT
TRAN ID        LOAN ID     AS OF DATE             SECURITIZATION         SECURITIZATION       SECURITIZATION   SECURITIZATION
-------        -------     ---------------------  --------------         --------------       --------------   --------------














1              2           49                 50                51                  52             53
                           APPRAISAL VALUE    APPRAISAL DATE    PHYSICAL OCCUP.     DATE OF LAST   PRECEDING FY
TRAN ID        LOAN ID     SECURITIZATION     SECURITIZATION    AT SECURITIZATION   INSPECTION     FIN. AS OF DATE
-------        -------     --------------     --------------    -----------------   ----------     ---------------










1              2          54               55            56                57                58            59
                          PRECEDING FY     PRECEDING FY  PRECEDING FY      PRECEDING FY      PRECEDING FY  PRECEDING FY
TRAN ID        LOAN ID    REVENUE          EXPENSES      NOI               DEBT SERVICE      DSCR          OCCUPANCY
-------        -------    -------------    ------------  ------------      ------------      ------------  ------------ -






1              2          60                          61                    62             63               64
                          2ND PRECEDING               2ND PRECEDING         2ND PRECEDING  2ND PRECEDING    2ND PRECEDING
TRAN ID        LOAN ID    FY FIN AS OF DATE           FY REVENUE            FY EXPENSES    FY NOI           FY DEBT SERVICE
-------        -------    -----------------           -------------         -------------  ------------    ----------------










1              2          65                66               67                    68                69                 70
                          2ND PRECEDING     2ND PRECEDING    MOST RECENT           MOST RECENT       MOST RECENT        MOST RECENT
TRAN ID        LOAN ID    FY DSCR           FY OCCP %        FY FIN AS OF DATE     FY REVENUE        FY EXPENSES        FY NOI
-------        -------    --------------    -------------    -----------------     -----------       -----------        -----------








1              2           71                72                 73
                           MOST RECENT       MOST RECENT        MOST RECENT
TRAN ID        LOAN ID     FY DEBT SERVICE   FY DSCR            FY OCCUP. %
-------        -------     -----------       -----------        -----------




                                  EXHIBIT H-10



                                  CSSA REPORTS

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 and A-2 Certificates will initially be issued in denominations of $25,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. The Class B Certificates will initially be issued in denominations of $50,000 initial Certificate Principal Balance, as applicable and in any whole dollar denomination in excess thereof. The remaining Certificates will initially be issued in denominations of $100,000 initial Certificate Principal Balance or Certificate Notional Amount and in any whole dollar denomination in excess thereof. Each Class of Certificates other than the Residual Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of the DTC. No Certificate Owner will be entitled to receive a Definitive Certificate representing such interest, except under the limited circumstances described in the Pooling and Servicing Agreement. The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.




                                    H-10-1

                                    EXHIBIT I

                              MORTGAGE LOAN REPORT

                           AVAILABLE FROM THE TRUSTEE

                                   SCHEDULE I

                               HFCF LOAN SCHEDULE





                                     Sch I-1

HELLER FINANCIAL CAPITAL FUNDING, INC.
MORTGAGE LOAN SCHEDULE



 PROSPECTUS                                                                                                 GROSS
   CONTROL    SELLER LOAN                                                                                 MORTGAGE
   NUMBER        NUMBER                 PROPERTY NAME                 PROPERTY CITY     PROPERTY STATE      RATE
------------ ------------- --------------------------------------- ------------------- ---------------- ------------
       11    97411         450-460 Park Avenue South               New York            New York             7.7500%
       13    98028         South Valley Ranch                      Henderson           Nevada               7.1500%
       14    98322         Hawaii Kai Shopping Center              Honolulu            Hawaii               6.9000%
       17    98674         Ponce de Leon                           Santa Fe            New Mexico           7.0600%
       18    98604         Rancho Serene Apartments                Las Vegas           Nevada               6.9400%
       22    97376         Colonial Oaks MHP                       Elyria              Ohio                 7.6900%
       23    97637         Prestonwood Country Club                Dallas and Plano    Texas                7.7100%
       24    98298         Stoney Creek Apartments                 Shelby Township     Michigan             6.7100%
     26.10   98004         Park Hill Apartments                    Colorado Springs    Colorado             6.8400%
     26.20   98106         Skyway Village Apartments               Colorado Springs    Colorado             6.8400%
     26.30   98108         Castle West Apartments                  Colorado Springs    Colorado             6.8400%
       27    98346         Mingo Market Place                      Tulsa               Oklahoma             6.8800%
       29    98110         Newport Beach Plaza                     Newport Beach       California           6.9000%
       30    98364         Naples Portfolio                        Naples              Florida              7.2000%
       34    98158         Brighton Independence Village           Brighton            Michigan             7.1780%
       38    97408         Hunter's Cove Apartments                Houston             Texas                7.8200%
       39    97605         Stratford Oaks                          Sarasota            Florida              6.9600%
       44    98620         Strongbox Self Storage 1516 N. Orlean   Chicago             Illinois             6.7500%
       45    98572         Pine Brook Apartments                   Bakersfield         California           7.2000%
       46    98400         Westward Ho/ Northstar                  Tucson              Arizona              7.0600%
       47    98030         MarketPlace Shopping Center             Watauga             Texas                7.0100%
       48    97406         Savannah Place Apartments               Houston             Texas                7.7700%
       49    98526         Mission Brewery Plaza                   San Diego           California           7.9200%
       51    97698         Howell Self Storage                     Howell              New Jersey           7.5000%
       52    98420         Silver Shadow                           Houston             Texas                6.9000%
       54    97319         Heritage Heights MHP                    Columbus            Indiana              8.1200%
       56    98588         Saf Keep - Hayward                      Hayward             California           6.7500%
       58    97548         Yale Wilshire Medical Building          Santa Monica        California           6.9500%
       59    98498         Maple Park Office Center                West Bloomfield     Michigan             6.5000%
       61    98548         Heritage Hills Apartments               Renton              Washington           6.6600%
       62    98564         Aliso Viejo Professional Center         Aliso Viejo         California           7.2800%
       63    98492         Howell Mill Ridge                       Atlanta             Georgia              6.7200%
       65    98542         Highgate House                          Bellingham          Washington           7.0500%
       66    98432         Centennial Shopping Center              Englewood           Colorado             6.8700%
       67    98650         Village Square Shopping Center          Tequesta            Florida              7.5000%
     68.10   98640         Park Ridge MHC                          Iron Mountain       Michigan             8.0000%
     68.20   98710         Lakeland MHC                            Lake Mills          Wisconsin            8.0000%
     68.30   98712         Falls View MHC                          Fall River          Wisconsin            8.0000%
     68.40   98714         Birch Terrace MHC                       Menomonie           Wisconsin            8.0000%
       69    98524         Holiday Inn Express - Chula Vista       Chula Vista         California           7.9200%
       71    98472         PRIMA INDUSTRIAL PARK                   Miami               Florida              7.0700%
       75    98532         Willow Lake Office Center               Willowbrook         Illinois             7.2000%
       76    98392         Beacon Hill Apartments                  Boston              Massachusetts        7.2830%
       79    97609         Inkster Town Center                     Inkster             Michigan             7.5800%
       80    97588         Cordova Crossing - Sports Authority     Pensacola           Florida              7.4500%
       82    98590         Mandarin Central Shopping Center        Jacksonville        Florida              8.0000%
       83    98600         19119 Reyes Avenue                      Rancho Dominguiez   California           7.3100%
       84    98616         Strongbox Self Storage - Irving Park    Chicago             Illinois             6.7500%
     86.10   98630         Mint MHC                                Mount Morris        New York             8.0000%
     86.20   98632         Roxbury MHC                             Central Square      New York             8.0000%
     86.30   98654         Rivers Edge MHC                         Waterloo            New York             8.0000%
       88    98608         Saline Shopping Center                  Saline              Michigan             7.4100%



 PROSPECTUS       ORIGINAL                          ORIGINAL                                              ORIGINAL
   CONTROL        TERM TO       MATURITY DATE       PRINCIPAL        CUT-OFF DATE                       AMORTIZATION
   NUMBER     MATURITY OR ARD       OR ARD           BALANCE            BALANCE       MONTHLY PAYMENT       TERM
------------ ----------------- --------------- ------------------ ------------------ ----------------- --------------
       11           132        11/01/08            15,879,534.43      15,809,888.37       114,770.25         360
       13           119        09/01/08            15,000,000.00      14,921,071.68       101,311.01         360
       14           120        09/01/08            14,400,000.00      14,307,402.19        94,838.42         360
       17           120        11/01/08            12,250,000.00      12,192,035.81        81,993.78         360
       18           119        08/01/08            12,000,000.00      11,923,496.11        79,353.34         360
       22           132        11/01/08            10,613,666.47      10,571,704.37        77,117.08         360
       23           180        03/01/13            10,500,000.00      10,332,008.25        79,772.52         300
       24           119        09/01/08            10,300,000.00      10,240,320.18        66,531.97         360
     26.10          120        05/01/08             1,600,000.00       1,583,239.95        10,575.09         360
     26.20          120        05/01/08             4,500,000.00       4,452,862.34        29,742.43         360
     26.30          120        05/01/08             3,900,000.00       3,859,147.39        25,776.77         360
       27           119        08/01/08             9,900,000.00       9,836,065.08        65,069.03         360
       29           120        04/01/08             9,350,000.00       9,246,047.33        62,179.62         360
       30           119        09/01/08             9,150,000.00       9,075,776.85        65,842.37         300
       34           179        08/01/13             8,675,000.00       8,593,504.79        62,301.65         300
       38           132        11/01/08             7,413,342.44       7,379,271.65        53,936.04         360
       39           132        01/02/09             7,121,869.65       7,094,278.77        48,144.65         360
       44           120        10/01/08             6,150,000.00       6,114,672.88        39,888.78         360
       45           119        09/01/08             6,000,000.00       5,968,777.88        40,727.29         360
       46           119        06/01/08             6,000,000.00       5,954,979.63        40,160.22         360
       47           120        02/01/08             6,000,000.00       5,924,472.56        40,351.70         360
       48           132        11/01/08             5,815,005.59       5,789,392.61        42,107.93         360
       49           119        09/01/08             5,750,000.00       5,724,614.28        41,871.23         360
       51           132        02/01/09             5,640,552.50       5,618,136.02        42,281.86         300
       52           119        08/01/08             5,500,000.00       5,464,632.76        36,223.01         360
       54           113        08/01/07             5,300,000.00       5,300,000.00        39,333.80         360
       56           119        09/01/08             5,250,000.00       5,219,842.68        34,051.40         360
       58           119        09/01/08             5,175,000.00       5,146,541.09        34,255.80         360
       59           119        09/01/08             5,150,000.00       5,118,784.59        32,551.50         360
       61           119        09/01/08             4,750,000.00       4,722,179.39        30,524.78         360
       62           119        10/01/08             4,725,000.00       4,703,657.28        32,329.03         360
       63           120        09/01/08             4,720,000.00       4,688,458.35        30,519.76         360
       65           120        08/01/08             4,680,000.00       4,647,842.71        31,293.47         360
       66           119        10/01/08             4,600,000.00       4,577,351.99        30,203.36         360
       67           119        10/01/08             4,560,000.00       4,540,347.70        31,884.18         360
     68.10          120        11/01/08               847,210.00         843,934.96         6,216.53         360
     68.20          120        11/01/08             1,282,190.00       1,277,233.48         9,408.26         360
     68.30          120        11/01/08               734,370.00         731,531.17         5,388.55         360
     68.40          120        11/01/08             1,686,230.00       1,679,711.62        12,372.96         360
       69           119        09/01/08             4,500,000.00       4,467,816.82        34,493.59         300
       71           120        08/01/08             4,326,500.00       4,296,904.90        28,988.00         360
       75           119        09/01/08             4,200,000.00       4,178,144.54        28,509.10         360
       76           179        09/01/13             4,200,000.00       4,166,413.87        30,447.24         300
       79           119        09/01/08             4,100,000.00       4,080,418.00        28,892.73         360
       80           119        10/01/08             4,050,000.00       4,022,497.87        29,797.55         300
       82           119        10/01/08             3,950,000.00       3,934,730.66        28,983.70         360
       83           119        09/01/08             3,850,000.00       3,830,452.59        26,420.65         360
       84           120        10/01/08             3,850,000.00       3,827,884.61        24,971.03         360
     86.10           60        02/01/04               800,000.00         798,197.33         5,870.12         360
     86.20           60        02/01/04             2,100,000.00       2,095,268.01        15,409.06         360
     86.30           60        02/01/04               880,000.00         878,017.07         6,457.13         360
       88           119        09/01/08             3,700,000.00       3,671,055.52        27,126.44         300



 PROSPECTUS
   CONTROL    ADMINISTRATION
   NUMBER       COST (BPS)
------------ ---------------
       11           5.24
       13           5.24
       14           5.24
       17           5.24
       18           5.24
       22           5.24
       23           5.24
       24           5.24
     26.10          5.24
     26.20          5.24
     26.30          5.24
       27           5.24
       29           5.24
       30           5.24
       34           5.24
       38           5.24
       39           5.24
       44           5.24
       45           5.24
       46           5.24
       47           5.24
       48           5.24
       49           5.24
       51           5.24
       52           5.24
       54           5.24
       56           5.24
       58           5.24
       59           5.24
       61           5.24
       62           5.24
       63           5.24
       65           5.24
       66           5.24
       67           5.24
     68.10          5.24
     68.20          5.24
     68.30          5.24
     68.40          5.24
       69           5.24
       71           5.24
       75           5.24
       76           5.24
       79           5.24
       80           5.24
       82           5.24
       83           5.24
       84           5.24
     86.10          5.24
     86.20          5.24
     86.30          5.24
       88           5.24

 PROSPECTUS                                                                                                       GROSS
  CONTROL    SELLER LOAN                                                                                        MORTGAGE
   NUMBER       NUMBER                PROPERTY NAME                    PROPERTY CITY          PROPERTY STATE      RATE
----------- ------------- ------------------------------------ ----------------------------- ---------------- ------------
       89   98462         Courtyards Apartments                Phoenix                       Arizona          7.0000%
       92   98626         Hayes Valley Care                    San Francisco                 California       7.1000%
       94   98648         Millparke Tech Center                Maryland Heights              Missouri         7.3000%
       95   98228         Boston Store Furniture Gallery       Brookfield                    Wisconsin        6.5700%
       98   98554         Moorestown Office                    Moorestown                    New Jersey       7.1900%
      100   98440         188 Route 10 West                    East Hanover                  New Jersey       7.0200%
      101   97589         Cordova Crossing - Linens N Things   Pensecola                     Florida          7.3100%
      102   98418         One Harvard Street                   Brookline                     Massachusetts    7.0500%
      104   98488         Dangel Portfolio-Prime               Brookline                     Massachusetts    6.6200%
      105   97343         Northland Park                       Watertown, Jefferson County   New York         7.5500%
      106   97440         Securlock at Bedford                 Bedford                       Texas            7.0870%
      107   98506         Cahaba River SSF                     Birmingham                    Alabama          7.1500%
      109   98686         Adanson Business Center              Orlando                       Florida          7.5000%
      110   98698         Town Trails Office Park              Dallas                        Texas            7.2700%
      114   98372         Center Street Plaza                  Auburn                        Maine            7.2500%
      115   98740         26250 Northwestern Highway           Southfield                    Michigan         7.7500%
      116   97441         Securlock at Hurst                   Hurst                         Texas            7.2730%
      118   96252         Diamond Mine Mini-Storage            Brentwood                     California       9.7000%
      120   97368         Royal Palms MHP                      Wilmington                    North Carolina   7.8900%
      124   97515         Money Saver - Gresham                Gresham                       Oregon           7.2080%
      125   98482         Dangel Portfolio-Pal                 Brookline                     Massachusetts    7.0000%
      126   98652         Lake Charleston Center               Boynton Beach                 Florida          7.5200%
      127   98512         Western Avenue Portfolio             Guilderland                   New York         6.9500%
      128   98398         Windham Apartments                   Seattle                       Washington       6.8500%
      132   97489         Hacienda Self Storage                Pleasanton                    California       7.7100%
      134   98618         445 West Erie                        Chicago                       Illinois         7.1000%
      136   98516         Pier 1/Athlete's Foot                Pueblo                        Colorado         7.3900%
      138   98504         Canyon Self Storage                  Santa Maria                   California       7.0800%
      140   98530         Valley Crossing Apartments           Madison                       Wisconsin        7.0000%
      143   98048         Cypress Court Apartments             Manchester                    New Hampshire    6.8800%
      144   98240         Hibiscus Plaza                       Miami                         Florida          7.0900%
      149   98312         All Safe Mini Storage                Salinas                       California       7.0000%
      151   98468         Greenfield Estates MHC               Obetz                         Ohio             7.0700%
      156   97576         Woodland Village Self Storage        Flagstaff                     Arizona          7.5800%
      158   98496         Ambassador Apartments                Seatac                        Washington       7.5000%
      159   98350         Seabreeze Apartments                 Seatac                        Washington       6.8600%
      160   98622         Palatine Lock Up                     Palatine                      Illinois         6.7600%
      166   98508         Atlantic Self Storage-VA             Lake Ridge                    Virginia         7.0800%
    168.10  98638         Plover Pointe                        Plover                        Wisconsin        8.0700%
    168.20  98708         Kountry Squire MHC                   Mosinee                       Wisconsin        8.0700%
      170   98762         Mini U Storage - Littleton, CO       Littleton                     Colorado         8.3500%
      171   98584         Honeoye Valley MHC                   Canadice                      New York         6.9200%
      173   98760         Mini U Storage - Livonia, MI         Livonia                       Michigan         8.3500%
      174   98758         Mini U Storage - Warren, MI          Warren                        Michigan         8.3500%
      176   98522         Foxhill Townhomes                    Harrisonburg                  Virginia         8.0000%
      178   98546         Northtown Plaza                      Lubbock                       Texas            7.2200%
      179   98552         Apple Storage                        Boise                         Idaho            7.6000%
      180   98514         Big 5 Sporting Goods                 Lubbock                       Texas            7.5900%
      182   98716         Country Grove Shopping Center        West Palm Beach               Florida          7.5100%
      183   98722         North Mopac Mini Storage             Austin                        Texas            7.0700%
      184   98586         1319 Dielman Rd.                     Olivette                      Missouri         7.2300%
      186   98756         North Washington Self Storage        Thornton                      Colorado         8.3500%



 PROSPECTUS      ORIGINAL                          ORIGINAL                                            ORIGINAL
  CONTROL        TERM TO       MATURITY DATE      PRINCIPAL        CUT-OFF DATE                      AMORTIZATION   ADMINISTRATION
   NUMBER    MATURITY OR ARD       OR ARD          BALANCE           BALANCE       MONTHLY PAYMENT       TERM         COST (BPS)
----------- ----------------- --------------- ----------------- ----------------- ----------------- -------------- ---------------
       89          120        08/01/08            3,680,000.00      3,654,429.08       24,483.13    360                   5.24
       92          119        08/01/08            3,500,000.00      3,466,684.03       24,960.99    300                   5.24
       94          119        09/01/08            3,375,000.00      3,357,825.79       23,138.02    360                   5.24
       95          119        09/01/08            3,200,000.00      3,180,892.00       20,373.71    360                   5.24
       98          120        09/01/08            3,100,000.00      3,081,279.81       21,021.45    360                   5.24
      100          119        09/01/08            3,000,000.00      2,983,753.87       19,999.39    360                   5.24
      101          120        12/01/08            3,000,000.00      2,982,781.19       21,800.31    300                   5.24
      102          119        08/01/08            2,950,000.00      2,931,634.48       19,725.58    360                   5.24
      104          120        09/01/08            2,930,194.00      2,910,193.31       18,752.67    360                   5.24
      105          132        10/01/08            2,830,226.17      2,818,308.16       20,101.79    360                   5.24
      106          132        11/01/08            2,802,530.63      2,776,048.76       20,426.29    300                   5.24
      107          119        08/01/08            2,780,000.00      2,738,327.15       21,804.32    240                   5.24
      109          120        11/01/08            2,700,000.00      2,688,363.77       18,878.79    360                   5.24
      110          120        10/01/08            2,650,000.00      2,636,424.14       18,113.63    360                   5.24
      114          120        08/01/08            2,520,000.00      2,494,007.81       18,214.73    300                   5.24
      115           84        12/01/05            2,500,000.00      2,491,614.83       17,910.31    360                   5.24
      116          132        11/01/08            2,468,557.58      2,453,326.71       18,177.00    300                   5.24
      118          120        11/30/06            2,453,994.42      2,441,490.77       22,247.87    300                   5.24
      120          132        11/01/08            2,417,407.96      2,403,181.87       18,753.65    300                   5.24
      124          132        12/01/08            2,376,888.48      2,360,399.24       17,373.45    300                   5.24
      125          120        08/01/08            2,345,968.00      2,329,666.79       15,607.78    360                   5.24
      126          119        09/01/08            2,300,000.00      2,288,863.66       16,113.44    360                   5.24
      127          119        08/01/08            2,300,000.00      2,285,368.32       15,224.80    360                   5.24
      128          119        09/01/08            2,222,000.00      2,209,510.52       14,559.86    360                   5.24
      132          132        12/01/08            2,188,919.98      2,175,237.18       16,860.34    300                   5.24
      134          120        10/01/08            2,160,000.00      2,148,507.61       14,515.89    360                   5.24
      136          119        08/01/08            2,065,000.00      2,053,066.46       14,283.56    360                   5.24
      138          119        09/01/08            2,040,000.00      2,029,098.00       13,681.95    360                   5.24
      140          120        09/01/08            2,000,000.00      1,980,639.32       14,135.58    300                   5.24
      143          119        06/01/08            1,925,000.00      1,909,947.20       12,652.31    360                   5.24
      144          120        10/01/08            1,900,000.00      1,889,868.54       12,755.80    360                   5.24
      149          119        08/01/08            1,700,000.00      1,689,301.34       11,310.14    360                   5.24
      151          119        09/01/08            1,700,000.00      1,685,899.31       12,091.27    300                   5.24
      156          132        02/01/09            1,571,947.96      1,554,655.49       11,898.82    300                   5.24
      158          120        08/01/08            1,520,000.00      1,504,994.39       11,232.67    300                   5.24
      159          120        09/01/08            1,500,000.00      1,490,271.27        9,838.90    360                   5.24
      160          120        10/01/08            1,500,000.00      1,486,886.86       10,373.15    300                   5.24
      166          119        08/01/08            1,400,000.00      1,386,628.62        9,966.47    300                   5.24
    168.10         120        12/01/08              656,324.00        654,274.83        4,847.94    360                   5.24
    168.20         120        12/01/08              638,676.00        636,681.95        4,717.58    360                   5.24
      170          120        01/01/09            1,230,000.00      1,225,062.50        9,780.27    300                   5.24
      171          119        09/01/08            1,230,000.00      1,219,534.00        8,630.71    300                   5.24
      173          120        01/01/09            1,200,000.00      1,195,182.91        9,541.73    300                   5.24
      174          120        01/01/09            1,185,000.00      1,180,243.12        9,422.46    300                   5.24
      176          119        10/01/08            1,136,000.00      1,131,608.59        8,335.57    360                   5.24
      178          119        08/01/08            1,100,000.00      1,093,400.78        7,481.57    360                   5.24
      179          119        09/01/08            1,100,000.00      1,091,675.41        8,200.59    300                   5.24
      180          119        08/01/08            1,040,000.00      1,034,251.65        7,336.03    360                   5.24
      182          119        09/01/08              880,000.00        875,729.45        6,159.11    360                   5.24
      183           83        10/01/05              850,000.00        843,851.89        6,045.63    300                   5.24
      184          120        10/01/08              650,000.00        644,754.48        4,689.87    300                   5.24
      186          120        01/01/09              535,000.00        532,852.39        4,254.02    300                   5.24
                                                --------------    --------------
                                                412,380,106.26    409,731,500.13
                                                ==============    ==============

                                  SCHEDULE II

                               PMCF LOAN SCHEDULE




 CONTROL        LOAN
  NUMBER       NUMBER      ORIGINATOR                      PROPERTY NAME
-------------------------------------------------------------------------------------------
  117         6103233     PMCC         10500 Barkley Office Building
  157         6103168     PMCC         128th Street Retail Building
  141         6103422     PMCC         2 John E. Walsh Boulevard
  133         6103063     PMCC         320 North Main Street
   57         6102987     PMCC         4600 Westport Drive
-------------------------------------------------------------------------------------------
 50.40        6103162D    PMCC         500 Princeton Road
   28         6103136     PMCC         850 Clark Drive
   96         6102957     PMCC         Amity Commons
   85         6103375     PMCC         Arbor Court Apartments
   97         6103347     PMCC         Baker Square Shopping Center
-------------------------------------------------------------------------------------------
    3         6103230     PMCC         Barefoot Landing
137.20        6103242B    PMCC         Beverage Hill Apartments
 50.10        6103162A    PMCC         BKJ Park
   21         6103041     PMCC         Bristlecone Apartments
   43         6103138     PMCC         Bristol Farms Center
-------------------------------------------------------------------------------------------
  135         6103267     PMCC         Bristol Ridge Apartments
   87         6103064     PMCC         Broadmoor Apartments
   41         6103288     PMCC         Canned Foods, Inc. Building
  147         6103363     PMCC         Casa de Alicia Apartments
   99         6103364     PMCC         Cast Iron Building
-------------------------------------------------------------------------------------------
  137         6103242     PMCC         CHARTER REALTY PORTFOLIO
  131         6103430     PMCC         Cherry Heights Apartments
  162         6102990     PMCC         Chesterfield Place Apartments
  122         6103335     PMCC         Chestnut Heights Apartments
  129         6103394     PMCC         Churchill Business Center
-------------------------------------------------------------------------------------------
   25         6103342     PMCC         Coconut Palms Apartments
  113         6103428     PMCC         Colorado Crossroads
  103         6103137     PMCC         Crown Valley Center
  108         6103360     PMCC         Days Inn -- Manassas
    9         6103362     PMCC         Days Inn Hotel -- Crystal City
   72         6103209     PMCC         Dutch Village Apartments
-------------------------------------------------------------------------------------------
  153         6103336     PMCC         Eagle Run Square II Shopping Center
  121         6103259     PMCC         Freeport Bay Apartments
   73         6103275     PMCC         Hanover Commons Shopping Center
  175         6103431     PMCC         Heritage Apartments
  164         6103086     PMCC         Hickory Ridge Apartments
   90         6103286     PMCC         Hilliard Square Shopping Center
   42         6103367     PMCC         Holden Commons Shopping Center
-------------------------------------------------------------------------------------------
  150         6103248     PMCC         Holiday Inn -- Heath
  6.20        6103381B    PMCC         Illinois Department of Transportation Annex (IDOT)
  163         6103477     PMCC         Joshua Center
  112         6103365     PMCC         Juniper East Apartments
-------------------------------------------------------------------------------------------
   20         6103329     PMCC         Kohl's Department Store
  155         6103178     PMCC         Lake Francis Shopping Center
  172         6103300     PMCC         Lancaster Park Apartments



                                                                                                     ORIGINAL
 CONTROL                                                                                            PRINCIPAL    CUT-OFF DATE
  NUMBER                 PROPERTY ADDRESS                    PROPERTY CITY       PROPERTY STATE      BALANCE        BALANCE
------------------------------------------------------------------------------------------------------------------------------
  117     10500 Barkley Street                          Overland Park           Kansas              2,466,000      2,452,388
  157     617 128th Street SW                           Everett                 Washington          1,525,000      1,512,633
  141     2 John E. Walsh Boulevard                     Peekskill               New York            1,980,000      1,980,000
  133     320 North Main Street                         Ann Arbor               Michigan            2,175,000      2,160,668
   57     4600 Westport Drive                           Mechanicsburg           Pennsylvania        5,250,000      5,210,736
------------------------------------------------------------------------------------------------------------------------------
 50.40    500 Princeton Road                            Johnson City            Tennessee             734,143        729,409
   28     850 Clark Drive                               Mount Olive             New Jersey          9,375,000      9,293,197
   96     687-721 Broadway                              North Amityville        New York            3,200,000      3,176,392
   85     802 Seminar Drive                             Houston                 Texas               3,807,000      3,798,494
   97     1230-1470 North Baker Street                  McMinnville             Oregon              3,100,000      3,084,655
------------------------------------------------------------------------------------------------------------------------------
    3     4898 U.S. Highway 17 North                    North Myrtle Beach      South Carolina     40,000,000     39,750,211
137.20    550 Beverage Hill Ave. & 385 Woodhaven Road   Pawtucket               Rhode Island          696,000        691,331
 50.10    Eastern Star Road                             Kingsport               Tennessee           1,627,582      1,617,087
   21     2600 Preston Road                             Plano                   Texas              11,000,000     10,928,019
   43     600-700 Fair Oaks Avenue                      South Pasadena          California          6,500,000      6,465,460
------------------------------------------------------------------------------------------------------------------------------
  135     2130 SW Fillmore                              Topeka                  Kansas              2,128,000      2,120,361
   87     505 Ellis Boulevard                           Jefferson City          Missouri            3,750,000      3,726,836
   41     2000 Fifth Street                             Berkeley                California          6,720,000      6,683,076
  147     1307 Darlene Way                              Boulder City            Nevada              1,750,000      1,743,705
   99     718 Arch Street                               Philadelphia            Pennsylvania        3,000,000      2,995,230
------------------------------------------------------------------------------------------------------------------------------
  137     VARIOUS                                       VARIOUS                 RHODE ISLAND        2,048,000      2,034,262
  131     1008 South Cherry Street                      Glendale                Colorado            2,185,000      2,182,060
  162     14550 Rialto Drive                            Chesterfield            Missouri            1,500,000      1,456,437
  122     107 Chestnut Street                           Lower Paxton Township   Pennsylvania        2,400,000      2,388,324
  129     13210 & 13220 Wisteria Drive                  Germantown              Maryland            2,200,000      2,196,853
------------------------------------------------------------------------------------------------------------------------------
   25     4618 Middlebrook Road                         Orlando                 Florida            10,080,000     10,042,538
  113     1415 East Colorado Street                     Glendale                California          2,540,000      2,537,125
  103     30012 Crown Valley Parkway                    Laguna Niguel           California          2,950,000      2,923,651
  108     10653 Balls Ford Road                         Manassas                Virginia            2,717,000      2,717,000
    9     2000 Jefferson Davis Highway                  Arlington               Virginia           16,285,000     16,285,000
   72     1921-F Eastway Drive                          Charlotte               North Carolina      4,300,000      4,270,749
------------------------------------------------------------------------------------------------------------------------------
  153     3661-77 North 129th Street                    Omaha                   Nebraska            1,600,000      1,595,602
  121     8250 Mukilteo Speedway                        Mukilteo                Washington          2,400,000      2,391,250
   73     1246 Washington Street                        Hanover                 Massachusetts       4,250,000      4,227,743
  175     2897 Greenland Drive                          Loveland                Colorado            1,162,000      1,161,195
  164     100 Hickory Ridge Court                       Hopkinsville            Kentucky            1,450,000      1,436,329
   90     4568-4740 Cemetery Road                       Hilliard                Ohio                3,550,000      3,540,131
   42     160 Reservoir Street (Route 31)               Holden                  Massachusetts       6,480,000      6,470,970
------------------------------------------------------------------------------------------------------------------------------
  150     733 Hebron Road                               Heath                   Ohio                2,000,000      1,687,293
  6.20    3215 Executive Park Drive                     Springfield             Illinois            5,889,783      5,863,902
  163     6416-6480 Sante Fe Avenue                     Huntington Park         California          1,440,000      1,440,000
  112     1329-1339 Lombard Street                      Philadelphia            Pennsylvania        2,600,000      2,594,158
------------------------------------------------------------------------------------------------------------------------------
   20     2148 Centerville Road                         Herndon                 Virginia           11,200,000     11,160,402
  155     Route 2, Francis Lake Boulevard               Lake Park               Georgia             1,600,000      1,591,163
  172     1415-1459 Lancaster Drive NE                  Salem                   Oregon              1,200,000      1,195,913



                                                                                                  REMAINING
              GROSS                      ORIGINAL      ORIGINAL TERM   MATURITY     REMAINING      TERM TO
 CONTROL    MORTGAGE       MONTHLY     AMORTIZATION   TO MATURITY OR    DATE OR   AMORTIZATION   MATURITY OR
  NUMBER      RATE         PAYMENT         TERM             ARD           ARD        PERIOD          ARD
------------------------------------------------------------------------------------------------------------
  117         6.3400%      16,404.91        300            120         01/01/09       296           116
  157         6.5100%      10,306.44        300            120         11/01/08       294           114
  141         7.8800%      15,124.90        300            120         05/01/09       300           120
  133         7.0800%      14,587.38        360            120         09/01/08       352           112
   57         7.0500%      35,104.85        360            119         07/01/08       351           110
------------------------------------------------------------------------------------------------------------
 50.40        6.6100%       5,007.57        300            120         12/01/08       295           115
   28         7.0500%      66,559.88        300            120         10/01/08       293           113
   96         7.1200%      21,548.19        360            120         08/01/08       351           111
   85         8.0500%      28,067.23        360            120         02/01/09       357           117
   97         7.0400%      21,989.32        300            120         01/01/09       296           116
------------------------------------------------------------------------------------------------------------
    3         7.0000%     282,711.68        300            180         12/01/13       295           175
137.20        6.5400%       4,716.85        300            120         12/01/08       295           115
 50.10        6.6100%      11,101.68        300            120         12/01/08       295           115
   21         6.4100%      68,877.69        360            120         10/01/08       353           113
   43         6.5000%      41,084.42        360            120         11/01/08       354           114
------------------------------------------------------------------------------------------------------------
  135         6.5800%      13,562.56        360            120         01/01/09       356           116
   87         6.7100%      24,222.80        360            120         10/01/08       353           113
   41         6.3700%      44,829.56        300            120         01/01/09       296           116
  147         7.6100%      13,057.82        300            180         02/01/14       297           177
   99         7.1700%      20,302.76        360            120         03/01/09       358           118
------------------------------------------------------------------------------------------------------------
  137         6.5400%      13,879.48        300            120         12/01/08       295           115
  131         7.3000%      14,979.72        360             84         03/01/06       358            82
  162         7.0100%      13,490.81        180            180         08/01/13       171           171
  122         7.1500%      17,193.04        300            120         01/01/09       296           116
  129         7.7000%      15,685.12        360            120         03/01/09       358           118
------------------------------------------------------------------------------------------------------------
   25         6.4000%      63,051.00        360             84         01/01/06       356            80
  113         7.9700%      18,584.53        360            120         03/01/09       358           118
  103         6.9000%      20,662.18        300            120         10/01/08       293           113
  108         8.6400%      23,820.06        240            120         05/01/09       240           120
    9         8.4900%     131,021.51        300            120         05/01/09       300           120
   72         6.4500%      28,051.76        324            120         11/01/08       318           114
------------------------------------------------------------------------------------------------------------
  153         7.5400%      11,510.09        330            120         02/01/09       327           117
  121         6.5000%      15,169.63        360            120         01/01/09       356           116
   73         6.6800%      29,176.15        300            120         01/01/09       296           116
  175         7.8400%       8,397.09        360            180         04/01/14       359           179
  164         6.5500%       9,835.85        300            120         10/01/08       293           113
   90         6.4000%      22,205.46        360            120         02/01/09       357           117
   42         7.8300%      46,782.26        360             84         03/01/06       358            82
------------------------------------------------------------------------------------------------------------
  150         7.3500%      13,539.59        240            180         01/01/14       236           176
  6.20        7.7900%      44,642.01        300            120         01/01/09       296           116
  163         8.0500%      11,161.89        300            120         05/01/09       300           120
  112         7.6100%      19,400.19        300            120         03/01/09       298           118
------------------------------------------------------------------------------------------------------------
   20         7.3300%      81,532.52        300            120         02/01/09       297           117
  155         6.3100%       9,914.00        360            120         11/01/08       354           114
  172         6.8500%       7,863.11        360            120         01/01/09       356           116

  CONTROL        LOAN
  NUMBER        NUMBER      ORIGINATOR                    PROPERTY NAME
-----------------------------------------------------------------------------------------
    111         6103301    PMCC         Las Brisas Apartments
    154         6103236    PMCC         Laurel Oaks Apartments
-----------------------------------------------------------------------------------------
     10         6103429    PMCC         LeVeque Tower Office Building
    142         6103352    PMCC         M & M II Apartments
    146         6103307    PMCC         Miami Lakes Corporate Plaza
    145         6102993    PMCC         Millbrae Plaza Shopping Center
     50         6103162    PMCC         MITCH COX PORTFOLIO
-----------------------------------------------------------------------------------------
   50.20       6103162B    PMCC         Mountcastle Centre
     12         6103302    PMCC         Mustang Village Apartments
    181         6103181    PMCC         Niagara Distributors, Inc.
     64         6103107    PMCC         Overland Park Shopping Center
     55         6103298    PMCC         Palmetto Palms Business Park
    148         6103378    PMCC         Penn Square Apartments
    185         6103374    PMCC         Pine View Apartments
-----------------------------------------------------------------------------------------
     77         6103056    PMCC         Portland Storage Facility
    6.10       6103381A    PMCC         Prescott E. Bloom Building
    167         6103252    PMCC         Ramada Inn
     93         6103433    PMCC         Rancho Vista Plaza
     74         6102952    PMCC         Regions Bank Building
-----------------------------------------------------------------------------------------
      5         6103250    PMCC         Remington Place Apartments
     37         6102441    PMCC         Roan Centre Shopping Center
     36         6103421    PMCC         Roswell Mall
 137.10        6103242A    PMCC         Rumford House Apartments
    165         6103069    PMCC         Santa Fe Pointe Shopping Center
-----------------------------------------------------------------------------------------
      2         6103070    PMCC         Somerset Grove II
      1         6103423    PMCC         South Plains Mall
     40         6103337    PMCC         Southgate Mall
     16         6103379    PMCC         Springfield -- Bressmer-Mendenhall
     19         6103380    PMCC         Springfield -- Concordia Campus
-----------------------------------------------------------------------------------------
      6         6103381    PMCC         SPRINGFIELD -- PRESCOTT & IDOT
    152         6103234    PMCC         Sprint Building
      4         6103062    PMCC         Station Plaza Office Complex
    119         6103434    PMCC         Super 8 Motel -- Asheville
     91         6103356    PMCC         Tally Ho Shopping Center
    139         6103235    PMCC         Teligent Building
    123         6102971    PMCC         Terrace East Apartments
-----------------------------------------------------------------------------------------
    169         6103357    PMCC         The Awnings Apartments
     53         6103187    PMCC         The Calvert Apartments and TheShops at Calvert
    130         6103308    PMCC         The Mount Apartments
     60         6103349    PMCC         The Palms Apartments
      8         7608321    PMCC         The Pavilion
-----------------------------------------------------------------------------------------
      7         6103198    PMCC         The Reserve at Westland Apartments
     70         6103268    PMCC         Treehouse Apartments
   78.20        6103283    PMCC         Treeview Villas Apartments
  137.30       6103242C    PMCC         Tudor Arms Apartments
-----------------------------------------------------------------------------------------
   50.30       6103162C    PMCC         University Plaza



                                                                                               ORIGINAL
  CONTROL                                                                                     PRINCIPAL    CUT-OFF DATE
  NUMBER                PROPERTY ADDRESS                 PROPERTY CITY     PROPERTY STATE      BALANCE        BALANCE
------------------------------------------------------------------------------------------------------------------------
    111    5515 River Avenue                          Newport Beach       California          2,625,000      2,615,686
    154    650 North Boundary Avenue                  Deland              Florida             1,600,000      1,592,745
------------------------------------------------------------------------------------------------------------------------
     10    50 West Broad Street                       Columbus            Ohio               16,160,000     16,160,000
    142    874 Del Rey Drive & 891 Del Sol Drive      Boulder City        Nevada              1,945,000      1,937,822
    146    6175 NW 153rd Street                       Miami Lakes         Florida             1,810,000      1,804,795
    145    1055-1095 El Camino Real and 1050-1080     Millbrae            California          1,850,000      1,839,849
           Broadway
     50    VARIOUS                                    VARIOUS             TENNESSEE           5,700,000      5,663,245
------------------------------------------------------------------------------------------------------------------------
   50.20   214 East Mountcastle Drive                 Johnson City        Tennessee           1,260,510      1,252,382
     12    One Mustang Drive                          San Luis Obispo     California         15,350,000     15,303,634
    181    3701 N. 29th Avenue                        Hollywood           Florida             1,010,000        998,208
     64    7189 Overland Road                         Boise               Idaho               4,700,000      4,672,650
     55    Northwest 167th Street                     Opa-Locka           Florida             5,300,000      5,284,758
    148    3010 Market Street Road                    Penbrook            Pennsylvania        1,700,000      1,694,325
    185    339-349 South 13th Street                  Philadelphia        Pennsylvania          600,000        598,728
------------------------------------------------------------------------------------------------------------------------
     77    215 S.E. Morrison Street                   Portland            Oregon              4,200,000      4,163,407
    6.10   201 South Grand Avenue, East               Springfield         Illinois           17,310,217     17,234,151
    167    4767 Scottsville Road                      Bowling Green       Kentucky            1,300,000      1,291,042
     93    3011, 3053, 3115 Rancho Vista Boulevard    Palmdale            California          3,450,000      3,447,736
     74    315 Union Street                           Nashville           Tennessee           4,250,000      4,220,130
------------------------------------------------------------------------------------------------------------------------
      5    One West Remington Lane                    Schaumburg          Illinois           27,800,000     27,670,755
     37    1805 North Roan Street                     Johnson City        Tennessee           7,900,000      7,794,743
     36    4501 North Main Street                     Roswell             New Mexico          8,000,000      7,991,643
 137-10    400 Pleasant Street                        East Providence     Rhode Island          640,000        635,707
    165    1425 South Santa Fe Avenue                 Edmond              Oklahoma            1,500,000      1,407,129
------------------------------------------------------------------------------------------------------------------------
      2    290 Davidson Avenue                        Franklin Township   New Jersey         44,500,000     44,115,446
      1    6002 Slide Road                            Lubbock             Texas             $65,000,000    $64,916,634
     40    1409 West Ehringhause Street               Elizabeth City      North Carolina      6,700,000      6,686,214
     16    620-628 E. Adams Street                    Springfield         Illinois           13,150,000     13,092,215
     19    1301 Concordia Court                       Springfield         Illinois           11,650,000     11,598,807
------------------------------------------------------------------------------------------------------------------------
      6    VARIOUS                                    SPRINGFIELD         ILLINOIS           23,200,000     23,098,052
    152    360 Lake Destiny Drive                     Eatonville          Florida             1,650,000      1,639,114
      4    10, 22, & 44 South Clinton Avenue          Trenton             New Jersey         32,000,000     31,036,634
    119    1329 Tunnel Road                           Asheville           North Carolina      2,430,000      2,430,000
     91    4350 Naamans Road                          Wilmington          Delaware            3,500,000      3,491,564
    139    250 Rio Drive                              Eatonville          Florida             2,025,000      2,011,553
    123    2139 E. Chestnut Avenue                    Vineland            New Jersey          2,400,000      2,387,470
------------------------------------------------------------------------------------------------------------------------
    169    50 North Front Street (and Parking Lot @   Philadelphia        Pennsylvania        1,240,000      1,237,371
           113-125 Church St.)
     53    3110 Mt. Vernon Avenue                     Alexandria          Virginia            5,400,000      5,353,514
    130    1017 Middle Street                         Fall River          Massachusetts       2,200,000      2,182,958
     60    1365 W. Donegan Avenue                     Kissimmee           Florida             5,100,000      5,100,000
      8    261 Old York Road                          Jenkintown          Pennsylvania       17,000,000     16,680,926
------------------------------------------------------------------------------------------------------------------------
      7    8700 Hopemont Way                          Knoxville           Tennessee          17,360,000     17,277,028
     70    8951 Reeder Road                           Overland Park       Kansas              4,350,000      4,325,988
   78.20   819-953 Catherine Avenue                   Holly Hill          Florida               750,000        745,809
  137.30   1683-1691 Broad Street                     Cranston            Rhode Island          712,000        707,224
------------------------------------------------------------------------------------------------------------------------
   50.30   1735 West State of Franklin Road           Johnson City        Tennessee           2,077,764      2,064,366



                                                                                                   REMAINING
               GROSS                      ORIGINAL      ORIGINAL TERM   MATURITY     REMAINING      TERM TO
  CONTROL    MORTGAGE       MONTHLY     AMORTIZATION   TO MATURITY OR    DATE OR   AMORTIZATION   MATURITY OR
  NUMBER       RATE         PAYMENT         TERM             ARD           ARD        PERIOD          ARD
-------------------------------------------------------------------------------------------------------------
    111        6.6400%      16,834.21        360             120        01/01/09        356          116
    154        6.5400%      10,155.21        360              84        12/01/05        355           79
-------------------------------------------------------------------------------------------------------------
     10        8.0200%     118,801.74        360             120        05/01/09        360          120
    142        7.4300%      14,284.94        300             180        02/01/14        297          177
    146        6.5700%      11,523.88        360             120        02/01/09        357          117
    145        6.9600%      12,258.44        360             120        10/01/08        353          113
     50        6.6100%      38,879.51        300             120        12/01/08        295          115
-------------------------------------------------------------------------------------------------------------
   50.20       6.6100%       8,597.90        300             120        12/01/08        295          115
     12        7.4600%     106,909.30        360             120        01/01/09        356          116
    181        6.8700%       7,751.90        240             121        12/01/08        234          115
     64        6.6900%      30,296.90        360             120        10/01/08        353          113
     55        6.5700%      33,743.97        360             120        02/01/09        357          117
    148        7.6900%      12,773.70        300             120        02/01/09        297          117
    185        7.9700%       4,618.98        300             120        03/01/09        298          118
-------------------------------------------------------------------------------------------------------------
     77        6.7800%      29,097.90        300             120        10/01/08        293          113
    6.10       7.7900%     131,203.96        300             120        01/01/09        296          116
    167        7.6200%      10,079.76        270             120        12/01/08        265          115
     93        8.1100%      25,579.93        360             120        04/01/09        359          119
     74        7.3400%      29,252.38        360             144        07/01/10        350          134
-------------------------------------------------------------------------------------------------------------
      5        6.4100%     174,072.71        360             120        12/01/08        355          115
     37        7.7000%      59,730.92        295             108        12/01/07        290          103
     36        8.0400%      61,957.43        300             119        03/01/09        299          118
 137-10        6.5400%       4,337.34        300             120        12/01/08        295          115
    165        7.1900%      10,784.19        300             120        08/01/08        291          111
-------------------------------------------------------------------------------------------------------------
      2        6.6900%     295,226.58        330             128        05/01/09        322          120
      1        7.4900%     454,044.42        360             120        03/01/09        358          118
     40        7.5500%      49,730.52        300             120        03/01/09        298          118
     16        7.7900%      99,671.32        300             120        01/01/09        296          116
     19        7.2400%      95,792.15        220             120        01/01/09        218          116
-------------------------------------------------------------------------------------------------------------
      6        7.7900%     175,845.97        300             120        01/01/09        296          116
    152        6.4700%      11,110.01        300             120        12/01/08        295          115
      4        6.5780%     280,128.33        180             180        08/01/13        171          171
    119        8.9300%      21,754.06        240             120        05/01/09        240          120
     91        7.1700%      25,118.13        300             120        03/01/09        298          118
    139        6.4300%      13,584.50        300             120        12/01/08        295          115
    123        7.5700%      16,896.34        360              84        10/01/05        353           77
-------------------------------------------------------------------------------------------------------------
    169        7.9700%       9,545.89        300             120        03/01/09        298          118
     53        6.1200%      35,189.46        300             120        11/01/08        294          114
    130        7.0000%      17,056.58        240             120        01/01/09        236          116
     60        6.6400%      33,459.71        336             120        01/01/09        336          116
      8        7.1800%     122,111.54        300             120        02/01/08        285          105
-------------------------------------------------------------------------------------------------------------
      7        6.0800%     104,976.53        360             120        12/01/08        355          115
     70        6.3400%      28,938.10        300             120        01/01/09        296          116
   78.20       6.2600%       4,952.16        300             120        01/01/09        296          116
  137.30       6.5400%       4,825.29        300             120        12/01/08        295          115
-------------------------------------------------------------------------------------------------------------
   50.30       6.6100%      14,172.36        300             120        12/01/08        295          115

 CONTROL      LOAN
  NUMBER     NUMBER     ORIGINATOR            PROPERTY NAME
--------------------------------------------------------------------
  35      6103439      PMCC         Urban Farms Shopping Center
  78      C-VICTREE    PMCC         VARIOUS
78.10     6103282      PMCC         Victoria Gardens Apartments
  15      6103368      PMCC         Village Square Shopping Center
--------------------------------------------------------------------
 117      6103241      PMCC         Watership Down Apartments



                                                                              ORIGINAL                      GROSS
 CONTROL                                                                     PRINCIPAL    CUT-OFF DATE    MORTGAGE
  NUMBER         PROPERTY ADDRESS         PROPERTY CITY   PROPERTY STATE      BALANCE        BALANCE        RATE
--------------------------------------------------------------------------------------------------------------------
  35      808-851 Franklin Lakes Road   Franklin Lakes   New Jersey          8,075,000      8,069,471       7.9000%
  78      VARIOUS                       VARIOUS          FLORIDA             4,175,000      4,151,668       6.2600%
78.10     1394 Dunlawton Avenue         Port Orange      Florida             3,425,000      3,405,860       6.2600%
  15      27079-27299 Chagrin Blvd.     Woodmere         Ohio               13,300,000     13,266,302       7.3100%
--------------------------------------------------------------------------------------------------------------------
 117      920 East New York Avenue      Deland           Florida             1,100,000      1,094,635       5.9800%



                                                                                     REMAINING
                            ORIGINAL      ORIGINAL TERM   MATURITY     REMAINING      TERM TO
 CONTROL      MONTHLY     AMORTIZATION   TO MATURITY OR    DATE OR   AMORTIZATION   MATURITY OR
  NUMBER      PAYMENT         TERM             ARD           ARD        PERIOD          ARD
-----------------------------------------------------------------------------------------------
  35         58,689.54        360             180         04/01/14       359            179
  78         27,567.01        300             120         01/01/09       296            116
78.10        22,614.85        300             120         01/01/09       296            116
  15         91,271.34        360             120         02/01/09       357            117
-----------------------------------------------------------------------------------------------
 117          6,580.92        360             120         12/01/08       355            115

                                  SCHEDULE III

                             INTEREST RESERVE LOANS

                          AVAILABLE FROM THE DEPOSITOR







                                   Sch III-1

                                   SCHEDULE IV

                             LETTER OF CREDIT LOANS

Loan Control #:
---------------
4
74
57
50
152
16
6
19
40
10